    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1998

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                              NOTE EXCHANGE OFFER
                                       ON
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                           IMPERIAL HOLLY CORPORATION
                             AND OTHER REGISTRANTS
                     (SEE TABLE OF OTHER REGISTRANTS BELOW)
             (Exact Name of Registrant as specified in its charter)

               TEXAS                                 2062                              74-0704500
  (State or other jurisdiction of        Primary Standard Industrial                (I.R.S. Employer
   Incorporation or Organization)        (Classification Code Number)             Identification No.)

                         ONE IMPERIAL SQUARE, SUITE 200
                               8016 HIGHWAY 90-A
                            SUGAR LAND, TEXAS 77478
                                 (281) 491-9181
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                               WILLIAM F. SCHWER
                     MANAGING DIRECTOR AND GENERAL COUNSEL
                         ONE IMPERIAL SQUARE, SUITE 200
                               8016 HIGHWAY 90-A
                            SUGAR LAND, TEXAS 77478
                                 (281) 491-9181
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                     Agent for Service for All Registrants)
                            ------------------------
                                   Copies to:

                             ROBERT V. JEWELL, ESQ.
                             DAN A. FLECKMAN, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                  AMOUNT               OFFERING              AGGREGATE             AMOUNT OF
       SECURITIES TO BE REGISTERED          TO BE REGISTERED     PRICE PER UNIT(1)      OFFERING PRICE(2)      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
9 3/4% Senior Subordinated Notes due
  2007, Series A.........................     $250,000,000            $102.50              $256,250,000            $75,594
---------------------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees of 9 3/4% Senior
  Subordinated Notes due 2007, Series
  A......................................     $250,000,000            None(3)                None(3)               None(3)
=================================================================================================================================

(1) Based on average of the bid price of $102.25 and ask price of $102.75 per $100.00 principal amount of the Old Notes at the close of business on January 23, 1998.

(2) Calculated pursuant to Rule 457(f) under the Securities Act of 1933 as the market value of the securities to be cancelled in the exchange.

(3) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Subsidiary Guarantees.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                           TABLE OF OTHER REGISTRANTS

                                          STATE OR OTHER
                                         JURISDICTION OF         PRIMARY STANDARD
      EXACT NAME OF REGISTRANT           INCORPORATION OR    INDUSTRIAL CLASSIFICATION       I.R.S. EMPLOYER
     AS SPECIFIED IN ITS CHARTER           ORGANIZATION             CODE NUMBER           IDENTIFICATION NUMBER
     ---------------------------         ----------------    -------------------------    ---------------------
Savannah Foods & Industries, Inc.          Delaware               2060                         58-1089367
Biomass Corporation                        Delaware               2096                         58-1352153
Dixie Crystals Brands, Inc.                Delaware               2096                         59-2042699
Dixie Crystals Foodservice, Inc.           Delaware               2096                        (Applied For)
King Packaging Company, Inc.               Georgia                5098                         58-1111816
Food Carrier, Inc.                         Georgia                4200                         58-1217108
Michigan Sugar Company                     Michigan               2063                         38-0830870
Great Lakes Sugar Company                    Ohio                 2063                         34-1470741
Savannah Foods Industrial, Inc.            Delaware               2062                         58-2181649
Phoenix Packing Corporation                Delaware               2096                         58-1871380
Savannah Sugar Refining Corporation        Georgia                4200                         58-1779614
Savannah Investment Company                Delaware               2062                         58-1697589
Holly Northwest Company                     Nevada                2063                         84-1307934
Holly Sugar Corporation                    New York               2063                         84-0228800
Fort Bend Utilities Company                 Texas                 4931                         74-0629715
Imperial Sweetener Distributors, Inc.       Texas                 4212                         74-1993077
Limestone Products Company                 Delaware               1498                         13-3366165
Crown Express, Inc.                         Texas                 4212                         76-0218213

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 26, 1998
PROSPECTUS

                           IMPERIAL HOLLY CORPORATION

                               OFFER TO EXCHANGE

 $1,000 PRINCIPAL AMOUNT OF 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A
                FOR EACH $1,000 PRINCIPAL AMOUNT OF OUTSTANDING
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007
            ($250,000,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
                             ---------------------

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 1998, UNLESS EXTENDED
                             ---------------------

     Imperial Holly Corporation, a Texas corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, to exchange $1,000 principal amount of its 9 3/4% Senior Subordinated Notes Due 2007, Series A (the "Exchange Notes"), in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of the outstanding 9 3/4% Senior Subordinated Notes due 2007 (the "Old Notes"), of which $250,000,000 aggregate principal amount is outstanding (the "Exchange Offer"). The Exchange Notes and the Old Notes are sometimes referred to herein collectively as the "Notes."

     The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the date
the Exchange Offer expires, which will be             , 1998 unless the Exchange
Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). See "The Exchange Offer." Old Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The Company has agreed to pay the expenses of the Exchange Offer. There will be no cash proceeds to the Company from the Exchange Offer. See "Use of Proceeds."

     The Exchange Notes will be obligations of the Company entitled to the benefits of the indenture relating to the Notes (the "Indenture"). The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) the Exchange Notes will not be entitled to registration or other rights under the Registration Rights Agreement (as defined herein) including the provision in the Registration Rights Agreement for payment of Liquidated Damages (as defined in the Registration Rights Agreement) upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. Following the Exchange Offer, any holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof and, as a general matter, the Company will not have any further obligation to such holders to provide for registration under the Securities Act of transfers of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and tendered but unaccepted Old Notes could be adversely affected. See "Risk Factors" and "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

                                                        (continued on next page)
                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES OFFERED HEREBY.
                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

               The date of this Prospectus is             , 1998.

     The Old Notes were sold by the Company on December 22, 1997, to Lehman Brothers, BNY Capital Markets, Inc. and Nesbitt Burns Securities Inc. (the "Initial Purchasers") in transactions not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act (the "Offering"). The Initial Purchasers placed the Old Notes with qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("Qualified Institutional Buyers" or "QIBs"), each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereby in order to satisfy the obligations of the Company under a registration rights agreement among the Company and the Initial Purchasers relating to the Old Notes (the "Registration Rights Agreement").

     The Exchange Notes will bear interest at a rate of 9 3/4% per annum, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1998. Holders of Exchange Notes of record on June 1, 1998, will receive on June 15, 1998, an interest payment in an amount equal to (x) the accrued interest on such Exchange Notes from the date of issuance thereof to June 15, 1998, plus (y) the accrued interest on the previously held Old Notes from the date of issuance of such Old Notes (December 22, 1997) to the date of exchange thereof. Interest will not be paid on Old Notes that are accepted for exchange. The Notes mature on December 15, 2007.

     The Old Notes were initially represented by three global Old Notes (the "Old Global Notes") in registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC" or the "Depositary"), as depositary. The Exchange Notes exchanged for Old Notes represented by the Old Global Notes will be initially represented by two global Exchange Notes (the "Exchange Global Notes") in registered form, registered in the name of the Depositary. See "Book-Entry; Delivery and Form." References herein to "Global Notes" shall be references to the Old Global Notes and the Exchange Global Notes.

     Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission (the "SEC"), Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must agree that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Exchange Notes will be a new issue of securities for which there currently is no market. Although one of the Initial Purchasers has informed the Company that it currently intends to make a market in the Exchange Notes, it is not obligated to do so, and any such market making may be discontinued at any time without notice. As the Old Notes were issued and the Exchange Notes are being issued to a limited number of institutions who typically hold similar securities for investment, the Company does not expect that an active public market for the Exchange Notes will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the Exchange Notes on any securities exchange or for quotation through the Nasdaq Stock Market. See "Risk Factors."

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Prospective investors should carefully consider the matters discussed under the caption "Risk Factors." As used in this Prospectus, the terms "Imperial Holly" and "Savannah Foods" refer to Imperial Holly Corporation and Savannah Foods & Industries, Inc., respectively, as each company existed prior to the consummation of the Transactions (as defined herein) and the term the "Company" refers to Imperial Holly Corporation and its subsidiaries (including Savannah Foods and its subsidiaries) following the consummation of the Transactions.

     This Prospectus contains certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties which may cause actual results to differ significantly from such forward-looking statements. See "Disclosure Regarding Forward-Looking Statements" and "Risk Factors."

                                  THE COMPANY

OVERVIEW

     The Company is the largest, most geographically diverse and most balanced producer and marketer of refined sugar in the United States. The Company's pro forma sales for the 12 months ended September 30, 1996 represented approximately 33% of the total refined sugar market in the United States, and the Company controls approximately 37% of all domestic sugarcane refining capacity and 30% of all domestic sugar beet processing capacity. The Company refines raw cane sugar at four refineries located in Texas, Georgia, Florida and Louisiana and produces beet sugar at 12 beet factories located in California, Wyoming, Montana, Texas and Michigan. During the 12 months ended September 30, 1997, the Company sold approximately 61 million cwt. ("hundred weights" equal to one hundred pounds) of refined sugar.

     The Company offers one of the broadest product lines in the industry and sells to a wide range of customers, including (i) retail grocers, (ii) foodservice companies, which include restaurants, schools and other institutions, and (iii) industrial customers, which are principally food manufacturers. The Company's sugar products include granulated, powdered, liquid and brown sugars sold in a variety of packaging options (one-pound boxes to 100-pound bags, individual packets and in bulk) under various brands (Imperial(R), Holly(R), Spreckels(R), Dixie Crystals(R), Evercane(R) and Pioneer(R)) or private market labels. Complementary non-sugar products marketed by the Company include salt, pepper, non-nutritive sweeteners, non-dairy creamers and plastic cutlery. In addition, the Company produces selected specialty sugar products including Savannah Gold(TM) (a premium-priced, free-flowing brown sugar), Imbrocon(TM) (a liquid flavoring) and specialty sugars used in confections and icings. For the 12 months ended September 30, 1997, the Company had pro forma revenues of approximately $2.0 billion and pro forma EBITDA (as defined herein) of approximately $142 million.

     Imperial Holly was incorporated in 1924 as Imperial Sugar Company, and is the successor to a cane sugar plantation and milling operation begun in Sugar Land, Texas in the early 1800's that began producing granulated sugar in 1843. In December 1997, the Company completed its acquisition of Savannah Foods, pursuant to a merger of Savannah Foods with a wholly owned subsidiary of the Company, for an aggregate consideration of approximately $582 million, consisting of 70% cash and 30% shares of the Company's common stock, no par value ("Company Common Stock"). See "-- The Transactions." Savannah Foods was incorporated in Delaware in 1969 as the successor to the Savannah Sugar Refining Corporation, which was originally incorporated in New York in 1916.

     The Company's principal executive offices are located at One Imperial Square, Suite 200, 8016 Highway 90-A, Sugar Land, Texas 77478, and its telephone number is (281) 491-9181.

INDUSTRY

     There are two methods for producing refined sugar: (i) processing sugar beets and (ii) processing and refining sugarcane, each of which possesses distinct operating characteristics. During the crop year ended September 1996, total United States refined sugar sales consisted of approximately 57% cane sugar and 43% beet sugar. The profitability of cane sugar and beet sugar operations is impacted by government programs designed to support the price of domestic crops of sugar beets and sugarcane. These programs affect cane sugar and beet sugar operations differently. See "Business -- Sugar Legislation and Other Market Factors."

     Domestic demand for refined sugar has increased each year since 1986, and the average rate of growth over the past five years has been 1.5%. The trend in the food manufacturing industry toward production of "low fat" products has increased industrial demand for sugar as many food manufacturers add sugar to enhance flavor and texture as fat is removed. At the current market level, a 1.5% increase in domestic demand translates into the sale of an additional 150,000 tons of refined sugar per year, or the annual production capacity of an average-sized sugar beet factory. In addition, the domestic sugar industry has seen marked consolidation in the past five years. Since the crop year ended September 1992, the number of domestic sugar marketers has dropped from 13 to 8, and five beet factories and two cane refineries have been closed (although total production capacity has increased by 5.4 million cwt.). During the same period, the market share of the three largest marketers of refined sugar increased from 55% to the current figure of 74%. The Company believes that this significant consolidation among producers and marketers coupled with moderate growth in demand presents an attractive business environment in which to implement its business strategies. See "Business -- Industry."

                             COMPETITIVE STRENGTHS

     The Company believes that the following factors contribute to the Company's position as a national market leader and provide a foundation for the Company's business strategy:

     LARGEST PRODUCER AND MARKETER OF REFINED SUGAR. The Company is the largest producer and marketer of refined sugar in the country, with pro forma revenues for the 12 months ended September 30, 1997 of $2.0 billion, accounting for approximately 33% of total United States refined sugar sales in such period. The Company believes that it sells sugar products to more major industrial customers and national grocery chains than any of its competitors, giving it unmatched national market penetration. By taking advantage of the efficiencies provided by a national network of production and distribution facilities, the Company believes that it is able to offer customers superior service in a timely manner. The Company's breadth of market penetration also enabled it to avoid dependency on any single customer for more than 3% of total sales during the 12 months ended September 30, 1997.

     GEOGRAPHIC DIVERSITY. The Company is the most geographically diverse refined sugar producer in the United States. This geographic diversity minimizes the impact of adverse conditions at any one facility (e.g., reduced acreage availability, unfavorable weather and disease), smoothes production cycles and creates opportunities to optimize processing schedules and provide more reliable and efficient sourcing and distribution of refined sugar products for customers in all domestic market areas.

     BALANCED OPERATIONS. The Company is the most balanced producer and marketer of refined sugar in the United States. While most refined sugar marketers are heavily weighted toward either beet sugar or cane sugar, the Company's current refined sugar production capacity consists of approximately 60% cane sugar and 40% beet sugar. The Company believes that this balanced mix of production capacity should serve to (i) reduce the volatility in the Company's operating results and (ii) reduce the Company's exposure to any changes in federal trade and agricultural policy.

     COMPLETE PRODUCT LINE. The Company has one of the broadest product lines in the sugar industry. In addition to its flagship consumer sugar brands, which the Company offers in a variety of packaging options ranging from one pound boxes to 25-pound bags, the Company also markets a complete line of specialty sugar products. In addition, the Company markets complementary non-sugar products including salt, pepper, nondairy creamers, non-nutritive sweeteners and plastic cutlery. Savannah Foods has emerged as a leader in serving the higher margin foodservice sector, growing its foodservice sales at an annual rate of 10% over the past ten fiscal years. With the foodservice industry continuing to be the fastest growing segment of the United States food and beverage industry, the Company's goal is to provide attractive "one stop shopping" alternatives for foodservice customers.

     DOMINANT BRANDS IN REGIONAL MARKETS. The Company enjoys the benefit of highly recognized consumer brand labels, which command premium prices and provide higher margins than the Company's unbranded products. According to data compiled by a leading grocery industry market research firm, the Company's Imperial(R) and Holly(R) brands command a combined, estimated 93% market share for branded refined sugar grocery sales in the principal metropolitan markets in Texas. In addition, the Company's Dixie Crystals(R) brand possesses an estimated 81% market share for branded refined sugar grocery sales in the region comprised of Georgia, Florida, North Carolina, South Carolina and eastern Tennessee. Sales of branded sugar constitute approximately 30% of total retail sales of refined sugar nationally.

     ABILITY TO INTEGRATE ACQUISITIONS. Over the past ten years, Imperial Holly has consummated two significant acquisitions and successfully integrated the operations of such companies. In 1988, Imperial Holly (then known as Imperial Sugar Company) acquired Holly Sugar Corporation ("Holly"), a large beet sugar producer, for approximately $100 million. At the time of its acquisition, Holly's revenues were approximately 160% of Imperial Sugar Company's revenues. In 1996, Imperial Holly acquired Spreckels Sugar Company ("Spreckels"), a beet sugar producer with operations in California, for approximately $35 million.

     EXPERIENCED MANAGEMENT TEAM AND SIGNIFICANT OWNERSHIP BY MANAGEMENT AND DIRECTORS. The Company benefits from a strong and experienced management team at both the corporate and operating levels. The members of the Company's senior management have extensive experience in the sugar industry and at consumer products companies, such as Procter & Gamble Company and PepsiCo Inc. In addition, the Company has retained certain key members of the management of Savannah Foods after the Transactions. The Company's executive officers and directors in the aggregate beneficially own approximately 26% of the Company Common Stock.

                               BUSINESS STRATEGY

     The Company's strategic objective is to capitalize on the opportunities afforded by its position as the national market leader in the production, marketing and distribution of refined sugar products and to fully realize the significant synergy and cost saving opportunities created by the Transactions by pursuing the following strategies:

     ACHIEVE OPERATING EFFICIENCIES. The Company believes that combining Imperial Holly's operations with those of Savannah Foods will allow the Company to (i) reduce administrative costs, (ii) reduce freight and distribution costs through more efficient sourcing of customer orders, (iii) reduce costs by refocusing selling, marketing and promotional activities, (iv) reduce operating costs by optimizing the operating schedules of the combined production facilities and (v) reduce costs of procuring operating supplies and packaging materials. The Company anticipates that it will begin to realize such cost savings in its current fiscal year, with the full impact, which the Company estimates could approximate $40 million annually, being achieved in the fiscal year ended September 30, 1999. Independent of the acquisition of Savannah Foods, the Company also anticipates that it will complete the expansion of certain of its production facilities in the current fiscal year resulting in an additional reduction in per unit operating costs.

     INTEGRATE AND CROSS-SELL PRODUCT LINES. The combination of Imperial Holly and Savannah Foods' product lines and sales and marketing efforts will be complementary with minimal overlap, as each company has focused its marketing efforts in different geographic regions. The Company plans to integrate sales and production functions with the goal of increasing sales and reducing costs. The Company believes that this can be achieved by optimizing product sourcing decisions for similar product lines, cross selling specialty product lines to all customers and cross selling similar product lines to major customers with multi-plant needs.

     EXPAND SALES OF "VALUE-ADDED" PRODUCTS. The Company plans to expand its production and marketing of higher margin, "value-added" products. Value-added products, such as branded and specialty sugars and all of the Company's non-sugar items, constituted approximately 18.3% of pro forma sales for the 12 months ended September 30, 1997. The Company believes there are opportunities to extend brand penetration into other geographic areas and to leverage these brand names to include new product introductions. In addition, management of the Company believes there are significant opportunities to build on Savannah Foods' strong position in the foodservice business and increase higher margin, foodservice sales in Imperial Holly's primary market areas.

     BUILD ON SUCCESSFUL RELATIONSHIPS WITH CUSTOMERS. The Company believes it can build on Imperial Holly and Savannah Foods' historically strong customer relationships and its position as the largest, most diversified sugar producer to become the preferred national supplier for major national retail, foodservice and industrial customers. The Company's geographically diverse production facilities and national network of distribution centers will give the Company the unique ability to distribute refined sugar to locations anywhere in the country on a timely and efficient basis year-round.

     ENHANCE RELATIONSHIPS WITH SUPPLIERS. The Company believes that Imperial Holly and Savannah Foods' good relationships with raw cane sugar suppliers and sugar beet growers will allow it to develop more efficient sources of supply. Imperial Holly has forged close relationships with its beet growers. The Company intends to continue to enhance these relationships by providing technical and agronomic assistance and offering improved varieties of sugar beet seed in an effort to increase the profitability of its sugar beet growers. The Company believes that it can strengthen its relationships with sugar beet growers to increase acreage available to Savannah Foods' sugar beet factories, resulting in increased production and enhanced profitability for these facilities. As a cane sugar refiner, the Company also plans to actively pursue partnering arrangements with raw cane sugar suppliers as it does with its sugar beet growers.

                                THE TRANSACTIONS

     THE TENDER OFFER. On October 16, 1997, the IHK Merger Sub Corporation, a wholly owned subsidiary of Imperial Holly ("IHK Sub"), completed a tender offer (the "Tender Offer") for 50.1% of the outstanding shares of common stock of Savannah Foods ("Savannah Common Stock") at a price of $20.25 per share in cash. The Tender Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated September 12, 1997, by and among Imperial Holly, IHK Sub and Savannah Foods.

     THE MERGER. On December 22, 1997, the Company completed its acquisition of Savannah Foods by means of the merger (the "Merger") of IHK Sub with and into Savannah Foods with Savannah Foods surviving as a wholly owned subsidiary of the Company. In the Merger, 30% of the outstanding shares of Savannah Common Stock were each converted into the right to receive $20.25 of Company Common Stock (based upon a value of $13.25 per share of Company Common Stock) and 19.9% of the outstanding shares of Savannah Common Stock were each converted into the right to receive $20.25 in cash. The remaining 50.1% of the outstanding shares of Savannah Common Stock held by IHK Sub as a result of the Tender Offer were canceled in the Merger. The Tender Offer, the Merger, the H. Kempner Trust Financing (as defined herein) and the Debt Tender Offer (as defined herein) are referred to herein as the "Transactions." See "-- The Financing" and "Description of the Transactions."

                                 THE FINANCING

     The Tender Offer was financed through a secured credit facility (the "Tender Credit Facility") in the amount of $505 million provided by Lehman Commercial Paper Inc. ("LCPI"), an affiliate of Lehman Brothers. Upon consummation of the Merger, the Tender Credit Facility was amended and restated as the "Senior Credit Facility."

     The Senior Credit Facility was entered into in connection with the closing of the Merger and the Offering. The Senior Credit Facility is comprised of term loan facilities aggregating $255 million and a $200 million revolving credit facility. The proceeds of the Senior Credit Facility, together with the proceeds of the Offering and the H. Kempner Trust Financing, provided the financing to repay the Tender Facility, to fund the cash consideration paid in the Merger, to pay certain fees and expenses related to the Transactions and the Debt Financing and to provide financing for future working capital and other general corporate purposes. The Senior Credit Facility is guaranteed by substantially all of the Company's direct and indirect subsidiaries and is secured by substantially all of the assets of the Company and each of the Guarantors. The Senior Credit Facility and the Offering are referred to herein as the "Debt Financing." See "Description of Indebtedness."

                       SUMMARY OF TERMS OF EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $250,000,000 aggregate principal amount of Exchange Notes for up to an equal aggregate principal amount of Old Notes. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) the Exchange Notes will not be entitled to registration or other rights under the Registration Rights Agreement including the provision in the Registration Rights Agreement for payment of Liquidated Damages upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. See "Description of the Notes." Capitalized terms followed by the parenthetical "(as defined)" and not defined herein will have the meanings given them in the Indenture.

Registration Rights
  Agreement................  The Old Notes were sold by the Company on December
                             22, 1997 to the Initial Purchasers pursuant to a Purchase Agreement, dated December 17, 1997 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company and the Initial Purchasers entered into the Registration Rights Agreement which, among other things, grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement.

The Exchange Offer.........  $1,000 principal amount of Exchange Notes will be issued in exchange for each $1,000 principal amount of Old Notes validly tendered and accepted pursuant to the Exchange Offer. As of the date hereof, $250,000,000 in aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to tendering holders of Old Notes promptly following the Expiration Date. The terms of the Exchange Notes are identical in all material respects to the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes.

                             No federal or state regulatory requirements must be complied with or approval obtained in connection with the Exchange Offer, other than the registration requirements under the Securities Act.

Resale.....................  Based on existing interpretations of the Securities
                             Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, any purchaser of Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations by the staff of the SEC set forth in the above-mentioned no-action letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to seek its own no-action letter and there is no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in such no-action letters to third parties. See "The Exchange
                             Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution." Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration
                             Date; Extensions; Amendments."

Accrued Interest on the
  Exchange Notes and the
  Old Notes................  The Exchange Notes will bear interest at a rate of
                             9 3/4% per annum, payable semiannually on June 15 and December 15 of each year, commencing June 15, 1998. Holders of Exchange Notes of record on June 1, 1998, will receive on June 15, 1998, an interest payment in an amount equal to (i) the accrued interest on such Exchange Notes from the date of issuance thereof to June 15, 1998, plus (ii) the accrued interest on the previously held Old Notes from the date of issuance of such Old Notes (December 22, 1997) to the date of exchange thereof Interest will not be paid on Old Notes that are accepted for exchange. The Notes mature on December 15, 2007.

Conditions to the Exchange
  Offer....................  The Company may terminate the Exchange Offer if it determines that its ability to proceed with the Exchange Offer could be materially impaired due to the occurrence of certain conditions. The Company does not expect any of such conditions to occur, although there can be no assurance that such conditions will not occur. Holders of Old Notes will have certain rights under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See "The Exchange Offer -- Conditions to the Exchange Offer" and "Description of the Notes -- Registration Rights; Liquidated Damages."

Procedures for Tendering
  Old Notes................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes to be exchanged and any other required documentation, to The Bank of New York, as Exchange Agent, at the address set forth herein and therein or effect a tender of Old Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. See "The Exchange Offer -- Procedures for Tendering."

                             Following consummation of the Exchange Offer, holders of Old Notes not tendered as a general matter will not have any further registration rights, and the Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected. See "Risk Factors -- Absence of Public Market for the Notes" and "-- Consequences of Exchange and Failure to Exchange" and "The Exchange Offer -- Consequences of Failure to Exchange."

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either (a) make appropriate arrangements to register ownership of the Old Notes in such holder's name or (b) obtain a properly completed bond power from the registered holder or endorsed certificates representing the Old Notes to be tendered. The transfer of record ownership may take considerable time, and completion of such transfer prior to the Expiration Date may not be possible. See "The Exchange
                             Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available, or who cannot deliver their Old Notes (or complete the procedure for book-entry transfer) and deliver a properly completed Letter of Transmittal and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date by furnishing a written or facsimile transmission notice of withdrawal to the Exchange Agent containing the information set forth in "The Exchange
                             Offer -- Withdrawal of Tenders."

Acceptance of Old Notes and
  Delivery of Exchange
  Notes....................  Subject to certain conditions (as summarized above in "Termination of the Exchange Offer" and described more fully in "The Exchange
                             Offer -- Termination"), the Company will accept for exchange any and all Old Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. See "The Exchange
                             Offer -- Procedures for Tendering." The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date.

Exchange Agent.............  The Bank of New York, the Trustee under the
                             Indenture, is serving as exchange agent (the
                             "Exchange Agent") in connection with the Exchange Offer. The mailing address of the Exchange Agent is The Bank of New York, P. O. Box 11248, Church Street Station, New York, NY 10286-1248. The overnight courier and hand delivery address for the Exchange Agent is The Bank of New York, Tender and Exchange Department, 101 Barclay Street, Receive & Deliver Window, New York, NY 10286. For assistance and request for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery, the telephone number for the Exchange Agent is (212) 507-9357, and the facsimile number for the Exchange Agent is (212) 815-6213. All communications should be directed to
                             the attention of           .

Effect on Holders of Old
  Notes....................  Holders of Old Notes who do not tender their Old
                             Notes in the Exchange Offer will continue to hold their Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture. All untendered, and tendered but unaccepted, Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes could be adversely affected. See "Risk Factors -- Consequences of Exchange and Failure to Exchange."

 See "The Exchange Offer" for more detailed information concerning the terms of the Exchange Offer.

                       SUMMARY OF TERMS OF EXCHANGE NOTES

Securities Offered.........  $250,000,000 principal amount of 9 3/4% Senior
                             Subordinated Notes due 2007, Series A.

Maturity Date..............  December 15, 2007.

Interest Payment Dates.....  Interest on the Notes will be payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 1998.

Mandatory Redemption.......  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

Optional Redemption........  The Exchange Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002 at the redemption prices set forth herein plus accrued and unpaid interest, if any, thereon to the date of redemption. In addition, at any time before December 15, 2000, the Company may, in its discretion, redeem up to 35% of the original aggregate principal amount of the Exchange Notes at a redemption price of 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption, with the net proceeds of one or more Equity Offerings; provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after each such redemption. See "Description of Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control, the holders of the Exchange Notes will have the right to require the Company to repurchase their Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase. See "Description of Notes -- Optional Redemption" and "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

Ranking....................  The Exchange Notes are general unsecured obligations of the Company subordinate in right of payment to all existing and future Senior Debt of the Company. At September 30, 1997, the Company and its Subsidiaries had $554.7 million of pro forma Senior Debt outstanding (excluding an additional $191.3 million available under the revolving credit portion of the Senior Credit Facility). See "Capitalization" and "Description of
                             Notes -- Subordination."

Subsidiary Guarantees......  The Company's payment obligations under the
                             Exchange Notes will be, and the Old Notes remaining outstanding after the Exchange Offer will continue to be, jointly and severally guaranteed on a senior subordinated basis by the Guarantors. The Subsidiary Guarantees are subordinated in right of payment to all existing and future Senior Debt of the Guarantors, including the Guarantors' guarantees of the Company's obligations under the Senior Credit Facility. See "Description of
                             Notes -- Subsidiary Guarantees."

Certain Covenants..........  The Indenture pursuant to which the Exchange Notes will be, and the Old Notes were, issued contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined) to: (i) incur additional Indebtedness (as defined) and issue preferred stock; (ii) pay dividends or make certain other restricted payments; (iii) enter into transactions with affiliates; (iv) make certain asset dispositions; (v) in the case of the Company, merge or consolidate with, or transfer substantially all of its assets to another Person (as defined herein); (vi) encumber assets under certain circumstances; (vii) restrict dividends and other payments from Restricted Subsidiaries; (viii) issue Capital Stock (as defined) of wholly-owned subsidiaries; or (ix) engage in certain business activities. See "Description of Notes -- Certain Covenants." In addition, under certain circumstances, the Company will be required to offer to repurchase the Exchange Notes at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with the proceeds of certain Asset Sales (as defined herein). See "Description of Notes -- Repurchase at the Option of Holders -- Asset Sales."

Transfer Restrictions......  For restrictions on transfer of the Exchange Notes, see "The Exchange Offer -- Resale of New Notes."

                                  RISK FACTORS

     An investment in the Exchange Notes involves certain risks that a potential investor should carefully evaluate prior to making such an investment. See "Risk Factors."

         UNAUDITED SUMMARY PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following Unaudited Summary Pro Forma Combined Condensed Financial Data give effect to the Transactions using the purchase method of accounting for Imperial Holly's acquisition of Savannah Foods after giving effect to the pro forma reclassifications and adjustments described in the notes accompanying the Pro Forma Financial Statements. The Unaudited Summary Pro Forma Combined Condensed Financial Data is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of the Company had the Transactions described above occurred on the indicated dates or been in effect for the periods presented. The Unaudited Summary Pro Forma Combined Condensed Financial Data should be read in conjunction with, and is qualified in its entirety by, the Pro Forma Financial Statements and the historical consolidated financial statements of Imperial Holly and Savannah Foods, including in each case, the related notes thereto, included elsewhere in or incorporated by reference in this Prospectus, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                        TWELVE
                                               FISCAL YEAR        SIX MONTHS            MONTHS
                                                  ENDED       ENDED SEPTEMBER 30,        ENDED
                                                MARCH 31,    ---------------------   SEPTEMBER 30,
                                                  1997         1996        1997          1997
                                               -----------   --------   ----------   -------------
                                                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIOS)
INCOME STATEMENT DATA(1):
Net sales....................................  $1,923,324    $985,074   $1,018,911    $1,957,161
Cost of sales................................   1,682,208     866,393      880,460     1,696,275
Selling, general and administrative..........     113,977      56,173       61,379       119,183
Depreciation and amortization................      47,156      24,618       22,883        45,421
Impairment of long-lived assets..............      10,280      10,280           --            --
Cost of workforce reduction..................         723         723           --            --
                                               ----------    --------   ----------    ----------
Operating income.............................  $   68,980    $ 26,887   $   54,189    $   96,282
                                               ==========    ========   ==========    ==========
OTHER DATA:
EBITDA(2)....................................  $  126,416    $ 61,785   $   77,072    $  141,703
Interest expense.............................      56,916      29,327       26,066        53,655
Capital expenditures.........................      19,445       9,629       28,039        37,855
Ratio of earnings to fixed charges(3)........        1.2x          --         2.1x          1.8x
Ratio of EBITDA to interest expense..........        2.2x        2.1x         3.0x          2.6x

                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
BALANCE SHEET DATA:
Cash and marketable securities..............................   $   79,914
Total assets................................................    1,252,861
Total debt, including current maturities....................      554,670
Shareholders' equity........................................      355,570

---------------

(1) The Unaudited Summary Pro Forma Combined Condensed Financial Data do not give any effect to the cost savings and revenue enhancements which the Company expects will result from integrating the operations of Imperial Holly and Savannah Foods after the Merger. The full annual impact of such cost savings and revenue enhancements, which the Company estimates could approximate $40 million annually, is expected to be achieved in the fiscal year ending September 30, 1999.

(2) EBITDA is defined as operating income before depreciation and amortization, and impairment of long-lived assets charge. EBITDA does not represent cash flows as defined by generally accepted accounting principles and does not necessarily indicate that cash flows are sufficient to fund all of a company's cash needs. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. EBITDA as defined in this Offering Memorandum may differ from EBITDA as defined in other similar offerings, and therefore may not be comparable.

(3) For purposes of this computation, earnings consist of income before taxes plus fixed charges. Income before taxes is stated after deducting amortization of goodwill, depreciation and other non-cash charges. Fixed charges consist of interest on indebtedness plus interest on capital leases. Earnings before taxes and fixed charges for the six months ended September 30, 1996 were insufficient to cover fixed charges by $1.8 million.

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     This Prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, statements that include the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "predicts," "projects," "should," and similar expressions and statements relating to anticipated synergies and cost savings following the Merger, the Company's strategic plans, capital expenditures, industry trends and prospects and the Company's financial position. Such forward-looking statements involve known and unknown risks, assumptions, uncertainties and other factors that may cause actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are set forth under the captions "Prospectus Summary," "Risk Factors," "Pro Forma Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and elsewhere in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                  RISK FACTORS

     Holders of Old Notes should carefully consider the risk factors set forth below, as well as the other information appearing in this Prospectus, before tendering any Old Notes for exchange into Exchange Notes. Certain matters set forth below also apply to the Old Notes and will continue to apply to any Old Notes remaining outstanding after the Exchange Offer.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE

     In connection with the Transactions, the Company incurred significant indebtedness. Concurrently with the consummation of the Merger, the Company issued the Old Notes and entered into the Senior Credit Facility. As of September 30, 1997, the Company's pro forma consolidated indebtedness, including capitalized leases, would have been $554.7 million (including the Notes, but excluding an additional $191.3 million available under the revolving credit portion of the Senior Credit Facility). The Company's pro forma debt to total capital at September 30, 1997 would have been 60.9%, and the ratio of earnings to fixed charges for the 12 months ended September 30, 1997 would have been 1.8x. The increased indebtedness and higher debt to total capital ratio of the Company after the consummation of the Transactions in comparison to that of either Imperial Holly or Savannah Foods on a historical basis has reduced the flexibility of the Company to respond to changing business and economic conditions, and could limit capital expenditures and acquisitions by the Company.

     A substantial portion of the indebtedness incurred by the Company bears interest at variable rates. The Company has entered into certain interest rate protection agreements to limit its exposure to increases in such interest rates with respect to an aggregate of $180 million of indebtedness and may enter into additional interest rate protection agreements. Such agreements, however, will not entirely eliminate such exposure. Any increase in the interest rate on the Company's indebtedness will reduce funds available to the Company for its operations and future business opportunities and will exacerbate the consequences of the Company's leveraged capital structure.

     The Company's high degree of leverage may have important consequences including the following: (i) the ability of the Company to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be on terms favorable to the Company; (ii) a substantial portion of the Company's cash flow will be used to make debt service payments, which will reduce the funds that would otherwise be available to the Company for its operations and future business opportunities; (iii) a substantial decrease in operating cash flow or an increase in expenses of the Company could make it difficult for the Company to meet its debt service requirements and force it to modify its operations; (iv) the Company's high degree of leverage may make it more vulnerable to a downturn in its business or the economy generally; and (v) dividends to stockholders are restricted under the Senior Credit Facility and the Indenture. See "Description of Indebtedness" and "Description of the Notes -- Certain Covenants."

     In addition, the Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures, will depend upon its future performance, which, in turn, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon current levels of operations, the Company believes that its cash flow from operations, amounts available under the Senior Credit Facility and available cash will be adequate to meet its anticipated future requirements for working capital, capital expenditures and scheduled payments of principal and interest on its indebtedness, including the Notes. There can be no assurance, however, that the Company's business will generate cash flow at or above anticipated levels or that the Company will be able to borrow funds under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or make anticipated capital expenditures. If the Company is unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service its debt, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing debt (including the Notes) or obtain additional financing. There can be no assurance that any such financing could be obtained, particularly in view of the Company's high level of debt, the restrictions on the Company's ability to incur debt under the Senior Credit Facility and the Indenture, and the fact that substantially all of the Company's assets will be pledged to secure obligations under the Senior Credit Facility.

SUBORDINATION AND RANKING OF THE NOTES AND SUBSIDIARY GUARANTEES

     The Notes and Subsidiary Guarantees will be general unsecured obligations of the Company and the Guarantors, respectively, subordinate in right of payment to all existing and future Senior Debt of the Company and the Guarantors, including all indebtedness under the Senior Credit Facility. The Senior Credit Facility is secured by liens upon substantially all assets of the Company and the Guarantors. By reason of such subordination, in the event of an insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or any Guarantor, the Senior Debt of such Person must be paid in full before the principal of, and premium, if any, interest and Liquidated Damages, if any, on the Notes may be paid. In the event of a bankruptcy, liquidation or reorganization of the Company or any Guarantor, Holders of the Notes will participate ratably with all holders of subordinated indebtedness of the Company or any Guarantor that is deemed to be of the same class as the Notes, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company or any Guarantor. If any of the foregoing events should occur, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. In addition, the Indenture provides that no payment with respect to the Notes may be made in the event of a payment default with respect to Senior Debt under certain circumstances and the holders of Designated Senior Debt (as defined) will be entitled to block payments with respect to the Notes in the event of a nonpayment default on Designated Senior Debt. At September 30, 1997, on a pro forma basis after giving effect to the Transactions, the Company and the Guarantors would have had approximately $554.7 million of Senior Debt outstanding (exclusive of an additional $191.3 million available under the revolving credit portion of the Senior Credit Facility, which, if drawn, would constitute Senior Debt). The Indenture permits the Company to incur additional indebtedness under certain conditions. See "Capitalization," "Description of Indebtedness -- Senior Credit Facility" and "Description of the Notes -- Certain Covenants."

FRAUDULENT CONVEYANCE CONSIDERATIONS

     In the event the Company or a Guarantor is the subject of a bankruptcy proceeding or a suit on behalf of creditors, the incurrence of indebtedness (such as the Notes or the Subsidiary Guarantees) in connection with the Transactions may be subject to review under federal or state fraudulent transfer laws. Under such laws, if a court in a lawsuit by a creditor or a representative of creditors of the Company or a Guarantor, such as a trustee in bankruptcy of the Company or a Guarantor as debtor-in-possession, were to find that at the time of, or after giving effect to, the incurrence of such indebtedness and the application of its proceeds, the Company or a Guarantor (i) was insolvent or rendered insolvent thereby, (ii) was engaged in a business or transaction for which its remaining assets constituted an unreasonably small amount of capital, (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured or (iv) intended to hinder, delay or defraud creditors and, in the case of clauses (i), (ii) and
(iii), that such Person did not receive reasonably equivalent value or fair consideration for the incurrence of such indebtedness, such court could void the Company's obligations under the Notes or a Guarantor's obligations under its Subsidiary Guarantee, subordinate the Notes or the Subsidiary Guarantees to other indebtedness of the Company or such Guarantor, recover payments on the Notes or the Subsidiary Guarantees or take other action detrimental to the Holders of the Notes. In addition, if a court were to find that the Company or a Guarantor came within any of clauses (i) through (iv) above, such Person or its creditors or the trustee in bankruptcy could seek to void the grant of security interests to the lenders under the Senior Credit Facility. This would result in an event of default with respect to indebtedness incurred under such facility which, under the terms of such indebtedness (subject to applicable law), would allow the lenders to terminate their obligations thereunder and to accelerate repayment of such indebtedness. In addition, the payment of interest and principal by the Company pursuant to the Notes or the payment of amounts by a Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Guarantor, as the case may be.

     The measure of insolvency for purposes of the foregoing varies depending upon the law of the jurisdiction being applied. Generally, however, a company would be considered insolvent for purposes of the foregoing if: (i) the sum of such company's debts including contingent liabilities is greater than all such company's assets at a fair valuation; (ii) the present fair saleable value of such company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured;
(iii) such company has incurred obligations beyond its ability to pay as such obligations become due or (iv) such company has unreasonably small capital for its business. As a condition to consummation of each of the Tender Credit Facility, the Senior Credit Facility and the Offering, the Company received a solvency opinion delivered by Murray, Devine & Co. Such solvency opinion would not be binding on a court, and there can be no assurance that a court would not determine that the Company and the Guarantors were insolvent at the time of or after giving effect to the Transactions. On the basis of historical financial information, recent operating history as discussed in "Pro Forma Financial Statements," "Selected Historical Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other factors, each of the Company and each Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Transactions, it will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's or such Guarantor's conclusions.

RESTRICTIVE DEBT COVENANTS

     The Indenture contains covenants that will restrict, among other things, the ability of the Company to incur additional indebtedness, pay dividends or make certain other Restricted Payments (as defined therein), enter into transactions with affiliates, make certain asset dispositions, merge or consolidate with, or transfer substantially all of its assets to another Person, encumber assets under certain circumstances, restrict dividends and other payments from Restricted Subsidiaries, issue Capital Stock (as defined) of Restricted Subsidiaries, engage in certain business activities, or engage in certain change of control transactions. In addition, the Senior Credit Facility contains other and more restrictive covenants and will prohibit the Company from prepaying certain of its indebtedness, including the Notes. Under the Senior Credit Facility, the Company will also be required to maintain specified financial covenants, including maximum capital expenditures, a maximum ratio of total debt to EBITDA and senior debt to EBITDA, a minimum interest coverage ratio and a minimum fixed charge coverage ratio (each as defined in the Senior Credit Facility). The failure by the Company to maintain such financial covenants or to comply with the restrictions contained in the Senior Credit Facility or the Indenture could result in a default thereunder, which in turn could cause such indebtedness (and by reason of cross-default provisions, other indebtedness) to become immediately due and payable. The Company's ability to comply with such covenants can be affected by many events beyond its control and no assurance can be given that the Company's future operating results will be sufficient to enable compliance with such covenants, or in the event of a default, to remedy such default. See "Description of Indebtedness -- Senior Credit Facility" and "Description of the Notes -- Certain Covenants."

INTEGRATION OF OPERATIONS

     While Savannah Foods has continued to operate as a wholly owned subsidiary of the Company after the consummation of the Merger, the success of the Merger nevertheless will depend in part on the ability of management of the Company to consolidate the operations of Savannah Foods and Imperial Holly and to integrate departments, systems and procedures. The integration of the operations of Savannah Foods and Imperial Holly may require substantial attention of management. The Company anticipates that it will begin to realize cost savings in its current fiscal year, with the full impact, which the Company estimates could approximate $40 million annually, being achieved in the fiscal year ended September 30, 1999; however, no assurance can be given that such cost savings will be realized in such amount. Any inability of the Company to integrate the operations of the two companies in a timely and efficient manner would adversely affect the Company's ability to realize its planned synergies and cost savings.

MARKET RISK AND GOVERNMENT REGULATION

     The Company's results of operations are substantially affected by market factors, principally domestic prices for refined sugar and raw cane sugar and the quality and quantity of sugar beets available to the Company. These market factors are influenced by a variety of external forces that the Company is unable to predict or control, including the number of domestic acres contracted to grow sugar beets, prices of competing crops, weather conditions and United States farm and trade policy. Certain segments of the beet sugar industry in the recent past have expanded sugar beet acreage at rates exceeding the rate of growth in the demand for refined sugar, which along with large crop yields, put downward pressure on refined sugar prices. Although smaller sugar beet crops in the fall of 1995 and 1996 caused an increase in refined sugar prices, a larger crop in the fall of 1997 has recently caused a decrease in refined sugar prices. The domestic refined sugar industry is also subject to substantial influence by legislative and regulatory actions.

     Current federal legislation limits the importation of raw cane sugar, affecting the supply and the cost of raw cane sugar available to the Company's cane sugar refineries. In the cane sugar industry, refiners purchase raw sugar at prices which are regulated by United States government policy to support sugarcane farmers, and which do not fluctuate in tandem with refined sugar selling prices. Consequently, when competitive pressures reduce refined sugar prices, the margins of cane sugar refiners are affected more adversely than those of beet sugar producers. See "-- Industry Competition" and "Business -- Sugar Legislation and Other Market Factors."

     A significant portion of the Company's industrial sales are made under fixed price, forward sales contracts, most of which commence each year on October 1 and extend for up to one year. As a result, changes in the Company's realized sales prices tend to lag market price changes. To mitigate its exposure to future price changes, the Company enters into forward purchase contracts for raw cane sugar and utilizes futures contracts and other pricing techniques. Sugar beets are purchased under participatory contracts which provide for a percentage sharing of the net selling price realized on refined beet sugar sales between the Company and the grower. Use of participatory contracts also reduces the Company's exposure to refined sugar price risk.

SUGAR BEET CROP AND STORAGE RISKS

     The Company's beet sugar operations are dependent upon the quantity, quality and proximity of sugar beets available to its factories. Sugar beet acreage varies depending on factors such as prices anticipated by growers for sugar beets versus alternative crops, prior crop quality, productivity, availability of irrigation and weather conditions. During the crop years ended September 1995 through September 1997, the Company's sugar beet acreage under contract declined. Although such acreage under contract has recently increased, there can be no assurance that the Company's sugar beet acreage under contract will not again decline in the future. In addition, the quantity of refined sugar subsequently produced from the sugar beet crop may be materially affected by the acreage harvested, disease, insects and unfavorable weather conditions during the growing, harvesting, processing and storage seasons.

     Once harvested, sugar beets are purchased by the Company and, in some locations, stored in piles until processed. Under some of the Company's contracts, the beet growers continue to share the risk of deterioration of the stored sugar beets with the Company. However, more frequently, the Company contractually accepts most of the risk with respect to stored sugar beets. Management believes that the geographic diversity of its growing areas reduces the risk that adverse conditions will occur company-wide; however, there can be no assurance that the Company's results of operations will not be adversely affected in future years by such risks.

RAW SUGAR SUPPLY

     The United States Sugar Corporation ("U.S. Sugar"), a supplier of raw sugar which supplies approximately 14% of the Company's supply of raw cane sugar, has notified Savannah Foods that it intends to terminate its supply contract with Savannah Foods effective October 31, 2001. In addition, in March 1997, U.S. Sugar began construction of a refinery in Florida with an annual capacity of approximately 10 million cwt. The Company expects that adequate supplies of raw cane sugar from other sources will be available upon the expiration of such contract. No assurance can be given, however, that such supplies will be available. The amount of raw sugar available from offshore supplies to all United States cane sugar refiners including the Company is directly dependent upon quotas set by the United States Department of Agriculture (the "USDA"). See "-- Market Risk and Government Regulation."

DEMAND FOR REFINED SUGAR

     Although demand for refined sugar has increased each year since 1986, and the average rate of growth over the past five years has been 1.5%, the Company is not able to predict future rates of growth. Demand for refined sugar in the future could be adversely affected by numerous factors, including the impact of changes in the availability, development or potential use of various types of sweeteners or future changes in consumer sweetener preferences or in population size.

     The decline in demand for refined sugar products attributable to the replacement of refined sugar by high fructose corn syrup ("HFCS") and non-nutritive sweeteners in the beverage market stabilized a decade ago. The Company generally does not consider HFCS a significant competitive threat, as refined sugar and HFCS support different markets. HFCS is a liquid sweetener and generally does not compete in the dry sugar market. However a number of other consumer food products use both refined sugar and HFCS as production ingredients. In certain applications, refined sugar also competes with non-nutritive and low calorie sweeteners, principally aspartame and, to a lesser extent, saccharin and acesulfam-k. The level of per capita sucrose consumption in the United States has increased in recent years; the Company believes that future increases or decreases in sucrose consumption will be dependent upon technological improvements, changes in population, geographic shifts in population and changes in consumer sweetener preferences.

INDUSTRY COMPETITION

     The Company competes with other cane sugar refiners and beet sugar processors and, in certain product applications, with producers of other nutritive and non-nutritive sweeteners. Selling price and the ability to supply the buyer's quality and quantity requirements in a timely fashion are important competitive factors. Certain competing beet sugar processors have expanded their production capacity in the recent past. The additional sugar marketed as a result of this expansion has served to reduce sugar market prices at times during this period.

ENVIRONMENTAL MATTERS

     The Company's operations are governed by various federal, state and local environmental regulations. These regulations impose effluent and emission limitations and requirements regarding management of water resources, air resources, toxic substances, solid waste and emergency planning. Additional testing requirements and more stringent permit limitations have resulted in increased environmental costs, and the Company expects that the cost of compliance will continue to increase. The Company's management does not believe that such costs of compliance will have a material adverse impact on the Company's capital resources or its operating results or financial condition.

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

     In the event of a Change of Control (as defined), if the Company does not exercise its right to purchase the Notes, each Holder will have the right to require the Company to repurchase all or any portion of its Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. See "Description of the Notes -- Repurchase at the Option of Holders -- Change of Control."

     The events that constitute a Change of Control under the Indenture may also be events of default under the Senior Credit Facility or other senior indebtedness of the Company and the Restricted Subsidiaries. Such events may prohibit the Company from repurchasing the Notes, permit the lenders under such debt instruments to accelerate the debt and, if the debt is not paid, to enforce security interests on, or commence litigation that could ultimately result in a sale of, substantially all the assets of the Company. If the Company is unable to repay all of such indebtedness or is unable to obtain any necessary consents, then the Company will be unable to offer to repurchase the Notes and such failure will constitute an Event of Default under the Indenture. There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of the Notes) as described above. See "Description of Indebtedness."

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     The Old Notes are currently owned by a relatively small number of beneficial owners. The Old Notes have not been registered under the Securities Act or any state securities laws and, unless so registered and to the extent not exchanged for the Exchange Notes, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Any Old Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Old Notes outstanding. Following the consummation of the Exchange Offer, holders who did not tender their Old Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. The Old Notes are currently eligible for sale pursuant to Rule 144A through The Portal Market of the National Association of Securities Dealers, Inc. ("Portal"). Because the Company anticipates that most holders will elect to exchange their Old Notes for Exchange Notes due to the restrictions on the resale of Old Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited.

     The Exchange Notes will constitute a new issue of securities for which there is currently no active trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the current financial condition, results of operations and business prospects of the Company. Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by non-affiliates of the Company without compliance with the registration and prospectus delivery requirements of the Securities Act, the Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. One of the Initial Purchasers have informed the Company that it currently intends to make a market in the Exchange Notes. However, such

Initial Purchaser is not obligated to do so, and any such market-making may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed under the Exchange Act. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the Exchange Notes (or in the case of non-tendering holders of Old Notes, the trading market for the Old Notes following the Exchange Offer). If no trading market develops or is maintained for the Exchange Notes, holders may experience difficulty in reselling the Exchange Notes or may be unable to sell them.

     The liquidity of, and trading market for, the Old Notes or the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement, subject to certain exceptions. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were sold by the Company on December 22, 1997, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold all of the Old Notes to Qualified Institutional Buyers (as defined in Rule 144A), each of whom agreed to comply with certain transfer restrictions and other conditions. As a condition to the purchase of the Old Notes by the Initial Purchasers, the Company entered into the Registration Rights Agreement with the Initial Purchasers, which requires, among other things, that promptly following the issuance and sale of the Old Notes, the Company file with the SEC the Registration Statement with respect to the Exchange Notes, use its best efforts to cause the Registration Statement to become effective under the Securities Act and, upon the effectiveness of the Registration Statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of Exchange Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act subject to certain exceptions described below. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the Company's books or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by the Depositary who desires to deliver such Old Notes by book-entry transfer of the Depositary.

     Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, any purchaser of Old Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations by the staff of the SEC set forth in such no-action letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Accordingly, any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "Plan of Distribution."

     As a result of the filing and effectiveness of the Registration Statement of which this Prospectus is a part, the Company will not be required to pay an increased interest rate on the Old Notes. Following the consummation of the Exchange Offer, holders of Old Notes not tendered will not have any further registration rights except in certain limited circumstances requiring the filing of a Shelf Registration Statement (as defined), and the Old Notes will continue to be subject to certain restrictions on transfer. See "Description of the Notes -- Registration Rights; Liquidated Damages." Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept all Old Notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date. After authentication of the Exchange Notes by the Trustee or an authenticating agent, the Company will issue and deliver $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in denominations of $1,000 and integral multiples thereof.

     Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) the holders of the Exchange Notes will not be entitled to registration or other rights under the Registration Rights Agreement including the provision for payment of Liquidated Damages upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $250,000,000 aggregate principal amount of the Old Notes is outstanding. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be issued and transferable in book-entry form through the facilities of the Depositary, acting as depositary. The Exchange Notes will also be issuable and transferable in book-entry form through the Depositary.

     This Prospectus, together with the accompanying Letter of Transmittal, is initially being sent to all registered holders of the Old Notes as of the close
of business on             , 1998. The Company intends to conduct the Exchange
Offer in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC thereunder, including Rule 14e-1, to the extent applicable. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered, and holders of the Old Notes do not have any appraisal or dissenters' rights under the Texas Business Corporation Act or under the Indenture in connection with the Exchange Offer. The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, at the Company's cost, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Solicitation of Tenders; Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION

WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company may extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement.

     The Company expressly reserves the right, in its sole discretion (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "-- Conditions of the Exchange Offer" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent and (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by the Company to the registered holders of the Old Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment and the Company will extend the Exchange Offer to the extent required by law.

     Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advise or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest at a rate of 9 3/4% per annum, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1998. Holders of Exchange Notes of record on June 1, 1998, will receive on June 15, 1998, an interest payment in an amount equal to (i) the accrued interest on such Exchange Notes from the date of issuance thereof to June 15, 1998, plus (ii) the accrued interest on the previously held Old Notes from the date of issuance of such Old Notes (December 22, 1997) to the date of exchange thereof. Interest will not be paid on Old Notes that are accepted for exchange. The Notes mature on December 15, 2007.

PROCEDURES FOR TENDERING

     Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes to be exchanged and any other required documentation, to The Bank of New York, as Exchange Agent, at the address set forth herein and in the Letter of Transmittal or effect a tender of Old Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company, that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate,"as defined in Rule 405 under the Securities Act, of the Company.

     Any financial institution that is a participant in the Depositary's Book-entry Transfer Facility system may make book-entry delivery of the Old Notes by causing the Depositary to transfer such Old Notes into the Exchange Agent's account in accordance with the Depositary's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depositary, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. See "-- Book Entry Transfer."

     Only a holder may tender its Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal or a facsimile thereof, have the signatures thereof guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer) and any other required documents, to the Exchange Agent for receipt, prior to 5:00 p.m., New York City time, on the Expiration Date.

     The Tender by a holder will constitute an agreement between such holder, the Company and the Exchange Agent in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. If less than all of the Old Notes are tendered, a tendering holder should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE LETTER OF TRANSMITTAL WILL INCLUDE REPRESENTATIONS TO THE COMPANY THAT, AMONG OTHER THINGS, (1) THE EXCHANGE NOTES ACQUIRED PURSUANT TO THE EXCHANGE OFFER ARE BEING ACQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PERSON RECEIVING SUCH EXCHANGE NOTES (WHETHER OR NOT SUCH PERSON IS THE HOLDER), (2) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS ENGAGED IN, INTENDS TO ENGAGE IN OR HAS ANY ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN THE DISTRIBUTION OF SUCH EXCHANGE NOTES, (3) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS AN "AFFILIATE" (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT), OF THE COMPANY AND (4) IF THE TENDERING HOLDER IS A BROKER OR DEALER (AS DEFINED IN THE EXCHANGE ACT) (A) IT ACQUIRED THE OLD NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND (B) IT HAS NOT ENTERED INTO ANY ARRANGEMENT OR UNDERSTANDING WITH THE COMPANY OR ANY "AFFILIATE" THEREOF TO DISTRIBUTE THE EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER. IN THE CASE OF A BROKER-DEALER THAT RECEIVES EXCHANGE NOTES FOR ITS OWN ACCOUNT IN EXCHANGE FOR OLD NOTES WHICH WERE ACQUIRED BY IT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES, THE LETTER OF TRANSMITTAL WILL ALSO INCLUDE AN ACKNOWLEDGMENT THAT THE BROKER-DEALER WILL DELIVER A COPY OF THIS PROSPECTUS IN CONNECTION WITH THE RESALE BY IT OF EXCHANGE NOTES RECEIVED PURSUANT TO THE EXCHANGE OFFER; HOWEVER, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, SUCH HOLDER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. SEE "PLAN OF DISTRIBUTION."

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT SUCH TENDER FOR HOLDERS, IN EACH CASE AS SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL.

     Any beneficial owner whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"), unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" of the Letter of Transmittal or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company. evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding, The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms, and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Company determines are not properly tendered or the tender of which is otherwise rejected by the Company, and as to which the defects or irregularities have not been cured or waived by the Company, will be returned by the Exchange Agent to the tendering holder unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion (i) to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Conditions of the Exchange Offer," terminate the Exchange Offer and (ii) to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the DTC (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, AN APPROPRIATE LETTER OF TRANSMITTAL PROPERLY COMPLETED AND DULY EXECUTED WITH ANY REQUIRED SIGNATURE GUARANTEE AND ALL OTHER

REQUIRED DOCUMENTS MUST IN EACH CASE BE TRANSMITTED TO AND RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH BELOW ON OR PRIOR TO THE EXPIRATION DATE, OR, IF THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW ARE COMPLIED WITH, WITHIN THE TIME PERIOD PROVIDED UNDER SUCH PROCEDURES. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmittal, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of such holder's Old Notes and the principal amount of such Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three New York Stock Exchange ("NYSE") trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Old Notes delivered electronically) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate (s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Depositary to be credited),
(iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal, by which such Old Notes were tendered (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (iv specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered but are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes if, in the Company's judgment, any of the following conditions has occurred or exists or has not been satisfied: (i) that the Exchange Offer, or the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the SEC, (ii) that any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer, (iii) that there has been adopted or enacted any law, statute, rule or regulation that can reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer, (iv) that there has been declared by United States federal or Texas or New York state authorities a banking moratorium; or (v) that trading on the American Stock Exchange or the New York Stock Exchange or generally in the United States over-the-counter market has been suspended by order of the SEC or any other governmental agency, in each of clauses (i) through (iv) which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer.

     If the Company determines that it may terminate the Exchange Offer for any of the reasons set forth above, the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof,
(ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

     The Bank of New York, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. In such capacity, the Exchange Agent has no fiduciary duties and will be acting solely on the basis of directions of the Company. Requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                      The Bank of New York, Exchange Agent

          By Mail:                 Facsimile Transmission           By Hand or Overnight
                                 (for Eligible Institutions               Courier:
    The Bank of New York                   Only)
    Tender and Exchange                (212) 815-6213               The Bank of New York
          Department                                                Tender and Exchange
       P.O. Box 11248            For Information Telephone:              Department
   Church Street Station                                             101 Barclay Street
  New York, NY 10286-1248              (212) 507-9357             Receive & Deliver Window
                                                                     New York, NY 10286

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph, telephone or telecopier.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket costs and expenses in connection therewith and indemnify the Exchange Agent for all losses and claims incurred by it as a result of the Exchange Offer. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees and printing costs, will be paid by the Company.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed by the Company directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company as a result of the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions as to what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and subject to the limitations applicable thereto, under the Indenture and the Registration Rights Agreement, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effect as a result of the malting of this Exchange Offer. See "Description of the Notes." All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. The Old Notes may not be offered, resold, pledged or otherwise transferred, prior to the date that is two years after the later of December 22, 1997 and the last date on which the Company or any "affiliate" (within the meaning of Rule 144 of the Securities
Act) of the Company was the owner of such Old Note except (i) to the Company,
(ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) to Qualified Institutional Buyers in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A, (iv) in a transaction occurring outside the United States to a foreign person, which transaction meets the requirements of Rule 904 under the Securities Act, (i) in transactions complying with the provisions of Regulation S under the Securities Act or (vi) in accordance with another exemption from the registration requirements under the Securities Act (and based upon an opinion of counsel if the Company so requests), and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the liquidity of the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Old Notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The Company intends to make any such acquisitions of Old Notes in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, including Rule 14e-1, to the extent applicable. The Company has no present plan to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Old Notes that are not tendered in the Exchange Offer.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (i) the Exchange Notes will not be subject to transfer restrictions and (iii) the holders of the Exchange Notes will not be entitled to registration or other rights under the Registration Rights Agreement including the payment of Liquidated Damages upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in a change in the indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth the consolidated unaudited capitalization of the Company as of September 30, 1997 on a pro forma basis adjusted to give effect to the Transactions and the Debt Financing. This table should be read in conjunction with the Company's consolidated financial statements and notes thereto, the pro forma financial statements and notes thereto, "Selected Historical Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in or incorporated by reference into this Prospectus.

                                                                   PRO FORMA AS OF
                                                                    SEPTEMBER 30,
                                                                        1997
                                                              -------------------------
                                                              (IN THOUSANDS OF DOLLARS)
Cash and marketable securities..............................          $ 79,914
                                                                   ===========
Total debt, including current maturities:
  Senior Credit Facility:
     Term loans.............................................          $255,000
     Revolving loans (1)....................................             8,640
  Notes offered hereby......................................           250,000
  Other debt (2)............................................            41,030
                                                                   -----------
          Total debt........................................           554,670
                                                                   -----------
Total stockholders' equity (3)..............................           355,570
                                                                   -----------
Total capitalization........................................          $910,240
                                                                   ===========

---------------

(1) The maximum amount available for the revolving credit portion of the Senior Credit Facility is $200 million.

(2) Includes $22.5 million in indebtedness outstanding under Savannah Foods' industrial revenue bonds, $5.8 million in indebtedness outstanding under Existing Notes not purchased in the Debt Tender Offer and $12.7 million in other existing indebtedness of Savannah Foods and Imperial Holly.

(3) As adjusted to reflect the issuance of shares of Company Common Stock in the Merger and the H. Kempner Trust Financing.

                         PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to Transactions using the purchase method of accounting for Imperial Holly's acquisition of Savannah Foods after giving effect to the pro forma reclassifications and adjustments described in the accompanying notes. These unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Imperial Holly and of Savannah Foods, which are included in or incorporated by reference in this Prospectus.

     The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Transactions and the Debt Financing as if each had occurred on September 30, 1997. The Unaudited Pro Forma Combined Condensed Statements of Earnings for the year ended March 31, 1997 and the six months ended September 30, 1997 and 1996 give effect to the Transactions and the Debt Financing as if each had occurred at the beginning of the earliest period presented. Savannah Foods' results of operations, which are reported on a fiscal year ending on the Sunday closest to September 30, have been adjusted to a March 31 year end. The estimates of the fair value of Savannah Foods' assets and liabilities are based on valuations that are preliminary. Such valuations will be updated to the effective date of the Merger and may change from the amounts shown herein; however, the Company does not expect such changes to be material. The unaudited pro forma combined condensed financial statements are intended for informational purposes and are not necessarily indicative of the future financial position or future results of the combined companies or of the financial position or the results of operations that would have actually occurred had the Merger been in effect as of the date or for the periods presented. The Unaudited Pro Forma Combined Condensed Statements of Earnings do not reflect any benefits from cost savings or revenue enhancements that are anticipated to result from the integration of operations of Imperial Holly and Savannah Foods. Such cost savings and revenue enhancements are discussed in Note 8 to the Unaudited Pro Forma Combined Condensed Statements of Earnings.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                       FOR THE YEAR ENDED MARCH 31, 1997

                                                  HISTORICAL
                                           ------------------------
                                            IMPERIAL      SAVANNAH      PRO FORMA      PRO FORMA
                                             HOLLY         FOODS       ADJUSTMENTS     COMBINED
                                           ----------    ----------    -----------    -----------
                                             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Net sales...............................   $  752,595    $1,170,729     $     --      $ 1,923,324
Cost of sales...........................      651,677     1,031,475         (944)(1)    1,682,208
Selling, general & administrative
  expense...............................       57,722        56,255           --          113,977
Depreciation & amortization.............       14,773        25,771        9,328(2)        47,156
                                                                          (2,716)(3)
Impairment of long-lived assets.........           --        10,280           --           10,280
Cost of workforce reduction.............   -- .......           723           --              723
                                           ----------    ----------     --------      -----------
          Operating income..............       28,423        46,225       (5,668)          68,980
Interest expense........................       12,430         9,572       34,914(5)        56,916
Other (income) expense..................       (1,695)          285           --           (1,410)
                                           ----------    ----------     --------      -----------
Income before income taxes..............       17,688        36,368      (40,582)          13,474
Income tax provision....................        6,170        12,948      (11,684)(6)        7,434
                                           ----------    ----------     --------      -----------
Income before extraordinary item........   $   11,518    $   23,420     $(28,898)     $     6,040
                                           ==========    ==========     ========      ===========
Average shares outstanding..............                                               12,576,489
Shares sold to H. Kempner Trust.........                                                  377,358(7)
Shares issued in the Merger.............                                               12,029,962(7)
                                                                                      -----------
Pro forma average shares outstanding....                                               24,983,809
                                                                                      ===========
Pro forma earnings per share............                                              $      0.24
                                                                                      ===========

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997

                                                  HISTORICAL
                                          --------------------------
                                           IMPERIAL       SAVANNAH        PRO FORMA          PRO FORMA
                                             HOLLY          FOODS        ADJUSTMENTS          COMBINED
                                          -----------    -----------    --------------     --------------
                                           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Net sales...............................     $406,682       $612,229        $     --          $ 1,018,911
Cost of sales...........................      348,869        531,899            (308)(1)          880,460
Selling, general and administrative
  expense...............................       30,668         30,711              --               61,379
Depreciation & amortization.............        6,786         11,329           4,664(2)            22,883
                                                                                 104(3)
Merger related costs....................                      13,394         (13,394)(4)               --
                                             --------       --------        --------          -----------
Operating income........................       20,359         24,896           8,934               54,189
Interest expense........................        5,301          2,968          17,797(5)            26,066
Other (income) expense..................         (735)          (294)             --               (1,029)
                                             --------       --------        --------          -----------
Income before income taxes..............       15,793         22,222          (8,863)              29,152
Income tax provision....................        5,842          8,118          (1,618)(6)           12,342
                                             --------       --------        --------          -----------
Income before extraordinary item........     $  9,951       $ 14,104        $ (7,245)         $    16,810
                                             ========       ========        ========          ===========
Average shares outstanding..............                                                       14,247,193
Shares sold to H. Kempner Trust.........                                                          377,358(7)
Shares issued in the Merger.............                                                       12,029,962(7)
                                                                                              ===========
Pro forma average shares outstanding....                                                       26,654,513
                                                                                              ===========
Pro forma earnings per share............                                                      $      0.63
                                                                                              ===========

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996

                                                  HISTORICAL
                                          --------------------------
                                           IMPERIAL       SAVANNAH        PRO FORMA          PRO FORMA
                                             HOLLY          FOODS        ADJUSTMENTS          COMBINED
                                          -----------    -----------    --------------     --------------
                                           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Net sales...............................     $393,955       $591,119        $     --          $   985,074
Cost of sales...........................      341,157        525,872            (636)(1)          866,393
Selling, general and administrative
  expense...............................       29,057         27,116              --               56,173
Depreciation & amortization.............        7,293         13,665           4,664(2)            24,618
                                                                              (1,004)(3)
Impairment of long-lived assets.........                      10,280              --               10,280
Cost of workforce reduction.............                         723              --                  723
                                             --------       --------        --------          -----------
Operating income........................       16,448         13,463          (3,024)              26,887
Interest expense........................        6,337          5,690          17,300(5)            29,327
Other (income) expense..................       (1,046)           400              --                 (646)
                                             --------       --------        --------          -----------
Income before income taxes..............       11,157          7,373         (20,324)              (1,794)
Income tax provision....................        4,080          1,930          (5,854)(6)              156
                                             --------       --------        --------          -----------
Income before extraordinary item........     $  7,077       $  5,443        $(14,470)         $    (1,950)
                                             ========       ========        ========          ===========
Average shares outstanding..............                                                       11,009,476
Shares sold to H. Kempner Trust.........                                                          377,358(7)
Shares issued in the Merger.............                                                       12,029,962(7)
                                                                                              ===========
Pro forma average shares outstanding....                                                       23,416,796
                                                                                              ===========
Pro forma earnings per share............                                                      $     (0.08)
                                                                                              ===========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENTS OF EARNINGS
 FOR THE YEAR ENDED MARCH 31, 1997 AND THE SIX MONTHS ENDED SEPTEMBER 30, 1997
                                    AND 1996

(1) Represents the adjustment of pension and other employee benefit costs due to elimination of the amortization of deferred gains and losses on a purchase accounting basis.

(2) Represents the amortization of goodwill and brand related intangibles over 40 years and debt issuance costs related to the Debt Financing over the terms of the respective loans.

(3) Represents the adjustment in depreciation due to the step-up of Savannah Foods' property, plant and equipment to fair value. Pro forma depreciation is calculated on the straight-line method over estimated useful lives of eight to 37 years for real property improvements and five to ten years for machinery and equipment.

(4) Represents elimination of the charge for costs related to the Merger recognized in the Savannah Foods historical financial results.

(5) Represents additional interest under the Debt Financing. The weighted average annual interest rate on the Debt Financing is assumed to be 8.53%, 8.58% and 8.51% for the year ended March 31, 1997 and the six months ended September 30, 1997 and 1996, respectively. A 0.125% increase or decrease in the assumed weighted average interest rate would change pro forma interest expense for the year ended March 31, 1997 and the six months ended September 30, 1997 and 1996 by $650,000, $329,000 and $321,000, respectively.

(6) Represents the tax effect of the adjustments above, excluding amortization of goodwill and brand related intangibles, based on the statutory rate in effect for the periods shown.

(7) Represents the additional shares issued in the Merger and the H. Kempner Trust Financing.

(8) The Unaudited Pro Forma Combined Condensed Statements of Earnings do not give any effect to the cost savings and revenue enhancements which the Company expects will result from integrating the operations of the companies after the Merger. Management expects to begin to realize such cost savings and revenue enhancements in the fiscal year ending September 30, 1998. The full annual impact of such cost savings and revenue enhancements is expected to be achieved in the fiscal year ending September 30, 1999, and is preliminarily estimated to include the following (in millions of dollars):

Reduction of administrative costs resulting from elimination of duplicate functions....................................  $13.5
Reduction of freight and distribution costs resulting from
  more efficient sourcing of customer orders................    7.0
Reductions in costs resulting from refocused selling,
  marketing and promotion activities........................    7.5
Reduction of costs resulting from optimizing the operating
  schedules of the combined production facilities...........    5.0
Reduction of costs of procuring operating and packaging
  supplies of the combined production facilities............    7.0
                                                              -----
Total.......................................................  $40.0
                                                              =====

Additionally, the Company believes, based upon preliminary analysis, that there are potential opportunities to achieve improved operating results by expanding the distribution of higher value added products to each of Imperial Holly and Savannah Foods' respective markets, to expand sugar beet acreage supplying Savannah Foods' sugar beet processing plants and to achieve reductions in working capital by negotiating new arrangements with suppliers.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1997

                                                 HISTORICAL
                                            --------------------
                                            IMPERIAL    SAVANNAH     PRO FORMA        PRO FORMA
                                             HOLLY       FOODS      ADJUSTMENTS        COMBINED
                                            --------    --------    -----------       ----------
                                                         (IN THOUSANDS OF DOLLARS)
Cash......................................  $  9,354    $ 14,677     $      --        $   24,031
Marketable securities.....................    55,883          --            --            55,883
Accounts receivable.......................    62,158      68,635            --           130,793
Inventories...............................   127,375      90,908         9,949(1)        228,232
Manufacturing costs prior to production...    22,357          --        16,747(2)         39,104
Prepaid expenses..........................     5,448       6,175            --            11,623
                                            --------    --------     ---------        ----------
          Total current assets............   282,575     180,395        26,696           489,666
Notes receivable & other investments......    13,250          --            --            13,250
Property, plant & equipment -- net........   154,309     179,993        73,000(3)        407,302
Intangible assets.........................        --          --       302,954(4)        302,954
Investment in Savannah Foods..............     3,123          --        (3,123)(11)           --
Other assets..............................     4,642      38,683        (3,636)(5)        39,689
                                            --------    --------     ---------        ----------
          Total assets....................  $457,899    $399,071     $ 395,891        $1,252,861
                                            ========    ========     =========        ==========

Accounts payable..........................  $ 53,923    $ 55,756     $      --        $  109,679
Short-term borrowings.....................    43,091          --       (43,091)(7)            --
Current maturities of long-term debt......     1,173       7,824         5,600(7)         14,597
Other current liabilities.................    54,525      23,644            --            78,169
                                            --------    --------     ---------        ----------
          Total current liabilities.......   152,712      87,224       (37,491)          202,445
Long-term debt............................    81,304      26,100       432,669(7)        540,073
Deferred taxes and other credits..........    30,924      69,058        33,086(6)        154,773
                                                                        21,705(8)
Common stock..............................    83,707      17,365       164,397(9)        271,485
                                                                        23,381(10)
                                                                       (17,365)(11)
Additional paid in capital................        --      43,639       (43,639)(11)           --
Retained earnings.........................    90,870     221,949      (221,949)(11)       89,084
                                                                        (1,786)(7)
Treasury stock............................        --     (15,849)       15,849(11)            --
Benefit Trust.............................        --     (46,875)       46,875(11)       (23,381)
                                                                       (23,381)(10)
Other equity..............................    18,382      (3,540)        3,540(11)        18,382
                                            --------    --------     ---------        ----------
          Total stockholders' equity......   192,959     216,689       (54,078)          355,570
                                            --------    --------     ---------        ----------
          Total liabilities and equity....  $457,899    $399,071     $ 395,891        $1,252,861
                                            ========    ========     =========        ==========

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1997

     (1) Represents the adjustment of Savannah Foods' finished goods inventories to net realizable value, less an allowance for a normal profit margin, and of raw material inventories to replacement cost.

     (2) Represents an adjustment to conform Savannah Foods' accounting policy for certain manufacturing costs incurred between processing periods which are necessary to prepare the factory for the next processing campaign, to that of Imperial Holly's.

     (3) Represents the adjustment to fair value of Savannah Foods' property, plant and equipment as follows (in thousands):

          Land..............................................  $10,000
          Real property improvements........................   39,000
          Machinery and equipment...........................   24,000
                                                              -------
                    Total...................................  $73,000
                                                              =======

     (4) Represents intangible assets including an estimate of the excess purchase price over the book value of Savannah Foods' net assets acquired ("goodwill"), brand related intangibles and debt acquisition cost.

     (5)  Represents the adjustment of other assets to fair value.

     (6) Represents the adjustment to fair value of pension and other employee benefit plan liabilities.

     (7) Represents the adjustment to reflect the borrowings under the Debt Financing to finance the cash consideration paid in the Transactions and pay related fees and expenses. (The cash consideration paid in the Tender Offer, the amount required to purchase the Existing Notes in the Debt Tender Offer and certain of such fees and expenses were originally financed with borrowings under the Tender Credit Facility, which amounts were repaid under the Debt Financing.)

     (8) Represents the net deferred tax effect of various adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet.

     (9) Represents the issuance of Company Common Stock to Savannah Foods stockholders in the Merger, and sale of Company Common Stock in the H. Kempner Trust Financing, the proceeds of which were used to reduce the borrowing requirements.

     (10) Represents the effect of transactions with the Benefit Trust as a result of the Tender Offer, the Merger and the use of the cash consideration to repay the Benefit Trust Note and purchase additional shares of Company Common Stock.

     (11) Represents the elimination of Savannah Foods' historical equity and Imperial Holly's costs of the Transactions capitalized at September 30, 1997.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth certain selected historical consolidated financial information for Savannah Foods and Imperial Holly and are based upon the respective historical financial statements of each company included in or incorporated by reference in this Prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR IMPERIAL HOLLY CORPORATION

                                                                                                    SIX MONTHS ENDED
                                                    FISCAL YEAR ENDED MARCH 31,                    SEPTEMBER 30, (1)
                                      --------------------------------------------------------    --------------------
                                        1993        1994        1995        1996      1997(1)       1996      1997(2)
                                      --------    --------    --------    --------    --------    --------    --------
                                                        (IN THOUSANDS OF DOLLARS, EXCEPT FOR RATIOS)
INCOME STATEMENT DATA:
Net sales...........................  $647,825    $655,498    $586,925    $616,450    $752,595    $393,955    $406,682
Cost of sales.......................   563,063     585,707     520,996     550,782     651,677     341,157     348,869
Selling, general and administration
  expense...........................    59,072      58,072      54,591      53,193      57,722      29,057      30,668
Depreciation & amortization.........    15,251      15,360      13,429      12,681      14,773       7,293       6,786
Restructuring charges...............     3,300         925          --       2,225          --          --          --
                                      --------    --------    --------    --------    --------    --------    --------
Operating income (loss).............     7,139      (4,566)     (2,091)     (2,431)     28,423      16,448      20,359
Interest expense....................    10,824      10,906      11,426      11,207      12,430       6,337       5,301
Other income........................     3,411       4,195       4,868       8,562       1,695       1,046         735
                                      --------    --------    --------    --------    --------    --------    --------
Income (loss) before income taxes
  and extraordinary item............      (274)    (11,277)     (8,649)     (5,076)     17,688      11,157      15,793
Provision (credit) for income
  taxes.............................      (397)     (3,312)     (3,284)     (1,858)      6,170       4,080       5,842
Extraordinary item(3)...............    (3,509)         --          --         604          --          --          --
                                      --------    --------    --------    --------    --------    --------    --------
Net income (loss)...................  $ (3,386)   $ (7,965)   $ (5,365)   $ (2,614)   $ 11,518    $  7,077    $  9,951
                                      ========    ========    ========    ========    ========    ========    ========
OTHER DATA:
EBITDA..............................  $ 22,390    $ 10,794    $ 11,338    $ 10,250    $ 43,196    $ 23,741    $ 27,145
Capital expenditures................    12,111       8,423       7,850       8,890      12,322       5,345      15,214
Ratio of earnings to fixed
  charges(4)........................      1.0x          --          --          --        2.4x        2.8x        4.0x
Ratio of EBITDA to interest
  expense...........................      2.1x        1.0x        1.0x         .9x        3.5x        3.7x        5.1x
BALANCE SHEET DATA:
Cash and marketable securities......  $ 31,553    $ 28,889    $ 36,765    $ 39,303    $ 56,682    $ 48,869    $ 65,237
Working capital(5)..................   121,661     132,677     111,583      74,270     140,711     131,975     109,429
Total assets........................   398,202     393,660     374,124     325,319     449,933     450,983     457,619
Long-term debt......................   108,181     100,044     100,010      89,800      90,619      90,947      81,304
Stockholders' equity................   122,462     114,737     109,977     111,043     176,956     169,993     192,959

---------------

(1) The results of Spreckels, which was acquired in a purchase transaction, are included in Imperial Holly's consolidated results commencing April 19, 1996.

(2) In October 1997, Imperial Holly changed its fiscal year end to September 30.

(3) In fiscal 1993, Imperial Holly paid a make-whole premium in connection with the prepayment of a series of senior notes. In fiscal 1996, Imperial Holly purchased and retired a portion of a series of senior notes at a price below book value.

(4) Imperial Holly's earnings before income taxes, extraordinary item and fixed charges for its fiscal years ended March 31, 1994, 1995 and 1996 were insufficient to cover fixed charges by $11.3 million, $8.6 million and $5.1 million, respectively.

(5) Excludes cash, marketable securities, short-term debt and current maturities of long-term debt.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR SAVANNAH FOODS & INDUSTRIES, INC.

                                                                     FISCAL YEAR ENDED
                                     ---------------------------------------------------------------------------------
                                     JANUARY 3,   OCTOBER 3,   OCTOBER 2,   OCTOBER 1,   SEPTEMBER 29,   SEPTEMBER 28,
                                        1993       1993(1)        1994         1995          1996            1997
                                     ----------   ----------   ----------   ----------   -------------   -------------
                                                         (IN THOUSANDS OF DOLLARS, EXCEPT RATIOS)
INCOME STATEMENT DATA:
Net sales..........................  $1,138,114   $  818,116   $1,074,367   $1,098,544    $1,146,332       $1,191,839
Cost of sales......................   1,008,658      743,731      969,621    1,002,679     1,028,218        1,037,502
Selling, general and
  administrative...................      56,608       43,184       53,392       55,866        54,667           59,850
Depreciation & amortization........      23,705       19,362       28,972       28,314        27,994           23,435
Impairment of long-lived assets....          --           --           --           --        10,280               --
Other costs(2).....................          --           --        2,950        4,284         3,374           13,394
                                     ----------   ----------   ----------   ----------    ----------       ----------
Operating income...................      49,143       11,839       19,432        7,401        21,799           57,658
Interest expense...................      10,526       10,226       13,380       14,847        12,355            6,850
Other income (expense).............       2,351        1,528        2,554        1,368           237              409
                                     ----------   ----------   ----------   ----------    ----------       ----------
Income (loss) before change in
  accounting principle, income
  taxes and extraordinary item.....      40,968        3,141        8,606       (6,078)        9,681           51,217
Provision (credit) for income
  taxes............................      13,628        1,155        2,863       (2,585)        2,738           19,136
Extraordinary item, net of
  tax(3)...........................          --           --           --           --          (971)            (376)
Cumulative effect of change in
  accounting principle(4)..........     (18,170)         600           --           --            --               --
                                     ----------   ----------   ----------   ----------    ----------       ----------
Net income (loss)..................  $    9,170   $    2,586   $    5,743   $   (3,493)   $    5,972       $   31,705
                                     ==========   ==========   ==========   ==========    ==========       ==========
OTHER DATA:
EBITDA.............................  $   72,848   $   31,201   $   48,404   $   35,715    $   60,073       $   81,093
Capital expenditures...............      45,301       35,354       22,218       16,303         7,916           15,664
Ratio of earnings to fixed
  charges(5).......................         4.9x         1.3x         1.6x          --           1.8x             8.5x
Ratio of EBITDA to interest
  expense..........................         6.9x         3.1x         3.6x         2.4x          4.9x            11.8x
BALANCE SHEET DATA:
Cash and marketable securities.....  $    7,979   $    7,481   $   28,436   $   11,574    $   15,300       $   14,677
Working capital(6).................     161,092      136,470       86,947      100,088        88,976           86,318
Total assets.......................     635,755      567,852      486,127      476,507       398,261          399,071
Long-term debt.....................     126,464      142,078      140,224      106,864        59,754           26,100
Stockholders' equity...............     210,620      194,714      188,174      169,649       173,727          216,689

---------------

(1) During the fiscal period ended October 3, 1993, Savannah Foods changed its year end from the Sunday closest to December 31 to the Sunday closest to September 30. As a result, the fiscal period ended October 3, 1993 represents a 39-week period.

(2) Other costs include $13,394,000 of Merger related costs in fiscal 1997.

(3) Savannah Foods reported extraordinary items related to penalties incurred on the prepayment of long-term debt during the fiscal years ended September 29, 1996 and September 28, 1997.

(4) Savannah Foods adopted Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions during the fiscal year ended January 3, 1993, and adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, during the fiscal period ended October 3, 1993.

(5) Savannah Foods' earnings before income taxes, extraordinary item and fixed charges for its fiscal year ended October 1, 1995 were insufficient to cover fixed charges by $6.1 million.

(6) Excludes cash, marketable securities, short-term debt and current maturities of long-term debt.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company is the largest, most geographically diverse and most balanced producer and marketer of refined sugar in the United States, refining raw cane sugar at four refineries located in Texas, Georgia, Florida and Louisiana and producing beet sugar at 12 beet factories located in California, Wyoming, Montana, Texas and Michigan. The Company also offers one of the broadest product lines in the industry and sells to a wide range of customers including (i) retail grocers, (ii) foodservice companies, which include restaurants, schools and other institutions, and (iii) industrial customers, which are principally food manufacturers.

     INDUSTRY ENVIRONMENT. The Company's results of operations are substantially dependent on market factors, including domestic prices for refined sugar and raw cane sugar. These market factors are influenced by a variety of external forces, including the number of domestic acres contracted to grow sugar beets, prices of competing crops, weather conditions and United States farm and trade policy, that the Company is unable to predict. Certain segments of the beet sugar industry in the recent past have expanded sugar beet acreage at rates exceeding the rate of growth in the demand for refined sugar, which, along with large crop yields, exerted downward pressure on refined sugar prices. Smaller sugar beet crops in the fall of 1995 and 1996 caused an increase in refined sugar prices. A larger crop in the fall of 1997 has caused a decrease in market prices. The domestic sugar industry is subject to substantial influence by legislative and regulatory actions. The current federal legislation limits the importation of raw cane sugar, affecting the supply and cost of raw material available to the Company's cane sugar operations. See "Risk Factors," "Business -- Sugar Legislation and Other Market Factors" and "-- Competition."

     Weather conditions during the growing, harvesting, processing and storage seasons, the availability of acreage to contract for sugar beets, as well as the effects of diseases and insects, may materially affect the quality and quantity of sugar beets available for purchase by the Company as well as the unit costs of raw materials and processing. See "Business -- Raw Material and Processing Requirements."

     Sales of refined sugar are moderately seasonal, normally increasing during the summer months because of increased demand of various food manufacturers, including fruit and vegetable packers; shipments of specialty products (brown and powdered sugar) increase in the fourth calendar quarter due to holiday baking needs. Although the refining of cane sugar is not seasonal, the production of beet sugar is a seasonal activity. Each of the Company's beet sugar factories operates during sugar-making campaigns, which generally total 120 days to 180 days in length each year, depending upon the supply of sugar beets available to the factory. Because of the geographical diversity of its manufacturing facilities, the Company is generally able to produce beet sugar year-round. While the seasonal production of beet sugar requires the Company to store significant refined sugar inventory at each factory, the geographical diversity and staggered periods of production aid in distribution and enable the Company's total investment in inventories to be reduced. Additionally, these factors reduce the likelihood that adverse weather conditions will affect all the Company's productive areas simultaneously.

     COMBINED FUTURE OPERATIONS. As a result of the completion of the Transactions, Imperial Holly's consolidated operating results will in the future include Savannah Foods, resulting in substantial increases in sales and costs, including the impact of interest on the higher level of indebtedness and increases in depreciation and amortization.

HISTORICAL RESULTS OF OPERATIONS -- IMPERIAL HOLLY

  SIX MONTHS ENDED SEPTEMBER 30, 1997 VERSUS 1996

     Net Sales. Net sales increased $12.7 million or 3.2% in the six months ended September 30, 1997 compared to the six months ended September 30, 1996, primarily as a result of higher refined sugar prices. Price increases resulted from smaller sugar beet crops in the fall of 1995 and 1996; a larger crop in the fall of 1997 has caused a decrease in the market prices for refined sugar. A significant portion of Imperial Holly's industrial sales are made under fixed price, forward sales contracts, most of which commence October 1 and extend for up to one year. As a result, changes in Imperial Holly's realized sales prices for industrial sales tend to lag market price changes. Industrial sales contracts for the period beginning in October 1997 were written at lower prices than the prior contract year. To mitigate its exposure to future price changes, Imperial Holly enters into forward purchase contracts for raw cane sugar and utilizes a participating sugar beet purchase contract described below. Sugar sales volumes increased modestly during the six months, principally due to higher beet sugar sales.

     Cost of Sales. Cost of sales increased $7.7 million or 2.3% which, coupled with the increase in sales, resulted in the gross margin before depreciation improving to 14.2% of sales from 13.4%. Unit sugar gross margins improved as reductions in raw sugar costs and improved beet sugar operations more than offset higher sugar beet costs resulting from higher selling prices and higher cane sugar refining costs. Imperial Holly purchases sugar beets under participatory contracts that provide for a percentage sharing with the grower of the net selling price realized on refined beet sugar sales. Use of this type of contract reduces Imperial Holly's exposure to inventory price risk. The increase in sales prices during the six month period resulted in an increase in the cost of sugar beets under the participatory purchase contracts, mitigating the improvement in gross margin. As discussed in Note 1 to Imperial Holly's Consolidated Financial Statements, Imperial Holly utilizes LIFO inventory method for sugar inventories. During the six months ended September 30, 1997, Imperial Holly liquidated beginning inventory layers at costs below current year levels, reducing cost of sales approximately $0.7 million.

     In recent years Imperial Holly has experienced reductions in the availability of acreage planted in sugar beets supplying its Hereford, Texas, Torrington, Wyoming and Northern California factories, resulting in reduced throughput and corresponding increases in unit manufacturing costs. Sugar beet acreage supplying each of these factories is expected to increase in fiscal 1998, although acreage is expected to remain below Imperial Holly's targeted levels. Imperial Holly has processed raw cane sugar at some of these factories, which increases throughput and lowers unit fixed manufacturing costs.

     Selling, General and Administrative. Selling, general and administrative expenses increased $1.6 million or 5.5% during the six month period as increases in warehousing and advertising costs more than offset a reduction in general and administrative costs, principally resulting from closure of Spreckels' Pleasanton, California office.

     Interest Expense. Interest expense declined $1.0 million during the six month period as reduced long and short-term borrowings more than offset higher short-term interest rates. In April 1997, Imperial Holly purchased and retired $8.3 million of its senior notes due 1999. Strong operating cash flow allowed for the reduction in average short-term borrowings by approximately $19.0 million during the period.

     Other. Realized gains on marketable securities decreased $383,000; net unrealized gains that have not been recognized in Imperial Holly's results of operations increased $8.3 million to $28.3 million during the six months ended September 30, 1997. Imperial Holly's effective income tax rate was 37% for the six months ended September 30, 1997, which is higher than the statutory federal rate primarily due to state income taxes.

  YEAR ENDED MARCH 31, 1997 VERSUS 1996

     Net Sales. Net sales increased $136.1 million or 22.1% in fiscal 1997 as a result of almost equal contributions from higher sugar sales prices and volumes, as well as higher beet pulp sales prices. Sugar sales prices increased as a result of smaller than usual sugar beet crops in the fall of 1995 and 1996. Increases in cane sugar sales volumes and the additional volumes attributable to the Spreckels acquisition more than offset lower sales by Imperial Holly's beet sugar operations resulting from lower refined sugar inventories in the first half of the fiscal year. Beet pulp prices began increasing late in fiscal 1996 as a result of higher feed grain prices and returned to more normal levels in the latter part of fiscal 1997.

     Cost of Sales. Cost of sales increased $100.9 million or 18.3% and gross margin before depreciation improved to 13.4% of sales in fiscal 1997 from 10.6% in fiscal 1996. Unit sugar sales margins improved as reductions in cane sugar unit manufacturing costs resulting from increased volumes and reductions in raw cane sugar costs offset higher energy costs and higher beet sugar manufacturing costs owing to reduced throughput at three of Imperial Holly's beet sugar factories. Additionally, winter flooding disrupted rail service in Northern California requiring the diversion of harvested beets in Oregon and Washington to Imperial Holly's Sidney, Montana factory. The delays in processing these beets, as well as the Sidney beets, affected beet quality and impacted processing, reducing sugar recovery and increasing costs several million dollars. The increase in sales prices for beet sugar resulted in an increase in the cost of sugar beets under the participatory purchase contracts described above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $4.5 million resulting from increases in volume related selling and distribution costs and incentive compensation as well as increases in administrative costs associated with Spreckels' Pleasanton, California office, which was closed in Imperial Holly's second fiscal quarter.

     Interest Expense -- Net. Interest expense -- net, increased primarily due to higher average short-term borrowings. Other income -- net includes losses on asset dispositions of approximately $700,000 in 1997 and gains of $400,000 in 1996.

     Other. Realized gains on marketable securities decreased $5.0 million in fiscal 1997; net unrealized gains that have not been recognized in Imperial Holly's results of operations increased $6.2 million and are detailed in Note 3 to Imperial Holly's Consolidated Financial Statements. The components of income tax expense and its relationship to statutory rates are detailed in Note 7 to Imperial Holly's Consolidated Financial Statements.

  YEAR ENDED MARCH 31, 1996 VERSUS 1995

     Net Sales. Net sales increased $29.5 million or 5.0% in fiscal 1996 resulting from increases in both sugar sales volumes and average sales prices. Average sales prices of refined sugar increased modestly during fiscal 1996. Spot prices began strengthening in the second half of the fiscal year as a result of the smaller domestic sugar beet crop. By-product sales revenues were virtually unchanged as lower volumes offset the impact of higher prices. Beet pulp prices began rising significantly late in the fiscal year as a result of higher feed grain prices.

     Cost of Sales. Cost of sales increased $29.8 million or 5.7% as a result of both higher sales volumes and increases in unit costs. Raw cane sugar costs increased significantly during the fiscal year, particularly during the first six months, due to a tight raw sugar market. Average beet sugar manufacturing costs increased slightly as the reduced throughput from the smaller fall sugar beet crop offset cost reductions achieved in the spring processing campaigns. As discussed in Note 1 to Imperial Holly's Consolidated Financial Statements, Imperial Holly liquidated beginning LIFO inventory layers at costs below current year cost, and charged such beginning amounts to cost of sales.

     Selling, General and Administrative. Selling, general and administrative costs declined $1.4 million or 2.6% as increases in volume related selling and distribution costs were more than offset by reductions in general and administrative expenses as well as research and development costs. During the third fiscal quarter, Imperial Holly commenced a cost reduction program in the sales, administrative and manufacturing overhead areas and recorded a charge to earnings of $475,000 for the cost of a work force reduction. Additionally, Imperial Holly recorded a $1,750,000 charge in the fourth quarter related to the closure of the Hamilton City, California factory.

     Interest Expense. Interest expense for fiscal 1996 was lower than fiscal 1995 as lower balances of both short-term and long-term borrowings were partially offset by higher short-term interest rates and a lower earnings credit from the interest rate swap described in Note 6 to Imperial Holly's Consolidated Financial Statements. The interest rate swap, which was entered into effectively to convert a portion of Imperial Holly's fixed rate debt to a floating rate basis and has provided positive cash flow for each period during its term, expired in October 1996.

     Other. Realized gains on marketable securities increased $3.7 million during fiscal 1996; unrealized gains and losses, which have not been recognized in Imperial Holly's results of operations, but are shown, net of tax, as a component of shareholders' equity, are detailed in Note 3 to Imperial Holly's Consolidated Financial

Statements. The components of income tax expense and its relationship to statutory rates are detailed in Note 7 to Imperial Holly's Consolidated Financial Statements. The extraordinary item is discussed in Note 6 to Imperial Holly's Consolidated Financial Statements.

HISTORICAL RESULTS OF OPERATIONS -- SAVANNAH FOODS

  YEAR ENDED SEPTEMBER 28, 1997 VERSUS SEPTEMBER 29, 1996

     Savannah Foods' net income for fiscal 1997 was $31,705,000, on sales of $1,191,839,000, compared to net income of $5,972,000, on sales of $1,146,332,000 for fiscal 1996. Fiscal 1997 net income includes an after-tax extraordinary charge of $376,000, for prepayment penalties incurred on Savannah Foods' senior notes. Fiscal 1996 includes a similar after-tax extraordinary charge of $971,000.

     Income from operations for fiscal 1997 and fiscal 1996 includes four transactions that affect comparability between the two years. In the fourth quarter of fiscal 1997, Savannah Foods recorded $13,394,000 of costs related to the Merger, and in fiscal 1996 Savannah Foods recorded three significant transactions. First, in 1996, Savannah Foods sold its plane, resulting in a gain of $2,289,000. Second, in 1996, Savannah Foods recognized a $3,800,000 loss on the sale of the property, plant and equipment and certain other assets of Raceland Sugars, Inc. ("Raceland"), its raw sugar mill subsidiary. Third, Savannah Foods recorded a non-cash charge of $10,280,000 in 1996 for the impairment of long-lived assets located at its Fremont, Ohio beet sugar manufacturing facility.

     Excluding the impairment of long-lived assets and other costs, income from operations for fiscal 1997 was $71,052,000 or double the comparable amount in fiscal 1996 of $35,453,000.

     Income from operations for fiscal 1997 improved significantly from fiscal 1996 due to increased operating profits in the cane sugar division. Volumes and margins for cane refiners were favorably impacted by the reduction of national beet sugar production. At approximately 4,050,000 tons, domestic production from the 1996 beet crop was up slightly from the 1995 beet crop, which was down about 600,000 tons, or 13%, from the 1994 beet crop's record production. Over the same two years, domestic consumption of sugar increased by about 300,000 tons. With less beet sugar on the market and with increased consumption, cane sugar volumes expanded to meet the overall demand for refined sugar. Refined sugar selling prices rose as a result of the tightened supply. Also, average raw sugar costs were lower than in fiscal 1996. Reduced raw sugar costs and increased selling prices resulted in higher operating profit margins for fiscal 1997 compared to fiscal 1996.

     Savannah Foods' beet sugar division was only modestly profitable in fiscal 1997, and profits were slightly lower than in fiscal 1996. Higher selling prices in fiscal 1997 offset lower volumes resulting from a reduction in contracted acres harvested.

     Selling, general and administrative expense for fiscal 1997 was up $5,183,000, or 9%, from fiscal 1996. This increase was primarily due to an incentive compensation program that links employee compensation to Savannah Foods' earnings and to an increase in advertising expense.

     Depreciation and amortization expense for fiscal 1997 was down $4,559,000, or 16%, from fiscal 1996, due to asset sales and write-downs in fiscal 1996 and a reduction in depreciation related to the Savannah Foods' Colonial Sugars Refinery, which was purchased in 1986.

     Interest expense for fiscal 1997 was down $5,505,000, or 45%, from fiscal 1996. Average short-term borrowings were down about $33,000,000 for the year due to higher net income and a lower investment in inventories. Average long-term debt was down about $45,000,000 compared to last year.

  YEAR ENDED SEPTEMBER 29, 1996 VERSUS OCTOBER 1, 1995

     Savannah Foods' net income for fiscal 1996 was $5,972,000 on sales of $1,146,332,000, compared to a net loss ($3,493,000) on sales of $1,098,544,000 for fiscal 1995. Fiscal 1996 net income includes an after-tax extraordinary charge of $971,000 for the prepayment of long-term debt. Domestic sugar sales volumes increased 5% over fiscal 1995, but overall sugar sales volume was flat as export volume decreased significantly from fiscal 1995. Domestic sugar sales prices increased 4% and average raw sugar costs decreased 2%.

     Fiscal 1996 income from operations includes three significant transactions that affect the comparability between fiscal 1996 and fiscal 1995. First, in the first quarter of 1996, Savannah Foods sold its plane resulting in a gain of $2,289,000. Second, in the second quarter of fiscal 1996, Savannah Foods sold the property, plant and equipment and certain other assets of Raceland for $12,500,000 cash and recognized a loss on the sale of $3,800,000. After liquidation of the inventories and other working capital accounts, Savannah Foods received net proceeds of approximately $15,000,000 on the sale of Raceland. Third, in accordance with Statement of Financial Accounting Standards No. 121 -- Accounting for the Impairment of Long-lived Assets and for Assets to be Disposed Of, Savannah Foods recorded a non-cash charge in the fourth quarter of fiscal 1996 of $10,280,000 ($6,476,000 net of tax) for the impairment of long-lived assets located at Savannah Foods' Fremont, Ohio beet sugar manufacturing facility.

     Fiscal 1996 income from operations before the impairment of long-lived assets and other costs was $35,453,000, up $23,768,000 from fiscal 1995. The large increase resulted from smaller domestic beet sugar production of 3.9 million tons in fiscal 1996 compared to 4.5 million tons in fiscal 1995. This reduction improved refined sugar selling prices and, therefore, Savannah Foods' profitability. Additionally, average raw sugar costs have decreased from fiscal 1995 which has also increased profitability.

     Savannah Foods' cane sugar divisions experienced significant domestic volume and margin increases over fiscal 1995 as the reduced domestic sugar beet crop and increased sugar consumption provided more sales opportunities from cane refiners.

     Savannah Foods' beet sugar division benefited from the higher refined sales prices, but reported much lower operating profit due to significantly reduced sugar production. The sugar beet crop was smaller and of lesser quality due to poor growing conditions and an insect infestation.

     Selling, general and administrative expenses decreased $1,199,000 in fiscal 1996 from fiscal 1995 despite a $1,177,000 increase in advertising costs related to Savannah Foods' new products.

     Interest expense decreased compared to fiscal 1995 as a result of lower long-term debt levels throughout the year resulting from the prepayment of Savannah Foods' senior notes.

LIQUIDITY AND CAPITAL RESOURCES

     Following completion of the Transactions and closing of the Senior Credit Facility and the Offering, the Company had pro forma indebtedness as of September 30, 1997 of approximately $554.7 million (including the Notes, but excluding an additional $191.3 million available under the revolving credit portion of the Senior Credit Facility). The Company's primary capital requirements are expected to include debt service, capital expenditures and working capital. The primary sources of capital are expected to be cash flow from operations and borrowings under the Senior Credit Facility. Based upon current and anticipated future operations and anticipated future cost savings, the Company believes that capital resources will be adequate to meet anticipated future capital requirements. There can be no assurance, however, that the Company's business will generate sufficient cash flow that, together with the other sources of capital, will enable the Company to service its indebtedness or make anticipated capital expenditures. If the Company is unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service its debt, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing indebtedness, or obtain additional financing. See "Risk Factors -- Substantial Leverage and Debt Service."

     The Senior Credit Facility and the Notes will, and other debt instruments of the Company may, pose various restrictions and covenants on the Company that could potentially limit the Company's ability to respond to market conditions, to provide for unanticipated capital investments, to raise additional debt or equity capital or to take advantage of business opportunities. See "Description of Indebtedness" and "Description of the Notes."

     The Senior Credit Facility will incur interest at variable rates. The Company has entered into interest rate swap arrangements to limit its exposure to future increases in interest rates with respect to an aggregate of $180 million of indebtedness incurred under the Senior Credit Facility, and may enter into additional arrangements in the future.

     The Company's capital expenditures for fiscal 1998 are expected to be approximately $58 million, including $26 million to complete an expansion and modernization program at certain of its production facilities. Capital expenditures for fiscal 1999 are estimated to be $40 million.

     The Company expects to continue to pay its regular quarterly dividends of $0.03 per share.

                                    BUSINESS

GENERAL

     The Company is the largest, most geographically diverse and most balanced producer and marketer of refined sugar in the United States. The Company's pro forma sales for the 12 months ended September 30, 1996 represented approximately 33% of the total refined sugar market in the United States, and the Company controls approximately 37% of all domestic sugarcane refining capacity and 30% of all domestic sugar beet processing capacity. The Company refines raw cane sugar at four refineries located in Texas, Georgia, Florida and Louisiana and produces beet sugar at 12 beet factories located in California, Wyoming, Montana, Texas and Michigan. During the 12 months ended September 30, 1997, the Company sold approximately 61 million cwt. of refined sugar.

     The Company offers one of the broadest product lines in the industry and sells to a wide range of customers, including (i) retail grocers, (ii) foodservice companies, which include restaurants, schools and other institutions, and (iii) industrial customers, which are principally food manufacturers. The Company's sugar products include granulated, powdered, liquid, liquid blends and brown sugars sold in a variety of packaging options (one pound boxes to 100-pound bags, individual packets and in bulk) under various brands (Imperial(R), Holly(R), Spreckels(R), Dixie Crystals(R), Evercane(R) and Pioneer(R)) or private market labels. Complementary non-sugar products marketed by the Company include salt, pepper, non-nutritive sweeteners, non-dairy creamers and plastic cutlery. In addition, the Company produces selected specialty sugar products including Savannah Gold(TM) (a premium-priced, free-flowing brown sugar), Imbrocon(TM) (a liquid flavoring) and specialty sugars used in confections and icings. For the 12 months ended September 30, 1997, the Company had pro forma revenues of approximately $2.0 billion and pro forma EBITDA of approximately $142 million.

INDUSTRY OVERVIEW

     There are two methods for producing refined sugar: (i) processing sugar beets and (ii) processing and refining sugarcane, each of which possesses distinct operating characteristics. During the crop year ended September 1996, total refined sugar sales in the United States consisted of approximately 57% cane sugar and 43% beet sugar. The profitability of cane sugar and beet sugar operations is impacted by government programs designed to support the price of domestic crops of sugar beets and sugarcane. These programs affect cane sugar and beet sugar operations differently. See "-- Sugar Legislation and Other Market Factors."

     CANE SUGAR PRODUCTION PROCESS. Sugarcane takes 9 to 18 months to mature and, as a consequence, is grown in tropical and semi-tropical climates. Primary growing areas in the United States include Louisiana, Florida, Texas and Hawaii. The harvesting of sugarcane generally begins in October or November. Once harvested, sugarcane is transported to raw cane sugar mills.

     Sugarcane is highly perishable and must be processed by raw cane mills into raw cane sugar quickly to avoid deterioration in the quality of the sucrose. The raw cane sugar which is produced in this process is approximately 98% sucrose and may be stored for long periods and transported over long distances without impacting its quality. In addition to the raw sugar produced domestically, raw sugar is also imported from various foreign sources. The amount of such imports is currently limited by United States government programs.

     Cane sugar refineries, such as the Company's four refineries, purify raw sugar to produce refined sugar. Operating results of cane sugar refineries are driven primarily by the spread between raw sugar and refined sugar prices. See "-- Sugar Legislation and Other Market Factors."

     BEET SUGAR PRODUCTION PROCESS. Sugar beets can flourish wherever a five-month growing season is possible. In the United States, sugar beets are grown in the Red River Valley area of Minnesota and in North Dakota, Idaho, California, Colorado, Nebraska, Michigan, Washington, Texas, Oregon and New Mexico. Harvest periods depend on the growing area, but are generally in the early fall, except in California where spring and summer harvests also occur. Once harvested, the beets are transported to beet factories.

     Sugar beets are highly perishable and must be processed into refined sugar quickly after harvest to avoid deterioration. Beets may be stored in piles awaiting processing where temperatures are sufficiently cool. Sugar beets are converted to refined sugar through a single continuous process at beet factories. Beet factories are located near the areas in which beets are grown in order to reduce freight costs and the risk of deterioration. The Company's staggered harvest seasons with respect to the sugar beet acreage supplying the Company's 12 sugar beet production facilities allows it to produce beet sugar year round even though the production campaign at any single facility generally lasts no more than 180 days. Operating results are driven primarily by the quantity and quality of sugar beets dedicated to the factory and the net sales prices received for the refined beet sugar. The beet processor shares a portion of the net sales price with growers through various participation or recovery contracts or cooperative arrangements. See "-- Raw Material and Processing Requirements -- Sugar Beet Purchases."

     GOVERNMENT REGULATION. Federal government programs have existed to support the price of domestic crops of sugar beets and sugarcane almost continually since 1934. The regulatory framework that currently affects the domestic sugar industry includes the Federal Agricultural Improvement and Reform Act of 1996 (the "Farm Bill"), which provides for loans on sugar inventories to first processors (i.e., raw sugar mills and beet processors) and implements a tariff rate quota which limits the amount of raw and refined sugar that can be imported into the United States. The North American Free Trade Agreement ("NAFTA"), which limits the amount of sugar that can be imported to and exported from Mexico, has had, to date, a lesser impact on the United States sugar market.

     In the crop year ended September 1997, the USDA implemented a program of increasing the tariff rate quota in known quantities at three known dates based on the level of the projected ending stocks-to-use ratio. There was previously no target for the ending stocks-to-use ratio and the USDA could increase or decrease the quota at will. The Company believes that this administration of the tariff rate quota for foreign sugar has caused the market to be less volatile, and as a result, has helped to reduce fluctuations in profitability of the Company's cane sugar operations. The USDA's targeted ending stocks-to-use ratio has historically correlated to a raw sugar price of approximately $22.50 per cwt., substantially lower than the $25 per cwt. that was experienced in July 1995. The USDA is continuing this management strategy for the crop year ending September 1998. See "-- Sugar Legislation and Other Market Factors."

     DOMESTIC DEMAND. The Company considers its primary competition to be other cane sugar refiners and beet sugar processors. Selling price and the ability to supply the buyer's quality and quantity requirements in a timely fashion are important competitive factors.

     The decline in demand for refined sugar products attributable to the replacement of refined sugar by HFCS and non-nutritive sweeteners in the beverage market was completed a decade ago. The Company does not currently consider HFCS a significant competitive threat, as refined sugar and HFCS support different markets. HFCS is primarily a liquid sweetener and generally does not compete in the dry sugar market.

     Domestic demand for refined sugar has increased each year since 1986, and the average rate of growth over the last five years has been 1.5%. The trend in the food manufacturing industry toward production of "low fat" products has increased industrial demand for sugar, as food manufacturers add sugar to enhance flavor and texture as fat is removed. At the current market level, a 1.5% increase in domestic demand translates into the sale of an additional 150,000 tons of refined sugar per year, or the annual production capacity of an average-sized sugar beet factory.

     DOMESTIC SUPPLY. Reduced demand in the early 1980's was absorbed principally by capacity reductions in the cane sugar refining sector. Approximately 33% of domestic cane sugar refining capacity was eliminated between 1981 and 1988 and cane sugar refining capacity has remained relatively flat since 1988. Growth in refined sugar demand during the last decade has been largely satisfied through increased beet sugar production. In recent years, there have been a number of expansions to existing beet sugar factories to allow for increased acreage dedications. The Company believes that the rate of growth of beet sugar production has slowed as most of the beet factory expansions that are economic under current conditions have been completed. The Company believes that further expansion of existing beet factories requires that beets be transported over greater distances, which is often uneconomical. Accordingly, construction of new factory sites would be required for further expansion.

     DOMESTIC REFINED SUGAR PRICES. Given the existing domestic supply and demand balance, the increasing role of beet production and the current status of government regulation, the price of refined sugar in the United States in recent years has been driven primarily by the amount of beet sugar supply. Good crop years have led to relatively soft refined sugar prices and weak crop years have led to relatively strong refined sugar prices. The following chart sets forth the total supply of beet sugar available for the previous seven years and as estimated for 1997, and the price per cwt. of refined sugar for such periods:

                                    [GRAPH]
Source: USDA.

COMPETITIVE STRENGTHS

     The Company believes that the following factors contribute to the Company's position as a national market leader and provide a foundation for the Company's business strategy:

     LARGEST PRODUCER AND MARKETER OF REFINED SUGAR. The Company is the largest producer and marketer of refined sugar in the country, with pro forma revenues for the 12 months ended September 30, 1997 of $2.0 billion, accounting for approximately 33% of total United States refined sugar sales in such period. The Company believes that it sells sugar products to more major industrial customers and national grocery chains than any of its competitors, giving it unmatched national market penetration. By taking advantage of the efficiencies provided by a national network of production and distribution facilities, the Company believes that it is able to offer customers superior service in a timely manner. The Company's breadth of market penetration also enabled it to avoid dependency on any single customer for more than 3% of total sales during the 12 months ended September 30, 1997.

     GEOGRAPHIC DIVERSITY. The Company is the most geographically diverse refined sugar producer in the United States. This geographic diversity minimizes the impact of adverse conditions at any one facility (e.g., reduced acreage availability, unfavorable weather and disease), smoothes production cycles and creates opportunities to optimize processing schedules and provide more reliable and efficient sourcing and distribution of refined sugar products for customers in all domestic market areas.

     BALANCED OPERATIONS. The Company is the most balanced producer and marketer of refined sugar in the United States, with refined sugar production capacity consisting of approximately 60% cane sugar and 40% beet sugar. The Company believes that this balanced mix of production capacity should serve to (i) reduce the volatility in the Company's operating results and (ii) reduce the Company's exposure to any changes in federal trade and agricultural policy.

     COMPLETE PRODUCT LINE. The Company has one of the broadest product lines in the sugar industry. In addition to its flagship consumer sugar brands, which the Company offers in a variety of packaging options ranging from one pound boxes to 25-pound bags, the Company also markets a complete line of specialty sugar products. In addition, the Company markets complementary non-sugar products, including salt, pepper, nondairy creamers, non-nutritive sweeteners and plastic cutlery. Savannah Foods has emerged as a leader in serving the foodservice sector, growing its foodservice sales at an annual rate of 10% over the past ten fiscal years. With the foodservice industry continuing to be the fastest growing segment of the United States food and beverage industry, the Company's goal is to provide attractive "one stop shopping" alternatives for foodservice customers.

     DOMINANT BRANDS IN REGIONAL MARKETS. The Company enjoys the benefit of highly recognized consumer brand labels, which command premium prices and provide higher margins than the Company's unbranded products. According to data compiled by a leading grocery industry market research firm, the Company's Imperial(R) and Holly(R) brands command a combined, estimated 93% market share for branded refined sugar grocery sales in the principal metropolitan markets in Texas. In addition, the Company's Dixie Crystals(R) brand possesses an estimated 81% market share for branded refined sugar grocery sales in the region comprised of Georgia, Florida, North Carolina, South Carolina and eastern Tennessee. Sales of branded sugar constitute approximately 30% of total retail sales of refined sugar nationally.

     ABILITY TO INTEGRATE ACQUISITIONS. Over the past ten years, Imperial Holly has consummated two significant acquisitions and successfully integrated the operations of such companies. In 1988, Imperial Holly (then known as Imperial Sugar Company) acquired Holly for approximately $100 million. At the time of its acquisition, Holly's revenues were approximately 160% of Imperial Sugar Company's revenues. In 1996, Imperial Holly acquired Spreckels for approximately $35 million.

     EXPERIENCED MANAGEMENT TEAM AND SIGNIFICANT OWNERSHIP BY MANAGEMENT AND DIRECTORS. The Company benefits from a strong and experienced management team at both the corporate and operating levels. The members of the Company's senior management have extensive experience in the sugar industry and at consumer products companies, such as Procter & Gamble Company and PepsiCo Inc. In addition, the Company has retained certain key members of the management of Savannah Foods after the Transactions. The Company's executive officers and directors in the aggregate beneficially own approximately 26% of the Company Common Stock.

BUSINESS STRATEGY

     The Company's strategic objective is to capitalize on the opportunities afforded by its position as the national market leader in the production, marketing and distribution of refined sugar products and to fully realize the significant synergy and cost saving opportunities created by the Transactions by pursuing the following strategies:

     ACHIEVE OPERATING EFFICIENCIES. The Company believes that combining Imperial Holly's operations with those of Savannah Foods will allow the Company to (i) reduce administrative costs, (ii) reduce freight and distribution costs through more efficient sourcing of customer orders, (iii) reduce costs by refocusing selling, marketing and promotional activities, (iv) reduce operating costs by optimizing the operating schedules of the combined production facilities and (v) reduce costs of procuring operating supplies and packaging materials. The Company anticipates that it will begin to realize such cost savings in its current fiscal year, with the full impact, which the Company estimates could approximate $40 million annually, being achieved in the fiscal year ended September 30, 1999. Independent of the acquisition of Savannah Foods, the Company also anticipates that it will complete the expansion of certain of its production facilities in the current fiscal year resulting in an additional reduction in per unit operating costs.

     INTEGRATE AND CROSS-SELL PRODUCT LINES. The combination of Imperial Holly and Savannah Foods' product lines and sales and marketing efforts will be complementary with minimal overlap, as each company has focused its marketing efforts in different geographic regions. The Company plans to integrate sales and production functions with the goal of increasing sales and reducing costs. The Company believes that this can be achieved by optimizing product sourcing decisions for similar product lines, cross selling specialty product lines to all customers and cross selling similar product lines to major customers with multi-plant needs.

     EXPAND SALES OF "VALUE-ADDED" PRODUCTS. The Company plans to expand its production and marketing of higher margin, "value-added" products. Value-added products, such as branded and specialty sugars and all of the Company's non-sugar items, constituted approximately 18.3% of pro forma total sales for the 12 months ended September 1997. The Company believes there are opportunities to extend brand penetration into other geographic areas and to leverage these brand names to include new product introductions. In addition, management of the Company believes there are significant opportunities to build on Savannah Foods' strong position in the foodservice business and increase higher margin, foodservice sales in Imperial Holly's primary market areas.

     BUILD ON SUCCESSFUL RELATIONSHIPS WITH CUSTOMERS. The Company believes it can build on Imperial Holly and Savannah Foods' historically strong customer relationships and its position as the largest, most diversified sugar producer to become the preferred national supplier for major national retail, foodservice and industrial customers. The Company's geographically diverse production facilities and national network of distribution centers will give the Company the unique ability to distribute refined sugar to locations anywhere in the country on a timely and efficient basis year-round.

     ENHANCE RELATIONSHIPS WITH SUPPLIERS. The Company believes that Imperial Holly and Savannah Foods' good relationships with raw cane sugar suppliers and sugar beet growers will allow it to develop more efficient sources of supply. Imperial Holly has forged close relationships with its beet growers. The Company intends to continue to enhance these relationships by providing technical and agronomic assistance and offering improved varieties of sugar beet seed in an effort to increase the profitability of its sugar beet growers. The Company believes that it can strengthen its relationships with sugar beet growers to increase acreage available to Savannah Foods' sugar beet factories, resulting in increased production and enhanced profitability for these facilities. As a cane sugar refiner, the Company also plans to actively pursue partnering arrangements with raw cane sugar suppliers as it does with its sugar beet growers.

PRODUCTS AND SALES

     REFINED SUGAR AND SPECIALTY PRODUCTS. The Company's principal product line is refined sugar, which accounted for approximately 94% of the Company's pro forma consolidated net sales for the twelve months ended September 30, 1997. The Company has the most balanced combination of cane and beet sugar sales in the industry, with cane sugar constituting approximately 72% and beet sugar constituting 28% of the Company's pro forma refined sugar sales for the 12 months ended September 30, 1997. The Company markets its refined sugar products to retail/grocery, foodservice and industrial customers by direct sales and through brokers or wholesalers. For the twelve months ended September 30, 1997, the Company's pro forma sales to grocery (retail) and foodservice customers accounted for 36% of total sales, and pro forma sales to industrial customers accounted for 58% of total sales.

     GROCERY SALES. The Company produces and sells granulated white, brown and powdered sugar to grocery customers in packages ranging from one-pound boxes to 25-pound bags. Retail packages are marketed under the trade names Imperial(R), Dixie Crystals(R), Holly(R), Spreckels(R), Pioneer(R) and Evercane(R), and are also sold under retailers' private labels. Private label packaged sugar, which represents a significant percentage of the Company's grocery sales, is generally sold at prices lower than those received for branded sugar. The Company plans to capitalize on its well-known brands to increase sales of higher-margin branded products as a percentage of total grocery sales.

     FOODSERVICE SALES (INCLUDING SALES OF NON-SUGAR PRODUCTS). The Company produces and sells over 30 different products to foodservice customers, ranging from 50-pound sugar bags to individual packets of sugar, salt, pepper, non-dairy creamer and plastic cutlery. The Company believes that the foodservice sector is one of the most \rapidly growing segments of the domestic food industry. Savannah Food's foodservice sales have grown at an average annual rate of 10% over the past 10 years. The Company believes it can utilize Savannah

Foods' success in the foodservice industry to increase foodservice sales in the markets historically served by Imperial Holly.

     INDUSTRIAL SALES. The Company produces and sells refined sugar, molasses and other ingredients to industrial customers, principally food manufacturers, in bulk, packaged or liquid form. Food manufacturers principally purchase sugar for use in the preparation of confections, baked products, frozen desserts, canned goods and various other food products. The majority of the Company's industrial sales are made to customers under fixed price contracts with terms of one year or less. Although industrial sales provide lower margins than grocery or foodservice sales, the Company believes that an opportunity exists to improve profit contributions from this sector by offering major national customers a single source of supply for distribution to multiple locations across the country.

     SPECIALTY PRODUCT SALES. The Company produces and sells specialty sugar products to grocery, foodservice and industrial customers. Specialty sugar products include Savannah Gold(TM), a premium-priced free flowing brown sugar marketed primarily to industrial customers, Imbrocon(TM), a liquid flavoring also marketed to industrial customers, edible molasses, syrups and specialty sugars used in confections and icings. The Company also markets artificial sweeteners including Sweet Thing(R), a saccharin-based sweetener, and Sweet Thing II(R), an aspartame-based sweetener.

     SALES AND MARKETING. The Company's products are sold directly by the Company's sales force and through independent brokers. The Company maintains sales offices in the following locations: at its corporate headquarters in Sugar Land, Texas; Chicago, Illinois; Tracy, California; Denver, Colorado; Mobile, Alabama; Saginaw, Michigan; and Savannah, Georgia. The Company considers its marketing and promotional activities important to its overall sales effort. The Company advertises its brand names in both print and broadcast media and distributes various promotional materials, including discount coupons and compilations of recipes.

     Using a value model utilized by many of the leading consumer goods companies, Imperial Holly has worked to improve the consumer value of its brands. By keeping its brands priced competitively versus private labels, and advertising the brands' unique points of difference, Imperial Holly has been able to increase its branded business over the last 12 months without major promotional expenditures.

     Imperial Holly has also been successful in streamlining its grocery promotional/trade allowances and marketing programs. This effort has enabled a reduction of total marketing costs while improving efficiency of the marketing program and increasing brand sales.

     In all business segments the Company intends to use a customer profitability model similar to the one developed by and utilized by Imperial Holly. Through use of the model, the Company is able to track any given customer's profit impact to the Company. This customer profitability model enables the Company to direct its marketing efforts and resources toward those customers which have the highest profit potential and to work closely with its customers whose profit contribution is less than optimal. No customer accounted for more than 3% of the Company's pro forma sales for the 12 months ended September 30, 1997.

     SEASONALITY. Sales of refined sugar are moderately seasonable, normally increasing during the summer months because of increased demand of various food manufacturers, including fruit and vegetable packers; shipments of specialty products (brown and powdered sugar) increase in the fourth calendar quarter due to holiday baking needs. Although the refining of cane sugar is not seasonal, the production of beet sugar is a seasonal activity. Each of the Company's beet sugar factories operates during sugar-making campaigns, which generally total 120 days to 180 days in length each year, depending upon the supply of sugar beets available to the factory. Because of the geographical diversity of its manufacturing facilities, the Company is generally able to produce beet sugar year-round. While the seasonal production of sugar beets requires the Company to store significant refined sugar inventory at each factory, the geographic diversity and staggered periods of production enable the Company's total investment in inventories to be reduced. Additionally, these factors reduce the likelihood that adverse weather conditions will affect all the Company's productive areas simultaneously, and aid in distribution.

     BY-PRODUCTS. The Company sells by-products from its beet sugar processing as livestock feeds to dairymen, livestock feeders and livestock feed processors. Such by-products include beet pulp and molasses. The major portion of the beet pulp and molasses produced from sugar beet operations is sold during and shortly after the sugar-making campaigns. By-products from beet sugar processing are marketed in the United States, Europe and Japan.

     Both the domestic and export markets are highly competitive because of the availability and pricing of by-products of other sugar beet processors and corn wet millers, as well as other livestock feeds and grains. The market price of the Company's by-products relative to the price of competitive feeds and grains is the principal competitive determinant. Among other factors, the weather and seasonal abundance of such feeds and grains may affect the market price of by-products. The Company's by-products pro forma sales for the 12 months ended September 30, 1997 were $74.6 million or 4% of total pro forma sales for such period.

     BEET SEED. The Company develops, produces and markets commercial seed to beet growers under contract to the Company as well as growers under contract to grow for other beet sugar processors. The Company's beet seed sales program is conducted primarily in Sheridan, Wyoming and Tracy, California.

     The Company has entered into an agreement with D. J. van der Have B.V., a Netherlands beet seed company ("VDH"), granting VDH access to the Company's proprietary beet seed breeding material for varietal seed development in exchange for the exclusive marketing rights to VDH's beet seed in certain markets in the United States, Canada and Mexico. The Company has also participated in a similar joint venture with Societe Europeenne de Semences, N.V., S.A., a Belgian beet seed company ("SES"), to develop improved beet seed varieties. VDH and SES recently agreed to merge their interests to form ADVANTA SEEDS ("ADVANTA"). ADVANTA plans to introduce novel and improved varietal genetic material into the beet seed industry, which the Company believes may lead to advances in crop yield, sugar content of the beets, resistance to disease and certain plant processing benefits.

     The Company is also active in sugar beet disease control. The Company's growing areas have varying levels of diseases that affect sugar beet quality and quantity as well as the cost of processing. The Company has a sugar beet plant pathology disease control research laboratory in Tracy, California that develops and implements disease control strategies for all of the Company's sugar beet growing areas. The Company communicates information about agricultural practices to growers through its computerized agriculture information systems and printed material, including its magazine Sugar Beet Update, published semiannually. The Company believes that these activities strengthen its relationship with its growers, which, in turn, leads to increased acreage available to the Company and enhanced production and profitability at its facilities.

     INULIN. In 1995, the Company and Cooperatie Cosun U.A., a Netherlands sugar processor ("Cosun"), have formed Imperial-Suiker Unie, L.L.C. ("ISU"), a 50-50 joint venture to introduce and market inulin in North America. Inulin is a natural carbohydrate with multifunctional properties with potential both as a nutritional additive and as a functional food ingredient. Inulin is extracted from chicory roots by a process similar to sugar extraction from sugar beets. ISU has the exclusive right to market inulin and inulin-based products produced by Cosun in Canada, Mexico and the United States. The Company has also entered into various agreements to provide certain marketing and administrative services to the joint venture. Inulin is in the early stages of market development, although some commercial sales have occurred.

MANUFACTURING FACILITIES

     The Company operates four cane sugar refineries and 12 sugar beet factories. Each facility is served by adequate transportation and is maintained in good operating condition. The facilities operate continuously when in operation. The following table shows the location and capacity of each of the Company's refineries and processing plants:

                                                                APPROXIMATE DAILY
                                                                MELTING CAPACITY
                   CANE SUGAR REFINERIES                      (POUNDS OF RAW SUGAR)
                   ---------------------                      ---------------------
Sugar Land, Texas...........................................        4,000,000
Port Wentworth, Georgia.....................................        6,300,000
Gramercy, Louisiana.........................................        4,200,000
Clewiston, Florida..........................................        1,700,000
                                                                   ----------
          Total.............................................       16,200,000
                                                                   ==========

                                                                APPROXIMATE DAILY
                                                                SLICING CAPACITY
                    BEET SUGAR FACTORIES                      (TONS OF SUGAR BEETS)
                    --------------------                      ---------------------
Brawley, California.........................................          8,200
Mendota, California.........................................          4,200
Tracy, California...........................................          5,000
Woodland, California........................................          4,000
Sidney, Montana.............................................          5,700
Hereford, Texas.............................................          7,700
Torrington, Wyoming.........................................          5,700
Worland, Wyoming............................................          3,600
Caro, Michigan..............................................          4,000
Carrollton, Michigan........................................          3,400
Sebewaing, Michigan.........................................          6,000
Croswell, Michigan..........................................          4,000
                                                                    -------
          Total.............................................         61,500
                                                                    =======

     The Company also has a 43% limited partnership interest in a partnership that owns the site of a former beet sugar production facility in Moses Lake, Washington. The partnership is constructing a beet processing facility on the 1,400 acre site that is scheduled for commissioning in 1998.

RAW MATERIAL AND PROCESSING REQUIREMENTS

     RAW CANE SUGAR. The Company purchases raw cane sugar from both domestic and foreign sources of supply located in Louisiana, Florida and 44 foreign countries. The availability of foreign raw cane sugar is determined by the import quota level designated by applicable regulation. See "-- Industry Overview" and "-- Sugar Legislation and Other Market Factors." The Company has not experienced difficulties in the past in contracting sufficient quantities of raw sugar to supply its refineries.

     Raw sugar purchase contracts can provide for the delivery of a single cargo or for multiple cargoes over a specified period or a specified percentage of the seller's production over one or more crop years. Contract terms may provide for fixed prices but generally provide for prices based on the futures market during a specified period of time. The contracts provide for a premium if the quality of the raw sugar is above a specified grade or a discount if the quality is below a specified grade. Contracts generally provide that the seller pays freight, insurance charges and other costs of shipping.

     The Company contracts to purchase raw cane sugar substantially in advance of the time it delivers the refined sugar produced from that purchase. The majority of the Company's industrial sales are under fixed price contracts; in order to minimize price risk in raw and refined sugar commitments, the Company generally matches refined sugar sales contracted for future delivery with the purchase or pricing of raw sugar. The Company uses the raw sugar futures market as a hedging and purchasing mechanism, as management deems appropriate.

     The Company possesses approximately 350,000 short tons of aggregate raw sugar storage capacity, including 215,000 short tons of storage capacity at its Port Wentworth, Georgia refinery. At Port Wentworth, the Company has the capability to segregate its raw sugar inventory, which allows the Company to store bonded sugar for re-export. This capability facilitates the Company's participation in the re-export market. The Company has been active in such market and will continue to be active in the future when pricing and market conditions are favorable.

     The Company supplements its beet sugar production by refining raw cane sugar at certain of its sugar beet processing facilities.

     SUGAR BEET PURCHASES. The Company purchases sugar beets from over 2,400 independent growers, which supply the Company's factories with approximately 310,000 acres of beets. The sugar beets are purchased under contracts negotiated with associations representing growers. The Company contracts for acreage prior to the planting season based on estimated demand, marketing strategy, processing capacity and historical crop yields. The type of contract used in the western United States provides for payments to the grower based on the sugar content of the sugar beets delivered by each grower and the net selling price of refined beet sugar during the specified contract year. The type of contract used in Michigan provides for growers to share in the revenues generated by sales of pulp and molasses, as well as sales of refined sugar. Most grower contracts provide for a premium to the growers for delivering beets of superior quality. The net selling price is the gross sales price less certain marketing costs, including packaging costs, brokerage, freight expense and amortization costs for certain facilities used in connection with marketing. Use of this type of participating contract reduces the Company's exposure to inventory price risks on its sugar beet purchases. See "-- Sugar Legislation and Other Market Factors."

     Acreage contracted at each factory location may vary from year to year on the basis of anticipated refined sugar prices, prior crop quality, productivity, weather conditions, availability of irrigation water, prices anticipated by growers for alternate crops and competition with other beet sugar processors. The Company expects modest growth in acreage in fiscal 1998. See "Risk
Factors -- Sugar Beet Crop and Storage Risks."

     ENERGY. The primary fuel used by the Company is natural gas, although certain of the Company's factories use significant amounts of coal. The Company generates a substantial portion of the electricity used at its refineries and factories. Fuel oil can be used by the Company at certain locations both as an alternative energy source when the price is more attractive and as a backup to natural gas in the event of curtailment of gas deliveries. Natural gas and coal supplies are typically purchased under contracts for terms of one year or more, which do not contain minimum quantity requirements.

     Pricing of natural gas contracts is generally fixed for the term or indexed to a spot market index. The Company has also utilized financial tools such as swaps and caps to stabilize the price for gas purchases under indexed contracts. Coal is available in abundant supply domestically and the Company is able to purchase coal competitively.

     The Company owns a royalty interest in a coal seam methane gas project in the Black Warrior Basin of Alabama as an additional indirect hedge against future natural gas price increases.

     OTHER RAW MATERIALS. Foundry coke and limestone are used in the beet sugar extraction process. The Company generally purchases coke under contracts with one to three year terms and utilizes rail transportation to deliver the coke to factories. Domestic coke supplies may become tighter due to environmental restrictions; the Company has the option of converting existing coke-fired equipment to natural gas should the availability and economics of coke so dictate. The Company owns a 50% share of a limestone quarry in Warren, Montana that supplies the Sidney, Montana and Worland, Wyoming factories with their annual limestone requirements. A subsidiary of the Company operates a limestone quarry in Cool, California that supplies the Company's Northern California beet processing factories with limestone. These quarries do not normally supply the Company's other factories because of high freight costs. Limestone required in the other factory operations is generally purchased from independent sources under contracts with one to five-year terms.

RESEARCH

     The Company operates research and development centers in Sugar Land, Texas and Savannah, Georgia where it conducts research relating to manufacturing process technology, factory operations, food science and new product development. In Savannah, the Company operates a "pilot plant" in connection with its research and development activities where it has developed sugar products co-crystallized with other flavors such as honey. The Company has begun to market the co-crystallized specialty products produced at the pilot plant to certain customers.

COMPETITION

     The Company competes with other cane sugar refiners and beet sugar processors and, in certain product applications, with producers of other nutritive and non-nutritive sweeteners. Selling price and the ability to supply the buyer's quality and quantity requirements in a timely fashion are important competitive factors.

Certain competing beet sugar processors have expanded their production capacity significantly over the past five years. The additional sugar marketed as a result of this expansion has acted to reduce refined sugar prices at times during this period. To a lesser extent, refined sugar also competes with non-nutritive or low-calorie sweeteners, principally aspartame and, to lesser extents, saccharin and acesulfam-k.

SUGAR LEGISLATION AND OTHER MARKET FACTORS

     The Company's business and results of operations are substantially affected by market factors, principally the domestic prices for refined sugar and raw cane sugar, and the quality and quantity of sugar beets available to the Company. These market factors are influenced by a variety of forces, including the number of domestic acres contracted to grow sugar beets, prices of competing crops, weather conditions and United States farm and trade policies.

     The principal legislation currently supporting the price of domestic crops of sugar beets and sugarcane is the Farm Bill, which became effective July 1, 1996 and extended the sugar price support program for sugarcane and sugar beets until June 30, 2003.

     CCC LOANS. Pursuant to the Farm Bill, the Commodity Credit Corporation ("CCC") is obligated annually to make loans available to domestic first processors of sugar on existing sugar inventories from the current crop year production at 18.0 cents per pound of raw cane sugar and 22.9 cents per pound of refined beet sugar (subject to a limited right of reduction by the USDA). CCC loans under the Farm Bill are recourse loans unless the tariff rate quota for import sugar is set at a level in excess of 1.5 million short tons raw value ("STRV"). If the tariff rate quota exceeds 1.5 million STRV, CCC loans will become non-recourse and processors will be obligated to pay participating growers a predetermined minimum support price. CCC loans mature September 30 of each year and in no event more than nine months after the month in which the loan was made. Under the Farm Bill, processors may forfeit sugar to the USDA; if the tariff rate quota is below 1.5 million STRV and the collateral for the loan is inadequate to cover the loan amount, the USDA may proceed against the processor for the difference between the loan amount and the proceeds from the sale of the forfeited sugar. Additionally, a processor will be penalized approximately 1 cent per pound for each pound of sugar forfeited. Although the Company does not currently utilize this program, it has in the past and may do so again in the future.

     TARIFF RATE QUOTA. Under the Farm Bill, the USDA utilizes the import quota and the forfeiture penalty to affect sugar price supports and prevent forfeitures under the CCC loan program. The USDA annually implements a tariff rate quota for foreign sugar, which has the effect of limiting the total available supply of sugar in the United States. The tariff rate quota controls the supply of raw sugar by setting a punitive tariff on all sugar imported for domestic consumption that exceeds the determined permitted imported quantity and is designed to make the importation of the over-quota sugar uneconomical. To the extent a processor sells refined sugar for export from the United States, it is entitled to import an equivalent quantity of non-quota eligible foreign raw sugar. The tariff rate quota for sugar to be allowed entry into the United States during the year ended September 30, 1997 was 2.3 million STRV; for the year ended September 30, 1998 the tariff rate quota is expected to be 2.0 million STRV. The USDA currently determines the quota by targeting an ending stocks-to-use ratio. A portion of the quota will be made available immediately with separate allocations made available periodically depending on domestic production of raw cane sugar and refined beet sugar. The Company believes that the implementation of the tariff-rate quota for foreign sugar under the Farm Bill has caused the market for raw cane sugar to be less volatile, and as a result has helped to reduce fluctuations in profitability of the Company's cane sugar operations.

     NAFTA. NAFTA contains provisions that allow for Mexico to increase its sugar exports to the United States if Mexico is projected to produce a net surplus of sugar. The terms of NAFTA restrict Mexico's exports, which may be in the form of raw or refined sugar, to the United States to no more than 25,000 STRV annually until the year 2000. Mexico's exports to the United States will be further increased in the event Mexico produces a sugar surplus for two consecutive years prior to the year 2000 or at any time thereafter. The Company's management believes that increased importation of raw cane sugar from Mexico would benefit the Company because the proximity of its Sugar Land, Texas refinery to Mexico would allow the Company to import raw cane sugar more cheaply than its competition. However, if imports are in the form of refined cane sugar, the domestic refined sugar market may be adversely affected.

EMPLOYEES

     In November 1997, the Company employed approximately 3,500 year-round employees. In addition, the Company employed 3,200 seasonal employees over the course of the crop year ended September 1997. While the Company's Port Wentworth, Georgia and Clewiston, Florida refineries use non-union labor, the Company has entered into collective bargaining agreements with union representatives with respect to the employees at all of the Company's other refineries and processing plants. The Company believes its employee and union relationships are good.

ENVIRONMENTAL REGULATION

     The Company's operations are governed by various federal, state and local environmental regulations. These regulations impose effluent and emission limitations, and requirements regarding management of water resources, air resources, toxic substances, solid waste and emergency planning. The Company has obtained or is making application for the permits required under these regulations.

     Waste water odor control is being addressed at the Company's facilities in Tracy, Mendota and Woodland, California. The soil and ground water at the Company's Mendota, California facility have high concentrations of salts. The Company has developed a prevention plan to install a clay cap on the areas of concern and to treat the affected ground water. This plan will be accomplished over a 20 to 30-year period with an expected annual cost ranging from $40,000 to $120,000. The Company has recorded a liability for the estimated costs of this project. The Company's Torrington, Wyoming facility has made significant operational modifications in order to meet more restrictive state solid waste and groundwater regulations.

     Ongoing compliance with environmental statutes and regulations has not had, and the Company does not anticipate that it will in the future have, a material adverse effect on the Company's competitive position since its competitors are subject to similar regulation. Additional capital expenditures will be required to comply with future environmental protection standards, although the amount of any further expenditures cannot be accurately estimated. Management does not believe that compliance will have a materially adverse impact on the Company's capital resources or its operating results or financial condition.

PROPERTIES

     The Company owns each of its cane sugar refineries and sugar beet processing plants and its corporate headquarters in Sugar Land, Texas. The Company generally leases office space and contracts for throughput and storage at warehouses and distribution stations. The Company owns additional acreage at its factories and refineries which is used primarily for settling ponds and as buffers from nearby communities or is leased as farm or pasture land. See
"-- Manufacturing Facilities" and "-- Raw Material and Processing
Requirements -- Other Raw Materials."

LEGAL PROCEEDINGS

     The Company is a party to litigation and claims which are normal in the course of its operations; while the results of such litigation and claims cannot be predicted with certainty, the Company believes the final outcome of such matters will not have a materially adverse effect on its results of operations or consolidated financial position.

                       BOARD OF DIRECTORS AND MANAGEMENT

     The directors and senior officers of the Company following the consummation of the Transactions, and their respective ages, are as set forth in the table below.

                 NAME                    AGE*                     POSITIONS
                 ----                    ----                     ---------
James C. Kempner.......................   58     President, Chief Executive Officer, Chief
                                                   Financial Officer and Director
Peter C. Carrothers....................   58     Managing Director
Douglas W. Ehrenkranz..................   40     Managing Director
Roger W. Hill..........................   58     Managing Director and President and Chief
                                                   Executive Officer of Holly
John A. Richmond.......................   51     Managing Director
William F. Schwer......................   50     Managing Director, Secretary and General
                                                   Counsel
William W. Sprague III.................   41     President and Chief Executive Officer of
                                                   Savannah Foods and Director
John D. Curtin, Jr. ...................   65     Director
David J. Dilger........................   41     Director
E. O. Gaylord..........................   66     Director
Gerald Grinstein.......................   65     Director
Ann O. Hamilton........................   61     Director
Robert L. Harrison.....................   58     Director
Harris L. Kempner, Jr..................   57     Director
I. H. Kempner, III.....................   65     Director
H. E. Lentz............................   52     Director
Kevin C. O'Sullivan....................   55     Director
Fayez Sarofim..........................   69     Director
Daniel K. Thorne.......................   46     Director

---------------

     * As of December 31, 1997.

     Except as set forth below, the senior officers have held their present offices for at least the past five years. Positions, unless specified otherwise, are with the Company.

     Mr. James C. Kempner has been a director since 1988 and has been President and Chief Executive Officer from 1993 to present. Mr. Kempner is also Chief Financial Officer, a position he has held since he joined the Company in 1988. In 1994, Mr. Kempner was elected President of Imperial Sugar Company, a division of the Company, a position he had previously held. From 1988 to 1993, Mr. Kempner served as Executive Vice President. Mr. Kempner is also a director of Bouygues Offshore S.A.

     Mr. Carrothers became a Managing Director in October 1995 and had been Senior Vice President -- Operations since March 1995. Mr. Carrothers joined the Company as Senior Vice President -- Logistics in May 1994. From 1990 until joining the Company, he was Vice President -- Logistics of PepsiCo Foods International and had served in various other capacities with Frito Lay, Inc., a subsidiary of PepsiCo, since 1973.

     Mr. Ehrenkranz became a Managing Director in April 1997 and had been Vice President -- Sales & Marketing since September 1995. Prior thereto, Mr. Ehrenkranz had been Director of Sales, Planning & Marketing -- Development since joining the Company in April 1995. Prior to joining the Company, Mr. Ehrenkranz was Marketing Manager with PepsiCo's Taco Bell subsidiary from 1993 to 1994 and served in various positions at Procter & Gamble from 1979. His last position at Procter & Gamble before joining PepsiCo was Category Sales Manager for Folgers Coffee.

     Mr. Hill was named a Managing Director in October 1995 and had been Executive Vice President since 1988. Mr. Hill also has been President and Chief Executive Officer of Holly since 1988. Mr. Hill joined Holly in 1963 and served in various capacities, including Vice President -- Agriculture and Executive Vice President. Mr. Hill served as a director of the Company from 1988 until his resignation from the Board of Directors in December 1997.

     Mr. Richmond became a Managing Director in April 1997 and was named Vice President -- Operations in October 1995. Mr. Richmond has been Senior Vice President and General Manager, Beet Sugar Operations, of Holly since 1993. Mr. Richmond was Senior Vice President and General Manager -- Eastern Division of Holly from June 1992 to 1993; Vice President and General Manager -- Eastern Division of Holly from December 1991 to June 1992; Vice President and Operations Manager -- Eastern Division from September 1990 to December 1991; Vice President, Technical Services and Assistant Operations Manager -- Eastern Division from July 1989 to September 1990; and Vice President, Technical Services from December 1982 to July 1989. Mr. Richmond joined Holly in 1973.

     Mr. Schwer became a Managing Director in October 1995 and was named Senior Vice President, Secretary and General Counsel of the Company in 1993. Mr. Schwer had been Vice President, Secretary and General Counsel since 1989. He joined Holly as Assistant General Counsel in 1988.

     Mr. Sprague was elected as a director in December 1997 pursuant to the Merger Agreement. Mr. Sprague has been President and Chief Executive Officer of Savannah Foods since 1995. He served as President and Chief Operating Officer from 1993 to 1995. Mr. Sprague began his career with Savannah Foods in 1983 and has held various positions since then.

     Mr. Curtin has been a director since 1993. Mr. Curtin has been Chairman and Chief Executive Officer of Aearo Corporation, a worldwide manufacturer and supplier of personal protection equipment, from May 1994 to present and was Executive Vice President and a director of Cabot Corporation, a specialty chemicals and materials company and manufacturer of carbon black, from 1989 to 1994. Mr. Curtin is a Trustee of Eastern Enterprises, Inc.

     Mr. Dilger has been a director since October 1996. Mr. Dilger has been Chief Executive Officer of Greencore Group plc, an Irish sugarbeet processing company, since 1995 and was Chief Operating Officer of Greencore Group plc from 1991 to 1995. He has been a director of Greencore since January 1992.

     Mr. Gaylord, a director since 1978, has been the President and a director of Gaylord & Company, Inc., a venture capital business, since 1988. Since January 1993, he has been Chairman of EOTT Energy Corporation, an oil trading and transportation company. Mr. Gaylord is also a director of Seneca Foods Corporation, Essex International, Kinder Morgan Energy Partners, L.P. and The Federal Reserve Bank of Dallas, Houston Branch.

     Mr. Grinstein has been a director since October 1996. He has been a director of Delta Air Lines, Inc. since 1987 and has served as Chairman of the Board of Directors since August 1997. He served as Chairman and Chief Executive Officer of Burlington Northern Inc., a diversified transportation and railroad company, from 1990 until September 1995 and served as Chairman until his retirement on December 31, 1995. Mr. Grinstein is also a director of Browning Ferris Industries, Inc., Pecar, Inc. and Sundstrand Corporation.

     Mrs. Hamilton, a director since 1974, was with the World Bank in Washington, D.C. from 1970 until her retirement in 1995. Mrs. Hamilton was Senior Adviser to the Vice President of South Asia Region, in 1995. She was Director of the Bangladesh, Bhutan & Nepal Department from 1993 to 1994, and Director of the Population & Human Resources Department from 1987 to 1992.

     Mr. Harrison was elected as a director in December 1997 pursuant to the terms of the Merger Agreement. He served as a director of Savannah Foods from 1990 until October 1997. Mr. Harrison has been President of Stevens Shipping & Terminal Co. in Savannah, Georgia for more than five years.

     Mr. Harris L. Kempner, Jr., a director of the Company since 1966, has been President of Kempner Capital Management, Inc., an investment advisory firm, since 1982 and a trustee of the H. Kempner Trust Association since 1967. He served as Chairman of the Board of United States National Bank from 1988 to

1993 when he became Chairman Emeritus. Mr. Kempner is a director of TNP Enterprises, Inc. and American Indemnity Financial Corporation and an advisory director of Cullen/Frost Bankers, Inc.

     Mr. I. H. Kempner, III has been Chairman of the Board of Directors since 1971 and was first elected a director in 1967. He became Chairman of the Executive Committee in 1978. Mr. Kempner joined the Company in 1964 and served in various executive capacities prior to his election as Chairman of the Board. Mr. Kempner is Chairman of the Board of Directors of the Houston Branch of the Federal Reserve Bank of Dallas.

     Mr. Lentz has been a director since 1993. Mr. Lentz has been a Managing Director of Lehman Brothers Inc., an investment banking firm, since 1993. Prior thereto, Mr. Lentz served Vice Chairman of Wasserstein Perella & Co. from 1988 to 1993 and as Managing Director of Shearson Lehman Hutton, Inc. from 1984 to 1988. Mr. Lentz serves as a director of the Rowan Companies, Inc.

     Mr. O'Sullivan has been a director since October 1996. Mr. O'Sullivan is Chief Financial Officer of Greencore Group plc, an Irish sugarbeet processing company. He has been a director of Greencore since January 1992. Prior thereto, Mr. O'Sullivan was Group Finance Director of Hillsdown Holdings plc, having previously held senior financial positions with other major UK companies.

     Mr. Sarofim, a director since 1991, is President and Chairman of the Board of Fayez Sarofim & Co., an investment advisory firm he founded in 1958. Mr. Sarofim is currently a director of Allegheny Teledyne Corporation, Argonaut Group, Unitrin, Inc. and the Exor Group, S.A.

     Mr. Thorne was elected a director in 1988. For more than the past five years, Mr. Thorne has been the President of Star Lake Cattle Company and Star Lake Properties, Inc., which are engaged in cattle and timber operations, and Eagle Island Citrus Corporation, a citrus production operation. Mr. Thorne is also President of Star Lake Capital, a venture capital firm.

     Mr. I. H. Kempner, III and Mr. James C. Kempner are brothers and are first cousins of Mr. Harris L. Kempner, Jr. In addition, Mrs. Hamilton, Mr. Harris L. Kempner, Jr., Mr. I. H. Kempner, III, Mr. James C. Kempner, Mr. Lynch and Mr. Thorne are each descendants of H. Kempner, a Galveston entrepreneur who died in 1894.

EXECUTIVE COMPENSATION

     The following table and narrative sets forth the compensation of the chief executive officer and the other four most highly compensated executive officers during the twelve-month period ending September 30, 1997 (collectively, the "named officers") for services rendered in all capacities. In October 1997, the Company changed its fiscal year end from March 31 to September 30. Accordingly, compensation reported in the following table is for the twelve-month period ended September 30, 1997 ("1997T"), as well as the fiscal years ended March 31, 1997 and 1996. As a result, compensation for the six-month period ended March 31, 1997 has been included in both the 1997T amounts and the fiscal year ended March 31, 1997 amounts. Consequently, bonus payments pursuant to the Company's Performance Incentive Plan for the fiscal year ended March 31, 1997, which were paid in May 1997, have been double counted by inclusion in both the 1997T amounts and the fiscal 1997 amounts.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                              ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                   -----------------------------------------   -------------------------
                                                                     OTHER                   SECURITIES
                                                                    ANNUAL     RESTRICTED    UNDERLYING
            NAME AND               FISCAL                           COMPEN-      STOCK      OPTIONS/SARS
       PRINCIPAL POSITION          PERIOD    SALARY    BONUS(1)    SATION(2)    AWARD(4)    (NUMBER)(5)
       ------------------          ------   --------   ---------   ---------   ----------   ------------
James C. Kempner.................   1997T   $377,016   $647,251     $    (3)     $242,046           0
  President, Chief Executive
     Officer                        1997     354,024    316,701          (3)     $242,046           0
  and Chief Financial Officer       1996     354,024          0      57,043             0           0
Roger W. Hill....................   1997T    284,448    281,123          (3)      150,045           0
  Managing Director and
     President,                     1997     284,448    128,947          (3)      150,045           0
  Holly Sugar Corporation           1996     284,448          0      58,140             0           0
Peter C. Carrothers..............   1997T    198,408    423,100          (3)      155,316           0
  Managing Director                 1997     166,800    230,700          (3)      155,316           0
                                    1996     166,800      8,340      28,051             0      20,000
William F. Schwer................   1997T    202,512    412,242          (3)      155,316           0
  Managing Director, Secretary      1997     175,008    222,492          (3)      155,316           0
  and General Counsel               1996     175,008      8,750      24,954             0      28,000
John A. Richmond.................   1997T    168,504    296,500          (3)      109,893           0
  Managing Director                 1997     158,750    165,500          (3)      108,893           0
                                    1996     134,600          0      25,319             0       8,000

---------------

(1) Bonuses paid were pursuant to the Company's Performance Incentive Plan and include, in the twelve-month period ended September 30, 1997, a relocation bonus of $28,945 for Mr. Hill and include in fiscal year ending March 31, 1997, such relocation bonus of $28,945 for Mr. Hill and a relocation bonus of $15,500 for Mr. Richmond. Annual bonus payments for the fiscal year ended March 31, 1997, paid in May 1997 and included in both 1997T and fiscal 1997 bonus amounts, were $316,701 for Mr. Kempner, $128,947 for Mr. Hill, $230,700 for Mr. Carrothers, $222,492 for Mr. Schwer and $150,000 for Mr. Richmond.

(2) Amounts are primarily payments under the Company's vacation policy and for taxes due on perquisites. Monetary service awards, which are earned on every fifth anniversary of employment, are also included when paid. Mr. James C. Kempner's fiscal year 1996 compensation included $8,361 payment for taxes due on perquisites, a $8,370 automobile allowance, a $23,465 disability insurance policy premium and $13,525 for a bargain vehicle purchase. Mr. Hill's fiscal 1996 other annual compensation included $10,940 in vacation pay, a $5,325 payment for taxes due on perquisites, a $23,355 disability insurance premium and $13,525 for a bargain vehicle purchase. Mr. Carrothers' fiscal year 1996 other annual compensation included a $7,500 automobile allowance and a moving allowance of $11,142. Mr. Schwer's fiscal year 1996 other annual compensation included $2,019 in vacation pay, a $3,196 payment for taxes on perquisites, a $2,753 automobile allowance and $13,525 for a bargain vehicle purchase. Mr. Richmond's fiscal 1996 other compensation included $3,882 in vacation pay, a $1,794 payment for taxes on perquisites, a $4,780 automobile allowance and $13,525 for a bargain vehicle purchase.

(3) Amount is less than $50,000 or 10% of the sum of salary and bonus.

(4) On May 1, 1997, 86,811 shares of Restricted Stock valued at $911,516 were issued to six executive officers including the named officers. Dividends, if declared, are payable on restricted stock. The grant is included in both 1997T and the fiscal year ended March 31, 1997.

(5) No options granted include SARs.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS IN CONNECTION WITH THE TENDER OFFER AND THE MERGER

     BOARD OF DIRECTORS; MANAGEMENT. On October 24, 1997, upon the consummation of the Tender Offer and pursuant to the Merger Agreement, a majority of the Savannah Foods directors resigned as directors, and members of the senior management of Imperial Holly were elected to the Board of Directors of Savannah Foods to replace such resigning directors. Upon consummation of the Merger, the remaining original Savannah Foods directors (except for Mr. Sprague) resigned. In addition, Messrs. Sprague and Harrison, who served on Savannah Foods' Board of Directors prior to the Transactions, were elected as directors of the Company prior to the consummation of the Merger.

     EMPLOYMENT AND RELATED AGREEMENTS. In connection with the Merger, the Company entered into a new employment agreement with William W. Sprague III, the President and Chief Executive Officer of Savannah Foods, providing for a 5-year term beginning on the date of the consummation of the Merger. Pursuant to the employment agreement, Mr. Sprague will continue as the President of Savannah Foods and was elected as a director of the Company in December 1997. In addition to his base salary, which will continue at no less than $430,000 per year (his previous salary), Mr. Sprague will be entitled to participate in the annual bonus program, which provides him with a maximum bonus opportunity equal to 75% of his base salary, and to certain other benefits. In addition, the Company intends to enter into agreements with certain other members of Savannah Foods' management providing for certain payments in the event of changes of control.

     EQUITY FINANCING. Imperial Holly sold 377,358 shares of Company Common Stock to the H. Kempner Trust Association concurrently with the consummation of the Merger for an aggregate consideration of $5 million, at a purchase price equal to $13.25 per share, the per share price of Company Common Stock used to determine the stock consideration in the Merger.

     ADVISORY AND OTHER FEES. Lehman Brothers, an Initial Purchaser of the Notes, has provided investment banking and other services to the Company in the past and has acted as financial advisor to the Company in connection with the Transactions, for which it has received customary fees in connection therewith. LCPI acted as an arranger for the Company and the banks that are parties to the Tender Credit Facility and the Senior Credit Facility (the "Credit Facilities") in connection with the Credit Facilities and received customary fees in connection therewith. LCPI and its respective affiliates are Agents under the Credit Facilities. The net proceeds of the Offering were used to repay indebtedness under the Tender Credit Facility.

     Additionally, in 1991, the Company entered into an interest rate swap with Lehman Brothers which continued until October 1996. Mr. Lentz, who was elected a director of the Company in December 1993, became a Managing Director of Lehman Brothers in March 1993. In 1996, Mr. Lentz became a member of the Executive Compensation Committee of the Company's Board of Directors.

OTHER RELATIONSHIPS

     Fayez Sarofim & Co. acts as an investment advisor to the Company and certain employee benefit plans maintained by the Company. During the twelve-month period ended September 30, 1997, Fayez Sarofim & Co. received approximately $379,000 for such services. Fayez Sarofim, a director, is Chairman of the Board, President and owner of a majority of the outstanding capital stock of Fayez Sarofim & Co.

     In 1989, the Company became one of the limited partners of ChartCo Terminal, L.P. ("ChartCo") upon the formation thereof and made a capital contribution of $1,000,000 to ChartCo. A company owned by Mr. Gaylord is the general partner of ChartCo, which owns an interest in a fuel oil terminal in Houston, Texas. The percentage interests of the partners in ChartCo are in proportion to their respective capital contributions.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding ownership of Company Common Stock, as of December 31, 1997 by: (i) each person who is known by the Company to own beneficially on a pro forma basis more than five percent of Company Common Stock; (ii) each of the Company's directors; (iii) each of the Company's senior officers; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Company Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws.

                                                               BENEFICIAL OWNERSHIP
                                                                 OF COMMON STOCK
                                                              ----------------------
                                                               NUMBER     PERCENTAGE
                            NAME                              OF SHARES    OF CLASS
                            ----                              ---------   ----------
Peter C. Carrothers(1)(2)(3)................................     40,443      *   %
John D. Curtin, Jr.(1)......................................      8,142      *
David J. Dilger(4)..........................................  3,800,000      14.1
Douglas W. Ehrenkranz(1)(2).................................     13,169      *
Edward O. Gaylord...........................................     20,000      *
Greencore Group plc.........................................  3,800,000      14.1
  St. Stephen's Green House
  Earlsfort Terrace
  Dublin 2, Ireland
Gerald Grinstein............................................      2,466      *
Ann O. Hamilton(6)..........................................    237,796      *
Robert L. Harrison(7)(3)....................................      1,769      *
Roger W. Hill(1)(2)(3)......................................     70,830      *
Harris L. Kempner, Jr.(8)(9)................................    834,302       3.1
I. H. Kempner, III(1)(5)(8)(10).............................  1,107,037       4.1
  P.O. Box 25
  Sugar Land, Texas 77487-0025
James C. Kempner(1)(2)(3)(8)(11)............................    930,450       3.4
H. E. Lentz.................................................     19,142      *
Kevin C. O'Sullivan(4)......................................  3,800,000      14.1
John A. Richmond(1)(2)......................................     31,656      *
Fayez Sarofim...............................................    681,142       2.5
William F. Schwer(1)(2).....................................     47,008      *
William W. Sprague III(7)(3)................................      7,358      *
Daniel K. Thorne(5)(12).....................................    695,718       2.6
United States National Bank(13).............................  1,937,456       7.2
  P.O. Box 179
  Galveston, Texas 77553
Harris K. Weston(8)(14).....................................  1,724,921       6.4
  Dinsmore & Stohl
  1900 Chemed Center
  255 East 5th Street
  Cincinnati, Ohio 45202
All directors and executive officers as a group (23
  persons)(1)(2)............................................  7,040,010      26.1%

---------------

  * Percentage of shares of Company Common Stock beneficially owned does not exceed 1% of the class.

 (1) Includes shares subject to stock options exercisable within 60 days as follows: I. H. Kempner, III, 92,925 shares; Peter C. Carrothers, 21,250 shares; John D. Curtain, Jr., 750 shares; Douglas W. Ehrenkranz, 3,750 shares; Roger W. Hill, 46,975 shares; James C. Kempner, 82,975 shares; William F. Schwer, 28,750 shares; John A. Richmond, 13,450 shares and all directors and executive officers as a group, 315,650 shares.

 (2) Includes restricted shares as follows: Mr. Carrothers, 14,792; Mr. Ehrenkranz, 9,419; Mr. Hill, 14,290; Mr. James C. Kempner, 23,052; Mr. Richmond, 10,466; Mr. Schwer, 14,792 and all executive officers as a group, 86,811 shares.

 (3) Includes shares of Company Common Stock issued in the Merger in exchange for shares of Savannah Common Stock and held by Mr. Sprague and his spouse and children and in certain employee benefit plans.

 (4) Includes shares held by Greencore Group plc, of which Mr. Dilger is the Chief Executive Officer and a director and Mr. O'Sullivan is the Chief Financial Officer and a director. Messrs. Dilger and O'Sullivan disclaim beneficial ownership of such shares.

 (5) Includes 134,187 shares of Company Common Stock owned by the Harris and Eliza Kempner Fund, a charitable foundation, as to which Mr. I. H. Kempner, III and Mr. Thorne share voting power and investment power as co-trustees along with other trustees.

 (6) Includes 49,072 shares of Company Common Stock owned by a testamentary trust as to which Mrs. Hamilton is successor trustee and has voting and investment power.

 (7) Messrs. Sprague and Harrison were elected directors in December 1997.

 (8) Includes 709,721 shares of Company Common Stock owned by H. Kempner Trust Association, over which I. H. Kempner, III, James C. Kempner, Harris L. Kempner, Jr. and Harris K. Weston share voting power and investment power as co-trustees with one other co-trustee.

 (9) Includes 6,420 shares of Company Common Stock held by Mr. Kempner's wife, as to which he shares voting and investment power. Mr. Kempner disclaims beneficial ownership as to such shares.

(10) Includes 4,443 shares of Company Common Stock held by Mr. Kempner's wife, as to which Mr. Kempner disclaims beneficial ownership.

(11) Includes 6,750 shares of Company Common Stock owned by a trust of which Mr. Kempner is a beneficiary.

(12) Includes 327,142 shares of Company Common Stock owned by a testamentary trust as to which Mr. Thorne is the sole beneficiary and a co-trustee. Also includes 166,947 shares owned by the Alan Pryce-Jones Trust, of which Mr. Thorne is a co-trustee and 18,722 shares owned by the Daniel K. Thorne Foundation of which Mr. Thorne is President. Also includes 875 shares owned by his wife of which Mr. Thorne disclaims beneficial ownership.

(13) Consists of 1,937,906 shares of Company Common Stock that United States National Bank holds as trustee of various trusts for descendants of H. Kempner, but not including any shares that are held in nominee form for others. United States National Bank has sole voting power over 1,937,456 shares. The information given is based on a Statement on Form 4 filed by the stockholder with the Commission and other information furnished by the stockholder.

(14) Includes 2,700 shares of Company Common Stock held by Mr. Weston's wife and 46,800 shares of Company Common Stock held by Mr. Weston's daughters. Mr. Weston disclaims beneficial ownership as to such shares. Also includes 106,200 shares of Company Common Stock owned by Mr. Weston as trustee for two trusts for the benefit of Mr. Weston's daughters and 396,000 shares of Company Common Stock owned by Mr. Weston as trustee of three charitable annuity lead trusts, as to all of which shares Mr. Weston disclaims beneficial ownership.

                        DESCRIPTION OF THE TRANSACTIONS

THE TENDER OFFER

     On October 16, 1997, pursuant to the Merger Agreement, IHK Sub, a wholly owned subsidiary of Imperial Holly, completed the Tender Offer. On October 24, 1997, after the appropriate proration procedures had been completed, IHK Sub purchased 14,397,836 shares of Savannah Common Stock, representing 50.1% of the issued and outstanding shares of Savannah Common Stock, for $20.25 per share in cash.

THE MERGER

     On December 22, 1997, the Company consummated the Merger. Pursuant to the Merger Agreement, upon consummation of the Merger, each outstanding share of Savannah Common Stock (other than shares of Savannah Common Stock owned by Imperial Holly and its affiliates, which include shares purchased in the Tender Offer, and shares of Savannah Common Stock held by Savannah Foods stockholders exercising dissenters' rights of appraisal under Delaware law) was converted into the right to receive, subject to stockholder elections and proration, either (i) $20.25 of Company Common Stock (based upon a value of $13.25 per share of Company Common Stock) or (ii) $20.25 in cash. In the Merger, 30% of the outstanding shares of Savannah Common Stock was converted into the right to receive Company Common Stock, and 19.9% of the outstanding shares of Savannah Common Stock was converted into the right to receive $20.25 in cash. The remaining 50.1% of the outstanding shares of Savannah Common Stock purchased by IHK Sub in the Tender Offer was canceled.

DEBT TENDER OFFER

     In October 1997, the Company completed a successful tender offer and consent solicitation (the "Debt Tender Offer") for Imperial Holly's 8 3/8% Senior Notes due 1989 (the "Existing Notes") and borrowed $78.1 million to fund the Debt Tender Offer and premiums related thereto.

H. KEMPNER TRUST FINANCING

     Concurrently with consummation of the Merger, Imperial Holly completed the
H. Kempner Trust Financing. See "Certain Relationships and Related
Transactions -- Equity Financing."

                          DESCRIPTION OF INDEBTEDNESS

     In order to (i) finance the cash consideration to be paid to Savannah Foods stockholders in the Transactions, (ii) refinance certain indebtedness of Imperial Holly and Savannah Foods and purchase the Existing Notes tendered in the Debt Tender Offer, (iii) pay fees and expenses related to the Offer and the Merger and (iv) provide working capital to Imperial Holly, Imperial Holly replaced its and Savannah Foods' previous credit facilities with the credit facilities described below.

TENDER CREDIT FACILITY

     In order to finance the Tender Offer and to repay approximately $140 million of indebtedness of Imperial Holly and certain related expenses and to provide for Imperial Holly's working capital needs pending the closing of the Merger, Imperial Holly entered into the Tender Credit Facility in an amount of up to $505 million. The Tender Credit Facility was comprised of a $295 million term loan facility (of which $292 million was drawn to fund the Tender Offer) and a $210 million revolving credit facility (of which approximately $146 million was outstanding on November 30, 1997). The Tender Credit Facility was guaranteed by substantially all of Imperial Holly's direct and indirect subsidiaries (other than Savannah Foods and its subsidiaries), and was secured by substantially all the assets of Imperial Holly and each of such guarantors.

SENIOR CREDIT FACILITY

     In connection with the consummation of the Merger, the Tender Credit Facility was amended and restated as the "Senior Credit Facility." The Company entered into the Senior Credit Facility with a group of financial institutions for which Lehman Brothers acted as arranger and LCPI acted as syndication agent. The following is a summary of the material terms and conditions of the Senior Credit Facility and is subject to the detailed provisions of the Senior Credit Facility and the various related documents entered into in connection therewith.

     LOANS; INTEREST RATES. The Senior Credit Facility is comprised of senior credit facilities of up to $455 million consisting of term loan facilities aggregating not more than $255 million (the "Term Loans") and a $200 million revolving credit facility (the "Revolver"). The proceeds of the Senior Credit Facility, together with the proceeds of this Offering and the H. Kempner Trust Financing, provided the financing to repay the amounts owing under the Tender Credit Facility, to provide a portion of the cash consideration payable upon consummation of the Merger and certain expenses related to the Merger, and to provide financing for future working capital and other general corporate purposes.

     The Term Loans were made on the date of the closing of the Merger, and consist of two tranches. The two tranches, Tranche A in the aggregate principal amount of $150 million and Tranche B in the aggregate principal amount of $105 million, will fully amortize over a period of six and eight years, respectively. The Revolver will be available on a revolving basis during the period commencing on the date of the closing of the Merger and ending on the date that is five years after the date of the closing of the Merger. The Revolver and the Term Loans will bear interest, at Imperial Holly's election, at either the Base Rate plus a margin ranging from 0.25% to 1.00% or the Eurodollar Rate plus a margin ranging from 1.25% to 2.00%.

     REPAYMENT. The principal amounts of the Tranche A Loans and the Tranche B Loans are repayable in quarterly installments during their respective terms in the following approximate aggregate annual amounts:

             TRANCHE A LOANS                              TRANCHE B LOANS
             ---------------                              ---------------
YEAR                             AMOUNT      YEAR                             AMOUNT
----                          -----------    ----                          -----------
 1..........................  $ 5,500,000    1...........................  $   100,000
 2..........................    7,000,000    2...........................      100,000
 3..........................    7,000,000    3...........................      100,000
 4..........................    9,000,000    4...........................      100,000
 5..........................   84,000,000    5...........................      100,000
 6..........................   37,500,000    6...........................      100,000
                                             7...........................   52,200,000
                                             8...........................   52,200,000

     Revolving loans may be borrowed, repaid and reborrowed from time to time until five years after the closing of the Senior Credit Facility, subject to certain customary conditions on the date of any such borrowing.

     SECURITY. The obligations under the Senior Credit Facility and the related documents are secured by a first priority lien upon substantially all of the real and personal property of the Company and its subsidiaries and a pledge of all of the capital stock of the Company's subsidiaries (provided that no lien will be granted on the assets of foreign subsidiaries and no capital stock of foreign subsidiaries will be pledged to the extent that the granting of such lien or the making of such pledge would result in materially adverse United States federal income tax consequences to the Company or would violate applicable law).

     GUARANTEES. The obligations of the Company under the Senior Credit Facility are expected to be guaranteed by substantially all of the Company's subsidiaries (provided that no guarantee by a foreign subsidiary shall be made if such guarantee would result in materially adverse United States federal income tax consequences to the Company or would violate applicable law).

     PREPAYMENTS. The Company will be required to make prepayments, with customary exceptions, on loans under the Senior Credit Facility in an amount equal to 100% of the net proceeds of the incurrence of certain indebtedness, 100% of the net proceeds of the sale of equity securities, 100% of the net proceeds received by the Company and its subsidiaries (other than certain net proceeds reinvested in the business of the Company or its subsidiaries) from the disposition of any assets, including proceeds from the sale of stock of any of the Company's subsidiaries and 75% of excess cash flow.

     CONDITIONS AND COVENANTS. The obligations of the lenders under the Senior Credit Facility are subject to the satisfaction of certain conditions precedent customary in similar credit facilities or otherwise appropriate under the circumstances. The Company and each of its subsidiaries will be subject to certain negative covenants contained in the Senior Credit Facility, including without limitation covenants that restrict, subject to specified exceptions: (i) the incurrence of additional indebtedness and other obligations and the granting of additional liens; (ii) mergers, acquisitions, investments and acquisitions and dispositions of assets; (iii) investments, loans and advances; (iv) dividends, stock repurchases and redemptions; (v) prepayment or repurchase of other indebtedness and amendments to certain agreements governing indebtedness, including the Indenture and the Notes; (vi) engaging in transactions with affiliates; (vii) capital expenditures; (viii) sales and leasebacks; (ix) changes in fiscal periods; (x) changes of lines of business; and (xi) entering into agreements which prohibit the creation of liens or limit the Company's subsidiaries' ability to pay dividends. The Senior Credit Facility also contains customary affirmative covenants, including compliance with environmental laws, maintenance of corporate existence and rights, maintenance of insurance, property and interest rate protection, financial reporting, inspection of property, books and records, and the pledge of additional collateral and guarantees from new Subsidiaries. In addition, the Senior Credit Facility requires the Company to maintain compliance with certain specified financial covenants including maximum capital expenditures, a maximum ratio of total debt to EBITDA and senior debt to EBITDA, a minimum interest coverage ratio and a minimum fixed charge coverage ratio. Certain of these financial, negative and affirmative covenants are more restrictive than those set forth in the Indenture.

     EVENTS OF DEFAULT. The Senior Credit Facility includes events of default that are typical for senior credit facilities and appropriate in the context of the Transactions, including, without limitation, nonpayment of principal, interest, fees or reimbursement obligations with respect to letters of credit, violation of covenants, inaccuracy of representations and warranties in any material respect, cross default to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments and liabilities, defaults or judgments under ERISA and change of control. The occurrence of any of such events of default could result in acceleration of the Company's obligations under the Senior Credit Facility and foreclosure on the collateral securing such obligations, which could have material adverse results to holders of the Notes.

SAVANNAH FOODS INDUSTRIAL REVENUE BONDS

     Savannah Foods has six tax-advantaged industrial revenue bond issuances ("IRBs") in the aggregate amount of $22.5 million. The IRBs were issued to fund capital improvements in Savannah Foods' facilities located in Croswell, Sebewaing, Caro and Carrollton, Michigan, Visalia, California and Hendry County, Florida. Each of the IRBs is secured by a lien on the project equipment at such facilities. Savannah Foods is a party to two of such issuances and has guaranteed the other four issuances. The IRBs bear interest at variable rates which generally range from 71% to 75% of LIBOR. However, Savannah Foods has entered into hedging agreements which provided an effective interest rate of 6.48% for the fiscal year ended September 28, 1997. The effective interest rate under such agreements for the 1998 fiscal year is 5.17%. The IRBs mature at varying dates beginning with a $4.5 million issuance at September 1, 2000 and ending with a $1.5 million issuance at March 1, 2017. The IRBs are secured by letters of credit in the face amount of such bonds plus interest for up to 120 days.

                            DESCRIPTION OF THE NOTES

     The Exchange Notes will be issued, and the Old Notes were issued, pursuant to an Indenture (the "Indenture") among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth below under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to the Company and not to any of its Subsidiaries.

GENERAL

     The Exchange Notes will be issued solely in exchange for an equal principal amount of Old Notes pursuant to the Exchange Offer. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the old Notes except that the offering of the Exchange Notes has been registered under the Securities Act, and the Exchange Notes will therefore not be subject to transfer restrictions, registration rights and certain provisions relating to the payment of Liquidated Damages under certain circumstances. See "-- Registration Rights; Liquidated Damages." The Notes are subject to the terms stated in the Indenture, a copy of which has been filed as an exhibit to the Registration Statement, and holders of the Notes are referred thereto for a statement of those terms.

     The Old Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of Old Notes who do not exchange their Old Notes for Exchange Notes will vote together with holders of the Exchange Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes, and the holders of such Old Notes and the Exchange Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Old Notes and the Exchange Notes then outstanding.

     The Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt, including Indebtedness under the Senior Credit Facility. Borrowings under the Senior Credit Facility will be secured by substantially all of the Company's assets, including the Capital Stock of substantially all of the Company's existing and future Subsidiaries, and will be guaranteed by substantially all such Subsidiaries, which guarantees will be secured by substantially all of such Subsidiaries' assets. The Notes will be guaranteed by all of the Company's existing and future Subsidiaries that guarantee any Indebtedness of the Company. The guarantees of the Notes terminate under certain circumstances. See
"-- Subsidiary Guarantees." The Notes will rank pari passu in right of payment with all other senior subordinated Indebtedness of the Company issued in the future, if any, and senior in the right of payment to all subordinated Indebtedness of the Company issued in the future, if any. As of September 30, 1997, on a pro forma basis giving effect to the Transactions, the Company and its Restricted Subsidiaries would have had approximately $304.7 million of Senior Debt (exclusive of an additional $191.3 million available under the revolving credit portion of the Senior Credit Facility, which, if drawn, would be Senior Debt). The Indenture will limit, subject to certain financial tests and exceptions, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries may incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     As of the date of this Prospectus, all of the Company's Subsidiaries were Restricted Subsidiaries, except for Holly Finance Company, which was an Unrestricted Subsidiary. Under certain circumstances, the Company will be able to designate other current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes will be limited in aggregate principal amount to $350 million, $250 million of which will be issued in the Offering, and will mature on December 15, 2007. Additional amounts may be issued after the date of the Indenture in one or more series from time to time subject to the limitations set forth under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and restrictions contained in the Senior Credit Facility and any other agreement to which the Company is a party at the time of such issuance. The Company has agreed not to offer, issue or sell any notes, bonds or other amounts under the Indenture other than the Notes offered hereby and the Exchange Notes for a period of 180 days from the date of the Indenture without the prior written consent of Lehman Brothers. Interest on the Notes will accrue at the rate of 9 3/4% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 1998, to Holders of record on the immediately preceding June 1 and December 1. Interest on the Notes will accrue from the most recent date to which interest and Liquidated Damages, if any, has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

     The payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full, in cash or Cash Equivalents, of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred, assumed or guaranteed.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt (whether or not an allowable claim)) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, in cash or Cash Equivalents, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain (i) Permitted Junior Securities, (ii) payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance"; provided that at the time of its creation such trust does not violate the Senior Credit Facility and (iii) payments from the trust described under "-- Special Redemption.")

     The Company also may not make any payment upon or in respect of the Notes (except (i) in Permitted Junior Securities, (ii) from the trust described under "-- Legal Defeasance and Covenant Defeasance"; provided that at the time of its creation such trust does not violate the Senior Credit Facility or (iii) from the trust described under "Special Redemption") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace (a "Payment Default") or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a "Nonpayment Default") and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the Representative of the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a Payment Default, upon the date on which such default is cured or waived and (b) in case of a Nonpayment Default, the earlier of the date on which such Nonpayment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until
(i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     The Indenture will further require that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. On a pro forma basis, after giving effect to the Transactions, there would have been approximately $304.7 million of Senior Debt outstanding at September 30, 1997 (exclusive of an additional $191.3 million available under the revolving credit portion of the Senior Credit Facility, which, if drawn, would be Senior Debt). The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes will be jointly and severally guaranteed on a senior subordinated basis by the Guarantors. Any Subsidiary of the Company that guarantees any Indebtedness of the Company shall be required to execute Subsidiary Guarantees and become a Guarantor under the Indenture. The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor (of which an aggregate amount of $35.1 million (excluding guarantees of Senior Debt) was outstanding on a pro forma basis after giving effect to the Transactions as of September 30, 1997 for all Guarantors), and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt of the Company to the same extent as the Obligations of the Company with respect to the Notes are subordinated to Senior Debt of the Company. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount the Guarantors are permitted to guarantee under applicable law without creating a "fraudulent conveyance." See "Risk Factors -- Fraudulent Conveyance Considerations."

     The Indenture will provide that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) except in the case of the merger of a Guarantor with or into another Guarantor or the Company, the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     Notwithstanding the foregoing paragraph, (i) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to the Company or any other Guarantor and (ii) any Guarantor may merge with a Wholly Owned Subsidiary of the Company that has no significant assets or liabilities and was incorporated solely for purpose of reincorporating such Guarantor in another State of the United States; provided that such merged entity continues to be a Guarantor.

     The Indenture will provide that upon (i) the release by the lenders under all Indebtedness of the Company of all Indebtedness of the Company of all guarantees of a Guarantor and all Liens on the property and assets of such Guarantor relating to such Indebtedness, or (ii) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor in compliance with the Indenture to any entity that is not the Company or a Subsidiary, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor), or the Person acquiring the property (in the event of such a sale or other disposition of all of the assets of such Guarantor), will be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under such Indebtedness and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer and, in the event of any sale or other disposition, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to December 15, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15, of the years indicated below:

                       YEAR                          PERCENTAGE
                       ----                          ----------
2002...............................................    104.875%
2003...............................................    103.250
2004...............................................    101.625
2005 and thereafter................................    100.000%

     Notwithstanding the foregoing, at any time before December 15, 2000, the Company may on any one or more occasions redeem up to an aggregate of 35% of the principal amount of Notes outstanding at a redemption price of 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, to the redemption date, with the net cash proceeds of any Equity Offering; provided that at least 65% of the aggregate principal amount of Notes outstanding on the date of the Indenture remain outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

SPECIAL REDEMPTION

     On February 2, 1998 (the "Special Redemption Date"), the Notes will be subject to mandatory redemption at a redemption price equal to 101% of the principal amount of the Notes, plus accrued interest to the date of redemption (the "Special Redemption Price"), if the Merger is not consummated prior to the Special Redemption Date. The Company will also have the option to redeem the Notes at any time on or prior to the Special Redemption Date if the Merger has not been consummated and the Merger Agreement has been terminated on or prior to such time at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

     Pursuant to the Indenture, if the Merger is not consummated on the date of the Indenture, the Company will deposit with the Trustee, in trust, the net proceeds from the sale of the Notes, together with such other amount as, when added to such net proceeds, equals (the "Trust Amount") $252.5 million plus an amount equal to the interest thereon at the rate of 9 3/4% per annum to the Special Redemption Date. All amounts so deposited with the Trustee (collectively, the "Trust Funds") will be pledged to and held by the Trustee pursuant to the Indenture as security for the Notes. The Indenture will provide that if, prior to the Special Redemption Date, the Company delivers to the Trustee the required certificates and other documents, then the Trustee will release the Trust Funds to the Company for application to the payment of the Special Redemption Price. Following the release of the Trust Funds, the Notes will be unsecured obligations of the Company.

     Pending release of the Trust Funds as provided in the Indenture, the Trust Funds will be invested in Cash Equivalents having a maturity no later than the Special Redemption Date and otherwise in accordance with applicable law as directed by the Company and any investment proceeds thereon to the extent Trust Funds exceed the Trust Amount will be available to the Company. If the Notes are redeemed on or prior to the Special Redemption Date, the Notes will be redeemed with the Trust Funds and any portion of the Trust Funds not required to be used for such redemption will be returned to the Company.

MANDATORY REDEMPTION

     Except as set forth above under "-- Special Redemption" or below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, exchange or other transfer of all or substantially all of the Company's assets to a Person or a Group may be uncertain.

     The Senior Credit Facility will limit the ability of the Company to purchase any Notes and will also provide that certain change of control events with respect to the Company would constitute a default thereunder. Any future Senior Credit Facilities or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     ASSET SALES. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (which shall be determined in good faith by the Company's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor (other than the consideration received in the disposition of the real property, improvements and equipment associated with Holly Sugar Corporation's non-operating facilities at Hamilton City, California and Santa Barbara, California) received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary

Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and provided, further, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (i) and
(ii) of this paragraph.

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option, (a) to permanently repay Senior Debt (and to correspondingly permanently reduce the commitments with respect thereto in the case of revolving borrowings), (b) to acquire a controlling interest in another business or all or substantially all of the assets of a business, engaged in a Permitted Business, or (c) to acquire other long term assets to be used in a Permitted Business, provided that the Company or such Restricted Subsidiary will have complied with clause (b) or (c) if, within 270 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an investment in compliance with clause (b) or (c) and such Investment is substantially completed within 90 days after the first anniversary of such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall be required to make an offer to all Holders of Notes and other Indebtedness that ranks by its terms pari passu in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in the Indenture (an "Asset Sale Offer") to purchase on a pro rata basis the maximum principal amount of the Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other such Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

     RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by a Wholly Owned Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through

(iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";
     and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii),(iv), (v), (vii), (viii) or (ix) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately following the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale, in either case, since the date of the Indenture of (A) Equity Interests of the Company (other than Disqualified Stock), or (B) Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock), plus (iii) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms of the Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to or is liquidated into, the Company or a Restricted Subsidiary and provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (A) the book value (determined in accordance with GAAP) at the date of such redesignation, combination or transfer of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board and, in each case, after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus (iv) to the extent not already included in Consolidated Net Income for such period, without duplication, any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (v) $10 million.

     The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness which is subordinated to the Notes or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness which is subordinated to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employee or director of the Company (or any of its Subsidiaries), or any former employee or director of the Company (or any of its Subsidiaries) issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (v) shall not exceed $1 million in any twelve-month period; (vi) other Restricted Payments not to exceed $10 million in the aggregate; (vii) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options; (viii) payments in accordance with the terms of the Merger Agreement; and (ix) reasonable and customary directors' fees to the members of the Company's Board of Directors, provided that such fees are consistent with past practice, provided, further, that, with respect to clauses (ii), (iii),
(v), (vi), (vii), (viii) and (ix) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     In determining whether any Restricted Payment is permitted by the foregoing covenant, the Company may allocate or reallocate all or any portion of such Restricted Payment among the clauses (i) through (ix) of the preceding paragraph or among such clauses and the first paragraph of this covenant including clauses
(a), (b) and (c), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined by the Board of Directors of the Company and as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, such determination to be based upon an opinion or appraisal by an Independent Financial Advisor if the fair market value of any Restricted Payment is greater than $10 million. Not later than (i) the end of any calendar quarter in which any Restricted Payment is made or (ii) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in such quarter to exceed $5 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (i) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness under the first paragraph of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", (ii) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and (iii) the Company certifies that such designation complies with this covenant. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     For purposes of making the determination as to whether such designation would cause a Default or Event of Default, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value (determined in accordance with GAAP) of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur")any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or the Company may issue shares of Disqualified Stock if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, during the period from the date of the Indenture until the second anniversary of the date of the Indenture, and, thereafter, 2.50 to 1, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

          (ii) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness and letters of credit pursuant to the Senior Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or its Restricted Subsidiaries thereunder) in an aggregate principal amount not to exceed $455 million, less the sum of (A) the aggregate amount of all proceeds of Assets Sales that have been applied since the date of the Indenture to permanently reduce the outstanding amount of such Indebtedness pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; plus (B) Indebtedness incurred and outstanding pursuant to clause (ix) below;

          (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (vi), not to exceed $20 million at any time outstanding;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of obligations in the ordinary course of business under (A) trade letters of credit which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Company or a Restricted Subsidiary of the Company; (B) standby letters of credit issued for the purpose of supporting (1) workers' compensation liabilities of the Company or any of its Restricted Subsidiaries, or (2) performance, payment, deposit or surety obligations of the Company or any of its Restricted Subsidiaries; and (C) bid, advance payment and performance bonds and surety bonds of the Company and its Restricted Subsidiaries, and refinancings thereof;

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Financial Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; and) and Commodity Hedging Obligations in connection with the conduct of their respective businesses and not for speculative purposes and otherwise consistent with past practices;

          (ix) the incurrence by the Company or any Restricted Subsidiary of CCC Loans in an aggregate principal amount outstanding not to exceed the lesser of (A) $200 million and (B) the undrawn portion of the revolving credit facility and unused letter of credit facility available under the Senior Credit Facility which would be permitted to be incurred pursuant to clause
     (ii) above;

          (x) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary of the Company for the purposes of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (xi) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided, that the Guarantee of any Indebtedness of a Restricted Subsidiary of the Company that is not or is no longer a Guarantor shall be deemed a Restricted Investment at the time of such guarantee or at the time such Restricted Subsidiary's Guarantor status terminates in an amount equal to the maximum principal amount so guaranteed, for so long as, and to the extent that, such guarantee remains outstanding;

          (xii) the issuance by a Restricted Subsidiary of the Company of preferred stock to the Company or to any of its Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be the Company or any of its Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than the Company or one of its Restricted Subsidiaries, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause
     (xii); and

          (xiii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $25 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     LIENS. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company or the Company to (i)(x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Indenture, the Notes, Existing Indebtedness and the Senior Credit Facility as in effect on the date of the Indenture, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except with respect to Indebtedness incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person's subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (d) restrictions of the nature described in clause (iii) above by reason of customary non-assignment provisions in contracts, agreements, and leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (f) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition, (g) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under the Indebtedness otherwise permitted to be incurred pursuant to the covenants described under the "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and
"-- Liens" that limit the right of the debtor to dispose of assets securing such Indebtedness and (h) Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clause (a), (c) and (e) of this paragraph, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     MERGER, CONSOLIDATION, OR SALE OF ASSETS. The Indenture will provide that the Company will not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after such transaction no Default or Event of Default shall have occurred; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     ADDITIONAL SUBSIDIARY GUARANTEES. The Indenture will provide that if any Subsidiary of the Company guarantees any Indebtedness of the Company, then such Subsidiary shall (i) execute a supplemental indenture in form and substance satisfactory to the Trustee providing that such Subsidiary shall become a Guarantor under the Indenture and (ii) deliver an opinion of counsel to the effect, inter alia, that such supplemental indenture has been duly authorized and executed by such Subsidiary.

     TRANSACTIONS WITH AFFILIATES. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction or series of related Affiliate Transaction involving aggregate consideration in excess of $5 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors, and (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor; provided that none of the following shall be deemed to be Affiliate
Transactions: (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, as the case may be, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) Restricted Payments that are permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments",
(4) fees and compensation paid to members of the Board of Directors of the Company and of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary, (5) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices, (6) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans; (7) payments in accordance with the terms of the Merger Agreement; and (8) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, as determined by the Board of Directors of the Company or of any such Restricted Subsidiary, to the extent such fees and compensation are reasonable and customary as determined by the Board of Directors of the Company or such Restricted Subsidiary.

     NO SENIOR SUBORDINATED DEBT. The Indenture will provide that, notwithstanding any other provision thereof, (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable directly or indirectly for any Indebtedness (including Acquired Debt) that is expressly subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness (including Acquired Debt) that is expressly subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees, it being understood that Indebtedness will not be considered senior to other Indebtedness solely by reason of being secured.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES. The Indenture will provide that the Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the net proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales," and (ii) shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

     BUSINESS ACTIVITIES. The Indenture will provide that the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any line of business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     PAYMENTS FOR CONSENT. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Subsidiary Guarantees or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     REPORTS. The Indenture will provide that whether or not the Company is required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to each of the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and any consolidated Subsidiaries and, with respect to the annual information only, reports thereon by the Company's independent public accountants (which shall be firm(s) of established national reputation) and (ii) all information that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. All such information and reports shall be delivered to the Holders of Notes on or prior to the dates on which such filings would have been required to be made had the Company been subject to the rules and regulations of the Commission. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Certain Covenants -- Restricted Payments,"
"-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," "-- Certain Covenants -- Merger, Consolidation or Sale of Assets,"
"-- Special Redemption," "-- Repurchase at the Option of Holders -- Asset Sales," "Repurchase at the Option of Holders -- Change of Control,"; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;
(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $10 million or more and such default shall not have been cured or acceleration rescinded within five business days after such occurrences; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture).

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and Liquidated Damages, if any, on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;
(vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the

Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when (a) either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or (ii) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (b) no Default or Event of Default with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; (c) the Company has paid or caused to be paid all sums payable by it under the Indenture; and
(d) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption
"-- Repurchase at the Option of Holders"), (iii) reduce the

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

rate of or change the time for payment of interest or Liquidated Damages on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or
(viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to certain provisions of the Indenture which relate to subordination will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Notes or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Guarantor to guarantee the Notes.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Offering Memorandum may obtain a copy of the Indenture without charge by writing to Imperial Holly Corporation, One Imperial Square, Suite 200, 8016 Highway 90-A, Sugar Land, Texas 77478, Attention:
Corporate Secretary.

BOOK-ENTRY, DELIVERY AND FORM

     The Old Notes held by Qualified Institutional Buyers are represented by one or more global notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note initially will be deposited upon issuance with the Trustee as custodian for the Depositary, in New York, New York, and registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

     The Old Notes sold in offshore transactions in reliance on Regulation S under the Securities Act initially will be represented by one or more temporary global notes in registered, global form without interest coupons

(collectively, the "Regulation S Temporary Global Note"). The Regulation S Temporary Global Note will be registered in the name of a nominee of the Depositary for credit to the subscribers' respective accounts at the Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL"). Beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL.

     Within a reasonable time period after the expiration of the period of 40 days commencing on the latest of the commencement of the Offering and the original date of the Indenture of the Old Notes (such period through and including such 40th day, the "Restricted Period"), the Regulation S Temporary Global Note will be exchanged for one or more permanent global notes (collectively, the "Regulation S Permanent Global Note" and, together with the Regulation S Temporary Global Note, the "Regulation S Global Note" (the Regulation S Global Note and the Rule 144A Global Note collectively being the "Global Old Notes")) upon delivery to the Depositary of certification of compliance with the transfer restrictions applicable to the Old Notes pursuant to Regulation S as provided in the Indenture. During the Restricted Period, beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL (as indirect participants in the Depository). See "-- Depositary Procedures -- Exchanges between Regulation S Notes and the Rule 144A Global Note." Beneficial interests in the Rule 144A Global Note may not be exchanged for beneficial interests in the Regulation S Global Note at any time except in the limited circumstances described below. See "-- Depositary Procedures -- Exchanges between Regulation S Notes and the Rule 144A Global Note."

     The Rule 144A Global Note (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of the Depositary and its direct or indirect participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

     The Exchange Notes also will be issued in the form of one or more Global Notes (the "Global Exchange Notes" and, together with the Global Old Notes, the "Global Notes"). The Global Exchange Notes will be deposited on the original date of issuance of the Exchange Notes with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Depositary Procedures -- Exchange of Book-Entry Notes for Certificated Notes."

     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

     The Depositary has advised the Company that the Depositary is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depositary are recorded on the records of the Participants and Indirect Participants.

     The Depositary has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Rule 144A Global Note may hold their interests therein directly through the Depositary, if they are Participants in such system, or indirectly through organizations (including Euroclear and CEDEL) that are Participants in such system. Investors in the Regulation S Global Note must initially hold their interests therein through Euroclear or CEDEL, if they are Participants in such systems, or indirectly through organizations that are Participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Note through organizations other than Euroclear and CEDEL that are Participants in the Depositary system. Euroclear and CEDEL will hold interests in the Regulation S Global Note on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. as operator of CEDEL. The depositories, in turn, will hold such interests in the Regulations S Global Note in customers' securities accounts in the depositories' names on the books of the Depositary. All interests in a Global Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of the Depositary. Those interests held by Euroclear or CEDEL may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a Global Note to such persons may be limited to that extent. Because the Depositary can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interest. For certain other restrictions on the transferability of the Notes, see "-- Exchange of Book-Entry Notes for Certificated Notes" and "-- Exchanges between Regulation S Notes and the Rule 144A Global Note."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS, OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal and premium and Liquidated Damages, if any, and interest on a Global Note registered in the name of the Depositary or its nominee will be payable by the Trustee to the Depositary or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depositary's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of the Depositary or any of its Participants or Indirect Participants.

     The Depositary has advised the Company that its current practices, upon receipt of any payment in respect of securities such as the Notes (including principal and interest and Liquidated Damages, if any), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Notes as shown on the records of the Depositary. Payments by Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of the Depositary, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by the Depositary or its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee as the registered owner of the Notes for all purposes.

     Except for trades involving only Euroclear and CEDEL Participants, interests in the Global Notes will trade in the Depositary's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the Depositary and its Participants.

     Transfers between Participants in the Depositary will be effective in accordance with the Depositary's procedures, and will be settled in same-day funds. Transfers between Participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between Participants in the Depositary, on the one hand, and Euroclear or CEDEL Participants, on the other hand, will be effected through the Depositary in accordance with the depository's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in the Depositary, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to the Depositary. Euroclear Participants and CEDEL Participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

     Due to time zone differences, the securities accounts of a Euroclear or CEDEL Participant purchasing an interest in a Global Note from a Participant in the Depositary will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL Participant, during the securities settlement processing day (which must be a business day for Euroclear or CEDEL) immediately following the settlement date of the Depositary. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL Participant to a Participant in the Depositary will be received with value on the settlement date of the Depositary but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the Depositary's settlement date.

     The Depositary has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account the Depositary interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the Notes, the Depositary reserves the right to exchange Global Notes for legend Notes in certificated form, and to distribute such Notes to its Participants.

     The information in this section concerning the Depositary, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although the Depositary, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Note and in the Rule 144A Global Note among Participants in the Depositary, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchasers or the Trustee will have any responsibility for the performance by the Depositary, Euroclear or CEDEL or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES. A Global Note is exchangeable for definitive Notes in registered certificated form if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as depository for the Global Note and the Company thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause issuance of the Notes in certificated form. In addition, beneficial interests in a Global Note may be exchanged for certificated Notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear, in the case of the Rule 144A Global Note, the restrictive legend referred to in "Notice to Investors" and, in the case of the Regulation S Global Note, the legend set forth in bold type on the cover of this Offering Memorandum, in each case, unless the Company determines otherwise in compliance with applicable law.

\EXCHANGES BETWEEN REGULATION S NOTES AND THE RULE 144A GLOBAL NOTE. Prior to the expiration of the Restricted Period, a beneficial interest in a Regulation S Global Note may not be transferred to a U.S. person. Thereafter, such transfers will be permitted on the terms specified in the Indenture.

     Beneficial interests in Rule 144A Global Notes may be transferred to a person who takes delivery in the form of an interest in Regulation S Global Notes, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear and CEDEL.

     Any beneficial interest in one of the Old Global Notes that is transferred to a person who takes delivery in the form of an interest in another Old Global Note will, upon transfer, cease to be an interest in such Old Global Note and become an interest in such other Old Global Note, and accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Old Global Note for as long as it remains such an interest.

     Transfers involving an exchange of a beneficial interest in the Regulation S Global Note for a beneficial interest in the Rule 144A Global Note or vice versa will be effected by the Depositary by means of an instruction originated by the Trustee through the Depositary/Deposit Withdraw at Custodian system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable.

     CERTIFICATED NOTES. Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of certificated Notes. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Old Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of certificated Notes under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

     SAME DAY SETTLEMENT AND PAYMENT. The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company, the Guarantors and the Initial Purchasers will enter into the Registration Rights Agreement on or prior to the Closing Date. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer pursuant to the Exchange Offer to the Holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company within 20 business days following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or
(C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement will provide that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises (and in any event within 120 days after the Closing Date) and to cause the Shelf Registration to be declared effective by the Commission on or prior to 60 days after the date upon which the Company is obligated to make such filing. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the covenants described above under the captions "-- Repurchase at the Option of Holders -- Change of Control" and "-- Certain Covenants -- Merger, Consolidation, or Sale of Assets" and not by the provisions of the covenant described above under the caption
"-- Repurchase at the Option of Holders -- Asset Sales"), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2 million or (b) for Net Proceeds in excess of $2 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company, (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, (iii) (A) a Permitted Investment or (B) a Restricted Payment that is permitted by the covenant described above under the caption " -- Restricted Payments" and (iv) the sale or other disposition of any portion of the Marketable Securities Portfolio that is reinvested in the Marketable Securities Portfolio within three days after the consummation of such sale or disposition, will not be deemed to be Asset Sales.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Group with maturities of not more than one year from the date of acquisition.

     "CCC LOANS" means loans made to the Company and its Restricted Subsidiaries to finance their acquisition of sugar under loan programs extended by the Commodity Credit Corporation for which recourse is limited to the acquired sugar.

     "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) unless immediately following such sale, lease, exchange or other transfer in compliance with the Indenture such assets are owned, directly or indirectly, by the Company or a Wholly Owned Subsidiary of the Company; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) of Voting Securities of the Company by any Person or Group that either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of the Company's then outstanding voting securities entitled to vote on a regular basis for the board of directors of the Company, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company's board of directors, including, without limitation, by the acquisition of revocable proxies for the election of directors; or (iv) the first day on which a majority of the members of the Company's board of directors are not Continuing Directors. Notwithstanding clause (iii) above, the acquisition in one or more transactions, of beneficial ownership of up to 65% of the Company's then outstanding Voting Securities by a Person or Group consisting of the Permitted Holders shall not constitute a Change of Control (unless directly or indirectly (x) such acquisition has a reasonable likelihood or a purpose of causing such Voting Securities to be or
(y) following such acquisition, such Voting Securities are (A) held of record by less than 300 persons or (B) neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association

     "COMMODITY HEDGING OBLIGATIONS" means, with respect to any Person, the net payment Obligations of such Person under agreements or arrangements designed to protect such Person against fluctuations in the price of (i) natural gas, heating fuels, electricity and other sources of energy or power used in the Company's sugar refining or processing operations or (ii) refined or raw sugar, in either case in connection with the conduct of its business and not for speculative purposes and consistent with past practices.

     "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the

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

acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "CONSOLIDATED TANGIBLE ASSETS" means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises and research and development costs.

     "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Company's board of directors who (i) was a member of the Company's board of directors on the date of the Indenture or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

     "CREDIT FACILITY" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, other borrowings (including term loans), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "DATE OF THE INDENTURE" means the date on which the Notes of the first series of Notes issued under the Indenture are first issued and delivered.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

     "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Debt permitted hereunder the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EQUITY OFFERING" means any primary offering of the Voting Stock (other than Disqualified Stock) of the Company; provided, however, that the proceeds net of any underwriting discount and commission and other expenses to the Company from any such offering shall be at least $25 million.

     "EXCHANGE NOTES" means notes registered under the Securities Act that are issued under the Indenture in exchange for the Notes pursuant to the Exchange Offer.

     "EXISTING INDEBTEDNESS" means up to $41,310,000 in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility and the Notes) in existence on the date of the Indenture, until such amounts are repaid.

     "FINANCIAL HEDGING OBLIGATIONS" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates in connection with the conduct of its business and not for speculative purposes and consistent with past practices.

     "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of
(a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

     "GUARANTORS" means (i) each of (a) Biomass Corporation; (b) Dixie Crystals Brands, Inc.; (c) Dixie Crystals Foodservice, Inc.; (d) King Packaging Company, Inc.; (e) Food Carrier, Inc.; (f) Michigan Sugar

Company; (g) Great Lakes Sugar Company; (h) Savannah Foods Industrial, Inc.; (i) Phoenix Packaging Corporation; (j) Savannah Investment Company; (k) Savannah Sugar Refining Corporation; (l) Holly Sugar Corporation; (m) Imperial Sweetener Distributors, Inc.; (n) Fort Bend Utilities Company; (o) Limestone Products Company; (p) Holly Northwest Company; (q) Crown Express Inc.; and (r) Savannah Foods & Industries, Inc., (ii) each of the Company's Restricted Subsidiaries which becomes a guarantor of the Notes pursuant to the covenant described above under "-- Certain Covenants -- Additional Subsidiary Guarantees" and (iii) each of the Company's Restricted Subsidiaries executing a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

     "HEDGING OBLIGATIONS" means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person and the Financial Hedging Obligations of such Person.

     "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Financial Hedging Obligations or Commodity Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person, and any liability, whether or not contingent, whether or not it appears on the balance sheet of such Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates; provided, that providing accounting, appraisal or investment banking services to the Company or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of the Company or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Subsidiary of the Company, the Company, or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the fourth paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "MARKETABLE SECURITIES" means publicly traded debt and equity securities of a type consistent with those held in the Marketable Securities Portfolio on the date of the Indenture.

     "MARKETABLE SECURITIES PORTFOLIO" means publicly traded debt and equity securities maintained in the portfolio of the Company and its Restricted Subsidiaries, having an aggregate fair market value on the date of the Indenture not to exceed $60 million.

     "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of September 12, 1997, among Imperial Holly Corporation, IHK Merger Sub Corporation and Savannah Foods & Industries, Inc.

     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "NET PROCEEDS" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "NON-RECOURSE INDEBTEDNESS" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries, (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), (ii) the incurrence of which will not result in any recourse against any of the assets of the Company or its Restricted Subsidiaries, and (iii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "OBLIGATIONS" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

     "PERMITTED BUSINESS" means the lines of business conducted by the Company on the date hereof and businesses reasonably related or incidental thereto or which is a reasonable extension thereof.

     "PERMITTED HOLDERS" means the descendants of H. Kempner, a Galveston entrepreneur who died in 1894, or trusts controlled by or for the benefit of the descendants of H. Kempner.

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

     "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business consistent with past practices; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
"-- Repurchase at the Option of Holders -- Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investment received in settlement of debts, claims or disputes owed to the Company or any Restricted Subsidiary of the Company that arose out of transactions in the ordinary course of business;
(g) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person; (h) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business; (i) other Investments by the Company or any Restricted Subsidiary of the Company in any Person having an aggregate fair market value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not to exceed $10 million; (j) Investments in the form of intercompany Indebtedness or Guarantees of Indebtedness of a Restricted Subsidiary of the Company permitted under clauses (v) and (xi) of the covenant described under the caption
"-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;" (k) Investments arising in connection with Financial Hedging Obligations or Commodity Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of the business of the Company and its Subsidiaries and not for speculative purposes and consistent with past practices; (1) any Investment in the Marketable Securities Portfolio existing as of the date of the Indenture and future purchases of and reinvestment in Marketable Securities from the proceeds (net of taxes, commissions and other costs and expenses) of dividends and interest and other distributions from and in respect of the Marketable Securities Portfolio and sales and other transfers of Marketable Securities in the Marketable Securities Portfolio; and (m) any Investments by the Company or any Restricted Subsidiary of the Company in Unrestricted Subsidiaries or Permitted Joint Ventures made after the date of the Indenture having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (m) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments) not exceeding in the aggregate 5% of the Consolidated Tangible Assets of the Company as of the last day of the most recent full fiscal quarter ending immediately prior to the date of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value.)

     "PERMITTED JOINT VENTURE" means any corporation, limited liability company, joint venture, partnership or other business entity designated by the Board of Directors, and until designation by the Board of Directors to the contrary, (i) which is engaged in a Permitted Business and (ii) of which 50% or less of the Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially, directly or indirectly) by the Company and its Restricted Subsidiaries. Any such designation or designation to the contrary shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "PERMITTED JUNIOR SECURITIES" means (i) Equity Interests in the Company or any Guarantor which, to the extent received by any Holder in connection with any bankruptcy, reorganization, insolvency or similar proceeding in which any Equity Interests are also exchanged for or distributed in respect of Senior Debt, are either common equity securities or are subordinated to all such Equity Interests so exchanged or distributed to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to the Indenture, and (ii) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to the Indenture.

     "PERMITTED LIENS" means (i) Liens on assets of the Company or its Restricted Subsidiaries that secure Senior Debt permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company or any Guarantor;
(iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens existing on the date of the Indenture and any extensions or renewals thereof, provided that such extension or renewal of such Liens does not extend to or cover any other property or assets of the Company or any Restricted Subsidiary; (vi) statutory Liens (other than any Lien imposed by ERISA) or landlords and carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business; (vii) Liens for taxes, assessments, government charges or claims not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made therefor;
(viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (ix) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (x) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business; (xi) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; (xii) any other Liens imposed by operation of law which do not materially affect the Company's or any Guarantor's ability to perform its obligations under the Notes, the Subsidiary Guarantees and the Indenture; (xiii) rights of banks to set off deposits against debts owed to said bank; (xiv) Liens upon specific items of inventory or other goods and proceeds of the Company or its Restricted Subsidiaries securing the Company's or any Restricted Subsidiary's obligations in respect of bankers' acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xv) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof entered into in the ordinary course of business consistent with past practices; (xvi) Liens securing Indebtedness that is pari passu in right of payment with the Notes, provided that the Notes are equally and ratably secured;
(xvii) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iii), (iv), (v) and (xvi), provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (provided that such Liens may extend to after-acquired property, including any assets or Capital Stock of any subsequently formed or acquired Subsidiary, if such original Lien included such property or assets as collateral), (xviii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the second paragraph of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness, together with any additions and accessions thereto and replacements, substitutions and proceeds (including insurance proceeds) thereof; (xix) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business, (xx) leases or subleases granted to third Persons in ordinary course of business consistent with past practices not interfering with the ordinary course of business of the Company or its Restricted

Subsidiaries; (xxi) deposits made in the ordinary course of business to secure liability to insurance carriers, and Liens on the proceeds of insurance granted to insurance carriers solely to secure the payment of financed premiums; (xxii) Liens in favor of a trustee under any indenture securing amounts due to the trustee in connection with its services under such indenture; (xxiii) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business; (xxiv) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary and (xxv) any attachment or judgment Lien not constituting an Event of Default under clause (vi) of the first paragraph of the section described under the caption "-- Events of Default and Remedies."

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "REGULATION S" means Regulation S promulgated under the Securities Act.

     "REPRESENTATIVE" means the administrative agent under the Senior Credit Facility or its successor thereunder or any other agent or representative on behalf of the holders of Designated Senior Debt.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary; provided that, on the date of the Indenture, all Subsidiaries of the Company (other than Holly Finance Company) shall be Restricted Subsidiaries of the Company.

     "RULE 144A" means Rule 144A promulgated under the Securities Act.

     "SENIOR CREDIT FACILITY" means that certain Senior Credit Facility, dated as of December 22, 1997, by and among the Company, Lehman Brothers, as Arranger, Lehman Brothers Commercial Paper Inc., (as Syndication Agent), and Harris Trust and Savings Bank (as Administrative Agent and Collateral Agent) providing for up to $255 million of term loan borrowings and $200 million of revolving credit borrowings and letters of credit in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case as amended, modified, renewed, restated, refunded, replaced or refinanced from time to time and any agreement (and related documents) governing Indebtedness incurred to refund or refinance credit extensions and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility or a successor Credit Facility, whether by the same or any other lender or group of lenders. The Company shall promptly notify the Trustee of any other lender or group of lenders. The Company shall promptly notify the Trustee of any such refunding or refinancing of the existing Senior Credit Facility.

     "SENIOR DEBT" means (i) indebtedness of the Company or any Guarantor for money borrowed and all obligations, whether direct or indirect, under guarantees, letters of credit, foreign currency or interest rate swaps, foreign exchange contracts, caps, collars, options, hedges or other agreements or arrangements designed to protect against fluctuations in currency values or interest rates, other extensions of credit, expenses, fees, reimbursements, indemnities and all other amounts (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceeding) owed by the Company or any Guarantor under, or with respect to, the Senior Credit Facility or any other Credit Facility, (ii) the principal of and premium, if any, and accrued and unpaid interest, whether existing on the date hereof or hereafter incurred, in respect of (A) indebtedness of the Company or any Guarantor for money borrowed, (B) guarantees by the Company or any Guarantor of indebtedness for money borrowed by any other person, (C) indebtedness evidenced by notes, debentures, bonds, or other instruments of indebtedness for the payment of which the Company or any Guarantor is responsible or liable, by guarantees or otherwise, (D) obligations of the Company or any Guarantor for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (E) obligations of the Company or any Guarantor under any agreement to lease, or any lease of, any real or personal property which, in accordance with GAAP, is classified on the Company's or any Guarantor's consolidated balance sheet as a liability, and (F) obligations of the Company or any Guarantor under interest rate swaps, caps, collars, options and similar arrangements and commodity or foreign currency hedges and (iii) modifications, renewals, extensions, replacements, refinancings and refundings of any such indebtedness, obligations or guarantees, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligations or guarantees, or such modifications, renewals, extensions, replacements, refinancings or refundings thereof, are not superior in right of payment to the Notes; provided that Senior Debt will not be deemed to include (a) any obligation of the Company or any Guarantor to any Subsidiary or other Affiliate, (b) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, (c) any accounts payable or other liability to trade creditors, (d) any Indebtedness, guarantee or obligation of the Company or any Guarantor which is expressly subordinate or junior by its terms in right of payment to any other Indebtedness, guarantee or obligation of the Company or any Guarantor, (e) that portion of any Indebtedness incurred in violation of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" (other than Indebtedness incurred under a Credit Facility if prior to the incurrence thereof or, in the case of contingent obligations such as letters of credit pursuant to which such Indebtedness is incurred, prior to the issuance thereof or agreement to extend credit in respect thereof, the Company has certified to the lenders under such Credit Facility that the such incurrence or extension of credit does not violate such covenant) or (f) Indebtedness of the Company or any Guarantor which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

     "SUBSIDIARY GUARANTEE" means the guarantee of the Notes by each of the Guarantors pursuant to Article 11 of the Indenture and in the form of guarantee endorsed on the form of Note attached as Exhibit A to the Indenture and any additional guarantee of the Notes to be executed by any Restricted Subsidiary of the Company pursuant to the covenant described above under the caption
"-- Certain Covenants -- Additional Subsidiary Guarantees."

     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) that is designated by the Board of Directors as an Unrestricted Subsidiary and (ii) each of its Subsidiaries at the time of designation and thereafter, (a) have no Indebtedness other than Non-Recourse Indebtedness; (b) are not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of the Company; (c) are Persons with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Persons' financial condition or to cause such Persons to achieve any specified levels of operating results; (d) have not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (e) do not own any Capital Stock of or own or hold any Lien on any property of, the Company or any Restricted Subsidiary of the Company.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "WHOLLY OWNED SUBSIDIARY" means a Subsidiary, 100% of the outstanding Capital Stock and other Equity Interests of which is directly or indirectly owned by the Company.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following sets forth a summary of the material anticipated federal income tax consequences expected to result to holders from the Exchange Offer and from the purchase, ownership and disposition of the Exchange Notes. The tax consequences of these transactions are uncertain. The discussion of the federal income tax consequences set forth below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and judicial decisions and administrative interpretations thereunder, as of the date hereof, and such authorities may be repealed, revoked, modified or otherwise interpreted or applied so as to result in federal income tax consequences different from those discussed below. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the United States federal income tax consequences of acquiring or holding Exchange Notes. As used herein, United States Holders means (i) citizens or residents (within the meaning of Section 7701(b) of the Code) of the United States, (ii) corporations, partnerships or other entities created in or under the laws of the United States or any political subdivision thereof, (iii) estates, the income of which is subject to United States federal income taxation regardless of its source, and (iv) in general, trusts subject to the primary supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code.

     This discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to a particular Holder in light of the Holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). Also, it is not intended to be wholly applicable to all categories of investors, some of which (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and persons holding Exchange Notes as part of a hedging or conversion transaction or straddle or persons deemed to sell Exchange Notes under the constructive sale provisions of the Code) may be subject to special rules. The discussion below is premised upon the assumption that the Exchange Notes and Old Notes constitute indebtedness for U.S. federal income tax purposes, and that the Old Notes and Exchange Notes are held (or would be held if acquired) as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss the tax considerations applicable to subsequent purchasers. The discussion also does not discuss any aspect of state, local or foreign law, nor federal estate and gift tax law.

EXCHANGE OF NOTES

     The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer should not be a taxable exchange for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the Exchange Notes as it had in the Old Notes immediately before the exchange.

STATED INTEREST

     The Exchange Notes will be issued without original issue discount. Stated interest on the Old Notes and Existing Notes will be includable in the holder's income under such holder's method of accounting.

BOND PREMIUM

     Generally, if the Exchange Notes are purchased, or if the Old Notes were purchased, for an amount in excess of the amount payable at the maturity date (or a call date, if appropriate) of the Exchange Notes, such excess will constitute amortizable bond premium that the holder may elect to amortize under the constant interest method over the period from the date of acquisition to the date of maturity (or until an earlier call date). If bond premium is amortized, the amount required to be included in the holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable to such year. An election to amortize bond premium is available only if the Exchange Notes are held as capital assets. This election is revocable only with the consent of the IRS and applies to all obligations owned or subsequently acquired by the holder. To the extent the excess is deducted as amortizable bond premium, the holder's adjusted tax basis in the Exchange Notes will be reduced.

MARKET DISCOUNT ON THE EXCHANGE NOTES

     To the extent a holder had market discount with respect to an Old Note, the holder generally will have market discount with respect to an Exchange Note. Any principal payment or gain realized by a holder on disposition or retirement of an Exchange Note will be treated as ordinary income to the extent that there is accrued market discount on the Exchange Note. Unless a holder elects to accrue under a constant-interest method, accrued market discount is the total market discount multiplied by a fraction, the numerator of which is the number of days the holder has held the obligation and the denominator of which is the number of days from the date the holder acquired the obligation under its maturity. A holder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry an Exchange Note purchased with market discount. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includable in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE NOTES

     Upon the sale, exchange or retirement of an Exchange Note, the holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (which does not include any amount attributable to accrued but unpaid interest) and the holder's adjusted tax basis in the Exchange Note. A holder's adjusted tax basis in an Exchange Note will generally equal the holder's adjusted basis for the Old Note exchanged therefor increased by any market discount previously included in income by such holder with respect to such Exchange Note and decreased by any payments received thereon that are not qualified stated interest and the amount of any amortizable bond premium applied to reduce interest on the Exchange Note.

     Gain or loss realized on the sale, exchange or retirement of an Exchange Note will be capital (subject to the market discount rules, discussed above), and will be long-term if at the time of sale, exchange or retirement the Exchange Note has been held or deemed held for more than one year. On August 5, 1997, legislation was enacted which, among other things, reduces to 20% the maximum rate of tax on long-term capital gains on most capital assets held by an individual for more than 18 months, and under which gain on most capital assets held by an individual more than one year and up to 18 months is subject to tax at a maximum rate of 28%. Holders are urged to consult their tax advisor with respects to the effects of legislation. The deductibility of capital losses is subject to limitations.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
                         FOR NON-UNITED STATES HOLDERS

     The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Notes by an initial beneficial owner of Notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust,
(A) for taxable years beginning after December 31, 1996 (or ending after August 20, 1996, if the trustee has made an applicable election) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) for taxable years not described in clause (A), if the income of the trust is includible in gross income for United States federal income tax purposes regardless of its source. The tax treatment of the Holders of the Notes may vary depending upon their particular situations. U.S. persons acquiring the Notes are subject to different rules than those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below.

INTEREST

     Interest paid by the Company to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and such Non-United States
Holder: (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code; and (iii) certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address.

GAIN ON DISPOSITION

     A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless: (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder; or
(ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

FEDERAL ESTATE TAXES

     If interest on the Notes is exempt from withholding of United States federal income tax under the rules described above, the Notes will not be included in the estate of a deceased Non-United States Holder for United States federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company will, where required, report to the Holders of Notes and the Internal Revenue Service the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the Holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the Holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the Holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the Holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the Holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     Recently, the Treasury Department has issued proposed regulations regarding the withholding and information reporting rules discussed above. In general, the proposed regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. If finalized in their current form, the proposed regulations would generally be effective for payments made after December 31, 1997, subject to certain transition rules.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES FOR UNITED STATES AND NON-UNITED STATES HOLDERS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF THE OLD NOTES AND EACH PROSPECTIVE HOLDER AND, SUBSEQUENT TO THE EXCHANGE OFFER, EACH HOLDER, OF EXCHANGE NOTES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transaction, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter", within the meaning of the Securities Act.

     The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer, other than commissions or concessions of any broker-dealer, and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Exchange Notes will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements of Imperial Holly at September 30, 1997 and at March 31, 1997 and 1996 and for the six-month transition period ended September 30, 1997 and for each of the three years in the period ended March 31, 1997, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such Firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Savannah Foods included in this Prospectus have been audited by Price Waterhouse LLP, independent accountants and Arthur Andersen LLP, independent accountants, to the extent and for the periods indicated in their reports herein.

                             AVAILABLE INFORMATION

     The Company has filed with the SEC a registration statement (the "Registration Statement") under the Securities Act on Form S-4 with respect to the Exchange Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement and any amendments thereto, including exhibits filed or incorporated by reference as a part thereof, are available for inspection and copying at the SEC's offices as described below.

     The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and such information may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place Broad Street, New York, New York 10006. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Such reports, proxy and information statements and other information may be found on the SEC's Web site address, http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference the following documents previously filed by the Company pursuant to the Exchange Act:

          (a) Transition Report of Imperial Holly on Form 10-K for the transition period ended September 30, 1997;

          (b) Current Report of Imperial Holly on Form 8-K dated October 17, 1997, as amended on Form 8-K/A on December 8, 1997; and

          (c) Current Report of the Company on Form 8-K dated December 22, 1997, as amended on Form 8-K/A dated January 13, 1998.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE ADDRESSED TO CORPORATE SECRETARY, IMPERIAL HOLLY CORPORATION, ONE IMPERIAL SQUARE, SUITE 200, 8016 HIGHWAY 90-A, SUGAR LAND, TEXAS 77478.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Consolidated Financial Statements of Imperial Holly
  Corporation and Subsidiaries

  Independent Auditors' Report..............................   F-2

  Consolidated Balance Sheets as of September 30, 1997 and
     March 31, 1997 and 1996................................   F-3

  Consolidated Statements of Income for the Six Months Ended
     September 30, 1997 and 1996 and the Years Ended March
     31, 1997, 1996 and 1995................................   F-4

  Consolidated Statements of Changes in Shareholders' Equity
     for the Six Months Ended September 30, 1997, and the
     Years Ended March 31, 1997, March 31, 1996 and March
     31, 1995...............................................   F-5

  Consolidated Statements of Cash Flow for the Six Months
     Ended September 30, 1997 and 1996 and the Years Ended
     March 31, 1997, 1996 and 1995..........................   F-6

  Notes to Consolidated Financial Statements................   F-7

Consolidated Financial Statements of Savannah Foods &
  Industries, Inc.

  Report of Independent Public Accountants..................  F-19

  Report of Independent Accountants.........................  F-20

  Consolidated Balance Sheets as of September 28, 1997 and
     September 29, 1996.....................................  F-21

  Consolidated Statements of Operations for the Fiscal Years
     Ended September 28, 1997, September 29, 1996 and
     October 1, 1995........................................  F-22

  Consolidated Statements of Changes in Stockholders' Equity
     for the Fiscal Years Ended September 28, 1997,
     September 29, 1996 and October 1, 1995.................  F-23

  Consolidated Statements of Cash Flows for the Fiscal Years
     Ended September 28, 1997, September 29, 1996 and
     October 1, 1995........................................  F-24

  Notes to Consolidated Financial Statements................  F-25

                          INDEPENDENT AUDITORS' REPORT

Imperial Holly Corporation:

     We have audited the accompanying consolidated financial statements of Imperial Holly Corporation and subsidiaries (the "Company") at September 30, 1997 and March 31, 1997 and 1996 and the related consolidated statements of income, cash flows and changes in shareholders' equity for the six month transition period ended September 30, 1997 and for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Imperial Holly Corporation and subsidiaries at September 30, 1997 and March 31, 1997 and 1996, and the results of their operations and their cash flows for the six-month transition period ended September 30, 1997 and for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Houston, Texas
November 21, 1997

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                 MARCH 31,
                                                           SEPTEMBER 30,    --------------------
                                                               1997           1997        1996
                                                           -------------    --------    --------
                                                                 (IN THOUSANDS OF DOLLARS)
CURRENT ASSETS:
  Cash and temporary investments.........................    $  9,354       $  7,719    $  1,930
  Marketable securities..................................      55,883         48,963      37,373
  Accounts receivable -- trade...........................      62,158         52,157      37,251
  Income tax receivable..................................          --          3,400       1,485
  Inventories:
     Finished products...................................      92,815        119,206      61,702
     Raw and in-process materials........................      17,623         12,428      15,929
     Supplies............................................      16,937         16,392      12,124
  Manufacturing costs prior to production................      22,357         20,888      12,476
  Prepaid expenses.......................................       5,448          3,994       3,260
                                                             --------       --------    --------
          Total current assets...........................     282,575        285,147     183,530
NOTES RECEIVABLE.........................................       1,285          1,168       1,195
OTHER INVESTMENTS........................................      14,646         11,949       6,702
PROPERTY, PLANT AND EQUIPMENT -- Net.....................     154,751        146,402     124,103
OTHER ASSETS.............................................       4,362          5,267       9,789
                                                             --------       --------    --------
          TOTAL..........................................    $457,619       $449,933    $325,319
                                                             ========       ========    ========

                              LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable -- trade..............................    $ 53,923       $ 42,492    $ 37,937
  Short-term borrowings..................................      43,091         62,470      31,839
  Current maturities of long-term debt...................       1,173          1,017           8
  Deferred income taxes -- net...........................      24,327         16,256       8,248
  Other current liabilities..............................      29,659         29,006      23,772
                                                             --------       --------    --------
          Total current liabilities......................     152,173        151,241     101,804
                                                             --------       --------    --------
LONG-TERM DEBT -- Net of current maturities..............      81,304         90,619      89,800
DEFERRED INCOME TAXES -- Net.............................      21,236         21,453      21,320
DEFERRED EMPLOYEE BENEFITS AND OTHER CREDITS.............       9,947          9,664       1,352
COMMITMENTS AND CONTINGENCIES (Note 10)
SHAREHOLDERS' EQUITY:
  Preferred stock, without par value, issuable in series;
     5,000,000 shares authorized, none issued............          --             --          --
  Common stock, without par value; 50,000,000 shares
     authorized..........................................      83,707         82,620      32,276
  Retained earnings......................................      90,870         81,347      69,829
  Unrealized securities gains -- net of income taxes.....      18,382         12,989       8,938
                                                             --------       --------    --------
          Total shareholders' equity.....................     192,959        176,956     111,043
                                                             --------       --------    --------
          TOTAL..........................................    $457,619       $449,933    $325,319
                                                             ========       ========    ========

                See notes to consolidated financial statements.

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                           SIX MONTHS ENDED
                                             SEPTEMBER 30,                  YEAR ENDED MARCH 31,
                                       -------------------------   ---------------------------------------
                                          1997          1996          1997          1996          1995
                                       -----------   -----------   -----------   -----------   -----------
                                                     (UNAUDITED)
                                               (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
NET SALES............................  $   406,682   $   393,955   $   752,595   $   616,450   $   586,925
                                       -----------   -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Cost of sales......................      348,869       341,157       651,677       550,782       520,996
  Selling, general and
    administrative...................       30,668        29,057        57,722        53,193        54,591
  Depreciation and amortization......        6,786         7,293        14,773        12,681        13,429
  Restructuring charges (Note 11)....           --            --            --         2,225            --
                                       -----------   -----------   -----------   -----------   -----------
         Total.......................      386,323       377,507       724,172       618,881       589,016
                                       -----------   -----------   -----------   -----------   -----------
OPERATING INCOME (LOSS)..............       20,359        16,448        28,423        (2,431)       (2,091)
INTEREST EXPENSE -- Net..............       (5,301)       (6,337)      (12,430)      (11,207)      (11,426)
REALIZED SECURITIES GAINS -- Net.....           11           394           426         5,389         1,649
OTHER INCOME -- Net..................          724           652         1,269         3,173         3,219
                                       -----------   -----------   -----------   -----------   -----------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM.................       15,793        11,157        17,688        (5,076)       (8,649)
PROVISION (CREDIT) FOR INCOME
  TAXES..............................        5,842         4,080         6,170        (1,858)       (3,284)
                                       -----------   -----------   -----------   -----------   -----------
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM...............................        9,951         7,077        11,518        (3,218)       (5,365)
EXTRAORDINARY ITEM -- Net of tax of
  $325 (Note 6)......................           --            --            --           604            --
                                       -----------   -----------   -----------   -----------   -----------
NET INCOME (LOSS)....................  $     9,951   $     7,077   $    11,518   $    (2,614)  $    (5,365)
                                       ===========   ===========   ===========   ===========   ===========
EARNINGS (LOSS) PER SHARE OF COMMON
  STOCK:
  Income (loss) before extraordinary
    item.............................  $      0.70   $      0.64   $      0.92   $     (0.31)  $     (0.52)
  Extraordinary item -- Net..........           --            --            --          0.06            --
                                       -----------   -----------   -----------   -----------   -----------
  Net income (loss)..................  $      0.70   $      0.64   $      0.92   $     (0.25)  $     (0.52)
                                       ===========   ===========   ===========   ===========   ===========
WEIGHTED AVERAGE SHARES
  OUTSTANDING........................   14,247,193    11,009,476    12,576,489    10,300,487    10,266,229
                                       ===========   ===========   ===========   ===========   ===========

                See notes to consolidated financial statements.

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                         COMMON STOCK                  UNREALIZED    PENSION
                                     --------------------   RETAINED   SECURITIES   LIABILITY
                                       SHARES     AMOUNT    EARNINGS     GAINS      ADJUSTMENT    TOTAL
                                     ----------   -------   --------   ----------   ----------   --------
                                                          (IN THOUSANDS OF DOLLARS)
BALANCE, APRIL 1, 1994.............  10,252,959   $31,780   $79,862     $ 3,804       $(709)     $114,737
  Net loss.........................          --       --     (5,365)         --          --        (5,365)
  Cash dividend ($.16 per share)...          --       --     (1,643)         --          --        (1,643)
  Exercise of stock options........       7,582       66         --          --          --            66
  Employee stock purchase plan.....      22,904      200         --          --          --           200
  Change in unrealized securities
    gains -- net...................          --       --         --       1,831          --         1,831
  Pension liability adjustment.....          --       --         --          --         151           151
                                     ----------   -------   -------     -------       -----      --------
BALANCE, MARCH 31, 1995............  10,283,445   32,046     72,854       5,635        (558)      109,977
  Net loss.........................          --       --     (2,614)         --          --        (2,614)
  Cash dividends ($.04 per
    share).........................          --       --       (411)         --          --          (411)
  Exercise of stock options........      11,445       85         --          --          --            85
  Employee stock purchase plan.....      17,617      145         --          --          --           145
  Change in unrealized securities
    gains -- net...................          --       --         --       3,303          --         3,303
  Pension liability adjustment.....          --       --         --          --         558           558
                                     ----------   -------   -------     -------       -----      --------
BALANCE, MARCH 31, 1996............  10,312,507   32,276     69,829       8,938           0       111,043
  Net income.......................          --       --     11,518          --          --        11,518
  Exercise of stock options........      14,411      147         --          --          --           147
  Employee stock purchase plan.....       9,517      115         --          --          --           115
  Nonemployee director compensation
    plan...........................      21,760      301         --          --          --           301
  Private placement of common
    stock..........................   3,800,000   49,781         --          --          --        49,781
  Change in unrealized securities
    gains -- net...................          --       --         --       4,051          --         4,051
                                     ----------   -------   -------     -------       -----      --------
BALANCE, MARCH 31, 1997............  14,158,195   82,620     81,347      12,989           0       176,956
  Net income.......................          --       --      9,951          --          --         9,951
  Cash dividend ($0.03 per
    share).........................          --       --       (428)         --          --          (428)
  Exercise of stock options........       8,547       53         --          --          --            53
  Employee stock purchase and
    compensation plans.............      92,373      733         --          --          --           733
  Nonemployee director compensation
    plan...........................      24,660      301         --          --          --           301
  Change in unrealized securities
    gains -- net...................          --       --         --       5,393          --         5,393
                                     ----------   -------   -------     -------       -----      --------
BALANCE, SEPTEMBER 30, 1997........  14,283,775   $83,707   $90,870     $18,382       $   0      $192,959
                                     ==========   =======   =======     =======       =====      ========

                See notes to consolidated financial statements.

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                            SIX MONTHS ENDED
                                             SEPTEMBER 30,             YEAR ENDED MARCH 31,
                                         ----------------------   -------------------------------
                                           1997        1996         1997       1996        1995
                                         --------   -----------   --------   ---------   --------
                                                    (UNAUDITED)
                                                        (IN THOUSANDS OF DOLLARS)
OPERATING ACTIVITIES:
  Net income (loss)....................  $  9,951      $  7,077   $ 11,518   $  (2,614)  $ (5,365)
  Adjustments for noncash and
     nonoperating items:
     Extraordinary item -- net.........        --            --         --        (604)        --
     Depreciation......................     6,786         7,293     14,773      12,681     13,429
     Deferred income tax provision.....     5,155         3,633      5,760      (1,737)    (3,294)
     Other.............................       369           185      1,164      (5,203)    (2,021)
  Working capital changes (excluding
     working capital acquired in the
     Spreckels acquisition):
     Receivables.......................    (6,601)      (19,725)   (10,172)       (502)     5,380
     Inventory.........................    20,651        (2,373)   (22,564)     45,408      8,914
     Deferred and prepaid costs........    (2,923)         (546)    (1,105)        627      1,814
     Accounts payable..................    11,431        (6,536)    (6,997)     (6,819)       989
     Other liabilities.................     1,011         2,054     (1,285)     (3,361)     2,358
                                         --------      --------   --------   ---------   --------
  Operating cash flow..................    45,830        (8,938)    (8,908)     37,876     22,204
                                         --------      --------   --------   ---------   --------
INVESTING ACTIVITIES:
  Acquisition of Spreckels.............        --       (36,175)   (36,287)         --         --
  Capital expenditures.................   (15,214)       (5,345)   (12,322)     (8,890)    (7,850)
  Investment in marketable
     securities........................    (5,395)       (3,908)    (7,044)     (6,537)    (6,675)
  Proceeds from sale or maturity of
     marketable securities.............     6,798         1,612      2,139      14,974      4,344
  Proceeds from sale of fixed assets...       205            35        109       1,478      5,915
  Other investments....................    (3,007)           --     (2,872)       (741)       245
  Other................................       350          (857)     4,207         864        131
                                         --------      --------   --------   ---------   --------
  Investing cash flow..................   (16,263)      (44,638)   (52,070)      1,148     (3,890)
                                         --------      --------   --------   ---------   --------
FINANCING ACTIVITIES:
  Private placement of common stock....        --        49,781     49,781          --         --
  Short-term borrowings:
     Bank borrowings -- net............    34,391        48,322      4,180      (5,431)   (15,721)
     CCC borrowings -- advances........        --        35,079     93,014     153,143     76,307
     CCC borrowings -- repayments......   (53,770)      (74,960)   (79,125)   (176,965)   (76,280)
  Repayment of long-term debt..........    (9,159)         (806)    (1,595)     (9,324)       (67)
  Dividends paid.......................      (428)           --         --        (411)    (1,643)
  Stock option proceeds and other......     1,034           372        512         208        221
                                         --------      --------   --------   ---------   --------
  Financing cash flow..................   (27,932)       57,788     66,767     (38,780)   (17,183)
                                         --------      --------   --------   ---------   --------
INCREASE IN CASH AND TEMPORARY
  INVESTMENTS..........................     1,635         4,212      5,789         244      1,131
CASH AND TEMPORARY INVESTMENTS,
  BEGINNING OF YEAR....................     7,719         1,930      1,930       1,686        555
                                         --------      --------   --------   ---------   --------
CASH AND TEMPORARY INVESTMENTS, END OF
  YEAR.................................  $  9,354      $  6,142   $  7,719   $   1,930   $  1,686
                                         ========      ========   ========   =========   ========

                See notes to consolidated financial statements.

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               SEPTEMBER 30, 1997, MARCH 31, 1997, 1996 AND 1995

1. ACCOUNTING POLICIES

     The Company -- The consolidated financial statements include the accounts of Imperial Holly Corporation and its majority owned subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated. The Company operates in one domestic business segment -- the production and sale of refined sugar and related products. The Company is significantly affected by market factors, including domestic prices for refined sugar and raw cane sugar. These market factors are influenced by a variety of external forces, including the number of domestic acres contracted to grow sugar cane and sugarbeets, prices of competing crops, weather conditions and United States farm and trade policy. Federal legislation and regulations provide for mechanisms designed to support the price of domestic sugar crops, principally the limitations on importation of raw cane sugar for domestic consumption. In addition, agricultural conditions in the Company's growing areas may materially affect the quality and quantity of sugar beets available for purchase as well as the unit costs of raw materials and processing.

     A significant portion of the Company's industrial sales are made under fixed price, forward sales contracts, most of which commence October 1 and extend for up to one year. The Company contracts to purchase raw cane sugar substantially in advance of the time it delivers the refined sugar produced from the purchase. To mitigate its exposure to future price changes, the Company attempts to match refined sugar sales contracted for future delivery with the purchase or pricing of raw cane sugar when feasible. Additionally, the Company utilizes a participatory sugar beet purchase contract, described below, which relates the cost of sugarbeets to the net selling price realized on refined beet sugar sales.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the reported amounts as well as certain disclosures. The Company's financial statements include amounts that are based on management's best estimates and judgments. Actual results could differ from those estimates.

     Change in Fiscal Year -- In October 1997, the Company changed its fiscal year end from March 31 to September 30. As used herein, the terms fiscal 1997, fiscal 1996 and fiscal 1995 refer to the twelve months ended March 31, 1997, 1996 and 1995, respectively.

     Cash and Temporary Investments -- Temporary investments consist of short-term, highly liquid investments with maturities of 90 days or less at the time of purchase.

     Marketable Securities -- All of the Company's marketable securities are classified as "available for sale", and accordingly, are reflected in the Consolidated Balance Sheet at fair market value, with the aggregate unrealized gain, net of related deferred tax liability, included as a component of shareholders' equity. Cost for determining gains and losses on sales of marketable securities is determined on the FIFO method.

     Inventories -- Inventories are stated at the lower of cost or market. Cost of sugar is determined under the last-in first-out ("LIFO") method. All other costs are determined under the first-in first-out ("FIFO") method.

     If only the FIFO cost method had been used, inventories would have been higher by $18.9 million at September 30, 1997, $19.2 million at March 31, 1997 and $12.9 million at March 31, 1996. Reductions in inventory quantities in the six month period ended September 30, 1997 and fiscal 1996 and 1995 resulted in liquidations of LIFO inventory layers carried at costs prevailing in prior years. The effect of these liquidations was to increase net income by about $468,000 ($0.03 per share) in the six month period ended September 30, 1997, $1,385,000 ($0.13 per share) in fiscal 1996 and decrease net income by about $114,000 ($0.01 per share) in fiscal 1995.

     Sugarbeets Purchased -- Payments to growers for sugarbeets are based in part upon the Company's average net return for sugar sold (as defined in the participating contracts with growers) during the grower contract years, some of which extend beyond the fiscal year end. The contracts provide for the sharing of the net selling price (gross sales price less certain marketing costs, including packaging costs, brokerage, freight expense and amortization of costs for certain facilities used in connection with marketing) with growers. Cost of sales includes an accrual for estimated additional amounts to be paid to growers based on the average net return realized to date for sugar sold in each of the contract years through the end of the fiscal year. The final cost of sugarbeets cannot be determined until the end of the contract year for each growing area.

     Manufacturing Costs Prior to Production -- Certain manufacturing costs incurred between processing periods which are necessary to prepare the factory for the next processing campaign are deferred and allocated to the cost of sugar produced in the subsequent campaign.

     Property and Depreciation -- Property is stated at cost and includes expenditures for renewals and improvements and capitalized interest. Maintenance and repairs are charged to current operations. When property is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts, and any gain or loss on disposition is included in income.

     Depreciation is provided principally on the straight-line or sum-of-the-years' digits methods over the estimated service lives of the assets.

     Fair Value of Financial Instruments -- The fair value of financial instruments is estimated based upon market trading information, where available. Absent published market values for an instrument, management estimates fair values based upon quotations from broker/dealers or interest rate information for similar instruments. The carrying amount of cash and temporary investments, accounts receivable, accounts payable, short-term borrowings and other current liabilities approximates fair value because of the short maturity and/or frequent repricing of those instruments.

     Federal Income Taxes -- Federal income tax expense includes the current tax obligation and the change in deferred income tax liability for the period. Deferred income taxes result from temporary differences between financial and tax bases of certain assets and liabilities.

     Earnings Per Share -- The computation of earnings per share is based on the weighted average number of shares outstanding. Shares of common stock issuable under stock options have not been included in the computation of earnings per share as their effect would be insignificant.

     Pending Accounting Pronouncements -- In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128"). This new standard requires dual presentation of basic and diluted earnings per share ("EPS") on the face of the earnings statement and requires a reconciliation of the numerators and denominators of basic and diluted EPS calculations. This statement will be effective for both interim and annual periods ending after December 15, 1997. The Company's current EPS calculation conforms to basic EPS. Diluted EPS as defined by SFAS No. 128 is not expected to be materially different from basic EPS.

     Recently, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", and Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information". These statements, which are effective for the Company's fiscal year ending September 30, 1999, establish additional disclosure requirements but do not affect the measurement of results of operation. Management is evaluating what, if any, additional disclosures may be required when these statements are implemented.

2. ACQUISITIONS

     On September 12, 1997, the Company entered into an Agreement and Plan of Merger with Savannah Foods and Industries, Inc., a Georgia based producer and marketer of sugar and related products ("Savannah Foods"), wherein it agreed to acquire Savannah Foods in a two step transaction. The Company completed the first step on October 17, 1997, when it accepted for payment pursuant to a tender offer shares representing 50.1% of Savannah Foods outstanding common stock for aggregate consideration of $292 million cash (the "Equity Tender"). In the second step, expected to be completed in December 1997, Savannah Foods will be merged with a subsidiary of the Company (the "Merger"); Savannah Foods will survive the Merger as a wholly-owned subsidiary of the Company. In consideration for the Merger, Savannah Foods stockholders will receive $78.6 million cash and
9.2 million to 12.0 million shares of the Company's common stock, depending on the market value of the Company's common stock prior to the Merger.

     To finance the Equity Tender, finance a tender offer for the Company's
8 3/8% Senior Notes due 1999 (The "Debt Tender") and replace the Company's existing credit facilities, the Company obtained a credit facility, (the "Tender Credit Facility") from an affiliate of Lehman Brothers, Inc. ("Lehman"), consisting of a $292 million term loan and a $210 million revolving credit facility. The Tender Credit Facility is secured by substantially all of the Company's assets and matures on the earlier of the date of the Merger or January 15, 1998. The Company has a financing commitment letter from Lehman to provide funds for the cash portion of the Merger and to refinance the Tender Credit Facility under one of two options: a) senior secured term loans aggregating $255 million, a $200 million senior secured revolving credit facility and $250 million senior subordinated notes offering; or b) $505 million senior secured term loans and a $200 million senior secured revolving credit facility. The financing provided by Lehman is expected to contain various restrictions and covenants that may limit the Company's ability to incur additional debt, make capital expenditures or pay dividends.

     The acquisition will be accounted for as a purchase and Savannah Foods' results of operations will be included in the Company's consolidated financial statements commencing October 17, 1997. Purchased intangibles, which include brand related intangibles and the excess of purchase price over the book value of net assets acquired ("goodwill"), are estimated to total $288 million and will be amortized over 40 years. Unaudited, summarized pro forma operating results as if the acquisition and related financing transactions had occurred on April 1, 1996, and assuming the maximum number of shares of the Company's common stock had been issued, are as follows (in thousands of dollars, except per share amounts):

                                                            SIX MONTHS
                                                               ENDED        TWELVE MONTHS
                                                           SEPTEMBER 30,        ENDED
                                                               1997         MARCH 31, 1997
                                                           -------------    --------------
Net sales..............................................     $1,018,911        $1,923,324
Operating income.......................................         54,189            68,980
Income before extraordinary item.......................         17,158             6,736
Income before extraordinary item per share
  of common stock......................................     $     0.64        $     0.27

     On April 19, 1996, the Company acquired all of the outstanding capital stock of Spreckels Sugar Company, Inc. and Limestone Products Company, Inc. (collectively "Spreckels"), a California based beet sugar processor for $35.3 million. The acquisition was accounted for as a purchase and Spreckels' results of operations are included in these consolidated financial statements commencing April 19, 1996.

3. INVESTMENTS

     Marketable securities consisted of the following (in thousands of dollars):

                                                           SEPTEMBER 30, 1997
                                                 --------------------------------------
                                                                       GROSS UNREALIZED
                                                              FAIR         HOLDING
                                                 AMORTIZED   MARKET    ----------------
                                                   COST       VALUE     GAINS    LOSSES
                                                 ---------   -------   -------   ------
US Government securities due 1997 through
  1998.........................................   $ 7,646    $ 7,643   $     8   $  (11)
Common stocks..................................    19,957     48,240    28,283       --
                                                  -------    -------   -------   ------
          Total................................   $27,603    $55,883   $28,291   $  (11)
                                                  =======    =======   =======   ======

                                                             MARCH 31, 1997
                                                 --------------------------------------
                                                                       GROSS UNREALIZED
                                                              FAIR         HOLDING
                                                 AMORTIZED   MARKET    ----------------
                                                   COST       VALUE     GAINS    LOSSES
                                                 ---------   -------   -------   ------
US Government securities.......................   $ 9,226    $ 9,222   $     8   $  (12)
Common stocks..................................    19,755     39,741    20,085      (99)
                                                  -------    -------   -------   ------
          Total................................   $28,981    $48,963   $20,093   $ (111)
                                                  =======    =======   =======   ======

                                                             MARCH 31, 1996
                                                 --------------------------------------
                                                                       GROSS UNREALIZED
                                                              FAIR         HOLDING
                                                 AMORTIZED   MARKET    ----------------
                                                   COST       VALUE     GAINS    LOSSES
                                                 ---------   -------   -------   ------
US Government securities.......................   $ 4,881    $ 4,937   $    56   $   --
Common stocks..................................    18,740     32,436    13,696       --
                                                  -------    -------   -------   ------
          Total................................   $23,621    $37,373   $13,752   $   --
                                                  =======    =======   =======   ======

     Realized securities gains are reported net of realized losses of $28,000, $2,000, and $106,000 in fiscal years 1997, 1996 and 1995, respectively. There were no realized securities losses during the six months ended September 30, 1997. Marketable securities with a market value of $13.5 million at September 30, 1997 were pledged to secure certain insurance and other obligations.

     Other investments include the Company's royalty interest in a coal seam methane gas project, which is accounted for at amortized cost and its investment in a limited partnership which is constructing a beet sugar factory in Washington state which is accounted for on the equity method.

4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at September 30, 1997 consisted of the following (in thousands of dollars):

                                                                         MARCH 3L,
                                                   SEPTEMBER 30,    --------------------
                                                       1997           1997        1996
                                                   -------------    --------    --------
Land.............................................    $ 20,167       $ 19,949    $ 13,682
Buildings, machinery and equipment...............     273,536        271,002     251,949
Construction in progress.........................      14,572          5,440       2,094
                                                     --------       --------    --------
          Total..................................     308,275        296,391     267,725
Less accumulated depreciation....................     153,524        149,989     143,622
                                                     --------       --------    --------
Property, Plant and Equipment -- Net.............    $154,751       $146,402    $124,103
                                                     ========       ========    ========

5. SHORT-TERM BORROWINGS

     At September 30, 1997, the Company had working capital financing available from domestic banks under a $110,000,000 unsecured revolving credit line which provided for interest on advances at floating or negotiated rates and required commitment fees. The Company also has short-term borrowing facilities available from banks on an uncommitted basis aggregating $55,000,000 at September 30, 1997; interest on these borrowings was on a negotiated rate basis. These credit facilities were replaced in October 1997 by the Tender Credit Facility discussed in Note 2.

     Additionally, in the past the Company has borrowed short-term from the Commodity Credit Corporation ("CCC") under the USDA's price support loan program. CCC borrowings are secured by refined beet sugar inventory and are recourse or nonrecourse to the Company depending upon certain regulatory conditions.

     Outstanding borrowings were as follows (in thousands of dollars):

                                                                          MARCH 3L,
                                                     SEPTEMBER 30,    ------------------
                                                         1997          1997       1996
                                                     -------------    -------    -------
Commodity Credit Corporation.......................     $    --       $53,770    $27,319
Bank working capital financing.....................      43,091         8,700      4,520
                                                        -------       -------    -------
          Total....................................     $43,091       $62,470    $31,839
                                                        =======       =======    =======
Weighted Average Interest Rate.....................       6.89%         6.70%      5.36%
                                                        =======       =======    =======

6. LONG-TERM DEBT

     Long-term debt was as follows (in thousands of dollars):

                                                                          MARCH 31,
                                                     SEPTEMBER 30,    ------------------
                                                         1997          1997       1996
                                                     -------------    -------    -------
8 3/8% senior notes................................     $81,172       $89,468    $89,800
Other, principally equipment capital leases........       1,305         2,168          8
                                                        -------       -------    -------
Total long-term debt...............................      82,477        91,636     89,808
Less current maturities............................       1,173         1,017          8
                                                        -------       -------    -------
Long-term debt, net................................     $81,304       $90,619    $89,800
                                                        =======       =======    =======

     The Company's 8 3/8% Senior Notes due 1999 do not require principal payments prior to maturity. In connection with the Debt Tender discussed in Note 2, Senior Notes with a principal amount of $75,371,000 were purchased in October 1997, and the indenture relating to the Senior Notes was amended to, among other things, remove restrictions on the Company's ability to create liens on certain properties. The Company will report as an extraordinary item for the quarter ending December 31, 1997 a loss of $1,967,000 on such purchase. In fiscal 1996, the Company purchased and retired a portion of the Senior Notes for amounts less than book value, and the Company reported such difference, net of tax, as an extraordinary item.

     The Company had an interest rate swap agreement which expired in October 1996; income (loss) on such swap was ($3,000) in fiscal 1997, $289,000 in fiscal 1996, and $643,000 in fiscal 1995 and is reported in interest expense-net.

     Cash paid for interest on short and long-term debt was $6,987,787 for the six month period ended September 30, 1997, $11,949,000, $12,228,000, and
$11,463,000 for the fiscal years ended March 31, 1997, 1996 and 1995 respectively. Interest capitalized as part of the cost of constructing assets was $272,000 for the six months ended September 30, 1997. Such amount was not significant in fiscal 1997, 1996 or 1995.

7. INCOME TAXES

     The components of the consolidated income tax provision (credit), including amounts reported as an extraordinary item, were as follows (in thousands of dollars):

                                           SIX MONTHS
                                              ENDED            YEAR ENDED MARCH 31,
                                          SEPTEMBER 30,    -----------------------------
                                              1997          1997       1996       1995
                                          -------------    -------    -------    -------
Federal:
  Current...............................     $   --        $    20    $   109    $   (36)
  Tax benefit of operating loss
     carryforward.......................      1,551         (1,762)    (1,452)    (1,636)
  Deferred..............................      3,604          7,522       (285)    (1,658)
State...................................        687            390         95         46
                                             ------        -------    -------    -------
  Total.................................     $5,842        $ 6,170    $(1,533)   $(3,284)
                                             ======        =======    =======    =======

     The tax effects of temporary differences which give rise to the Company's deferred tax assets and liabilities were as follows (in thousands of dollars):

                                                                     SEPTEMBER 30, 1997
                                                              --------------------------------
                                                              ASSETS    LIABILITIES    TOTAL
                                                              -------   -----------   --------
Current:
  Marketable securities valuation differences...............  $    --    $ (9,899)    $ (9,899)
  Inventory valuation differences, principally purchase
     accounting.............................................       --     (12,230)     (12,230)
  Manufacturing costs prior to production deducted
     currently..............................................       --     (10,168)     (10,168)
  Accruals not currently deductible.........................    2,272          --        2,272
  Alternate minimum tax differences.........................      903          --          903
  Operating loss carryforward (expiring in 2010, 2011 and
     2012)..................................................    3,332          --        3,332
  Other.....................................................    1,463          --        1,463
                                                              -------    --------     --------
          Total current.....................................    7,970     (32,297)     (24,327)
                                                              -------    --------     --------
Noncurrent:
  Depreciation differences, including purchase accounting...       --     (22,329)     (22,329)
  Pension cost differences..................................      480          --          480
  Accruals not currently deductible.........................    1,052          --        1,052
  Other.....................................................      694      (1,133)        (439)
                                                              -------    --------     --------
          Total noncurrent..................................    2,226     (23,462)     (21,236)
                                                              -------    --------     --------
          Total.............................................  $10,196    $(55,759)    $(45,563)
                                                              =======    ========     ========

                                                                MARCH 31,
                                 -----------------------------------------------------------------------
                                               1997                                 1996
                                 --------------------------------   ------------------------------------
                                 ASSETS    LIABILITIES    TOTAL       ASSETS      LIABILITIES    TOTAL
                                 -------   -----------   --------   -----------   -----------   --------
Current:
  Marketable securities
     valuation differences.....       --    $ (6,994)    $ (6,994)        --         $ (4,813)  $ (4,813)
  Inventory valuation
     differences, principally
     purchase accounting.......       --     (12,324)     (12,324)        --           (6,320)    (6,320)
  Manufacturing costs prior to
     production deducted
     currently.................       --      (7,311)      (7,311)        --           (4,366)    (4,366)
  Accruals not currently
     deductible................  $ 2,446          --        2,446     $2,081               --      2,081
  Alternate minimum tax
     differences...............      903          --          903        903               --        903
  Operating loss
     carryforward..............    5,919          --        5,919      3,172               --      3,172
  Other........................    1,105          --        1,105      1,135              (40)     1,095
                                 -------    --------     --------     ------         --------   --------
          Total current........   10,373     (26,629)     (16,256)     7,291          (15,539)    (8,248)
                                 -------    --------     --------     ------         --------   --------
Noncurrent:
  Depreciation differences,
     including purchase
     accounting................       --     (22,160)     (22,160)        --          (18,443)   (18,443)
  Pension cost differences.....    1,153          --        1,153         --           (1,711)    (1,711)
  Accruals not currently
     deductible................      658          --          658        154               --        154
  Other........................       --      (1,104)      (1,104)        --           (1,320)    (1,320)
                                 -------    --------     --------     ------         --------   --------
          Total noncurrent.....    1,811     (23,264)     (21,453)       154          (21,474)   (21,320)
                                 -------    --------     --------     ------         --------   --------
          Total................  $12,184    $(49,893)    $(37,709)    $7,445         $(37,013)  $(29,568)
                                 =======    ========     ========     ======         ========   ========

     The consolidated income tax provision is different from the amount which would be provided by applying the statutory federal income tax rate of 35% to the Company's income before taxes. The reasons for the differences from the statutory rate are as follows (in thousands of dollars):

                                               SIX MONTHS
                                                  ENDED          YEAR ENDED MARCH 31,
                                              SEPTEMBER 30,   --------------------------
                                                  1997         1997     1996      1995
                                              -------------   ------   -------   -------
Income taxes computed at the statutory
  federal rate..............................     $5,527       $6,191   $(1,451)  $(3,027)
Nontaxable interest and dividends...........       (121)        (217)     (251)     (299)
  State income taxes........................        447          253        62        30
  Foreign sales corporation.................        (30)         (60)      (59)      (68)
  Other.....................................         19            3       166        80
                                                 ------       ------   -------   -------
     Total..................................     $5,842       $6,170   $(1,533)  $(3,284)
                                                 ======       ======   =======   =======

     Income taxes paid were $1,937,000 in the six months ended September 30, 1997 and $2,300,000 in fiscal 1997 and $213,000 in fiscal 1996; income tax refunds received were $3,778,000 in 1995.

8. EMPLOYEE BENEFITS

     Retirement Plans -- Substantially all of the Company's nonseasonal employees are covered by retirement plans. Certain unionized employees are covered by an industry-wide plan, and other employees are covered by Company-sponsored defined benefit plans. Under the Company-sponsored defined benefit plans, retirement benefits are primarily a function of years of service and the employee's compensation for a defined period of employment. The Company funds pension costs at an actuarially determined amount based on normal cost and the amortization of prior service costs, gains, and losses over the remaining service periods. Additionally, the Company provides a supplemental non-qualified, unfunded pension plan for certain officers whose benefits under the qualified plan are limited by federal tax law. The Company provides a non-qualified retirement plan for non-employee directors, which provides benefits based upon years of service as a director and the retainer in effect at the date of a director's retirement.

     The aggregate net periodic pension cost for these plans included the following components (in thousands of dollars):

                                                                     MARCH 31,
                                         SEPTEMBER 30,    -------------------------------
                                             1997           1997        1996       1995
                                         -------------    --------    --------    -------
Company-sponsored plans:
  Service cost for benefits earned
     during the period.................    $  1,359       $  2,756    $  2,089    $ 2,128
  Interest cost on projected benefit
     obligation........................       2,927          5,883       2,653      2,348
  Actual return on plan assets.........     (20,145)       (15,675)    (10,141)    (4,439)
  Net amortization and deferral........      16,839         10,355       8,377      3,254
                                           --------       --------    --------    -------
  Net periodic pension cost -- Company-
     sponsored plans...................         980          3,319       2,978      3,291
  Industry-wide plan for certain
     unionized employees...............         212            432         438        459
                                           --------       --------    --------    -------
          Total pension cost...........    $  1,192       $  3,751    $  3,416    $ 3,750
                                           ========       ========    ========    =======

     The funded status of the Company-sponsored plans was as follows (in thousands of dollars):

                                                                 SEPTEMBER 30, 1997
                                                         ----------------------------------
                                                         PLANS FOR WHICH    PLANS FOR WHICH
                                                           ACCUMULATED       ASSETS EXCEED
                                                            BENEFITS          ACCUMULATED
                                                          EXCEED ASSETS        BENEFITS
                                                         ---------------    ---------------
Actuarial present value of projected benefit
  obligations:
  Accumulated benefit obligations:
     Vested............................................      $1,666            $ 65,352
     Nonvested.........................................          19               5,071
                                                             ------            --------
          Total accumulated benefit obligations........       1,685              70,423
Effect of projected future salary increases............         341              10,430
                                                             ------            --------
  Projected benefit obligations........................       2,026              80,853
Plan assets at fair value (primarily listed stocks and
  bonds)...............................................          --             104,153
                                                             ------            --------
Projected benefit obligations over (under) plan
  assets...............................................       2,026             (23,300)
Prior service cost of plan amendments..................        (893)             (3,136)
Unrecognized net gains (losses):
  Arising at transition date...........................        (518)                176
  Arising subsequent to transition date................         154              30,165
Adjustment for additional liability....................         916                  --
                                                             ------            --------
Accrued pension cost...................................      $1,685            $  3,905
                                                             ======            ========
Assumptions used:
  Current discount rate for plan liabilities...........         7.5%                7.5%
  Projected annual rate of increase in compensation
     levels............................................         5.0%                5.0%
  Assumed long-term return on plan assets..............         8.0%                8.0%

                                                                           MARCH 31,
                                             ---------------------------------------------------------------------
                                                           1997                                1996
                                             ---------------------------------   ---------------------------------
                                             PLANS FOR WHICH   PLANS FOR WHICH   PLANS FOR WHICH   PLANS FOR WHICH
                                               ACCUMULATED      ASSETS EXCEED      ACCUMULATED      ASSETS EXCEED
                                                BENEFITS         ACCUMULATED        BENEFITS         ACCUMULATED
                                              EXCEED ASSETS       BENEFITS        EXCEED ASSETS       BENEFITS
                                             ---------------   ---------------   ---------------   ---------------
Actuarial present value of projected
  benefit obligations:
  Accumulated benefit obligations:
    Vested.................................      $27,039           $37,458           $ 9,055           $17,832
    Nonvested..............................        1,210             1,049               668               433
                                                 -------           -------           -------           -------
         Total accumulated benefit
           obligations.....................       28,249            38,507             9,723            18,265
Effect of projected future salary
  increases................................        1,219             8,279               715             8,434
                                                 -------           -------           -------           -------
  Projected benefit obligations............       29,468            46,786            10,438            26,699
Plan assets at fair value (primarily listed
  stocks and bonds)........................       25,649            60,850             6,889            31,888
                                                 -------           -------           -------           -------
Projected benefit obligations over (under)
  plan assets..............................        3,819           (14,064)            3,549            (5,189)
Prior service cost of plan amendments......       (2,651)           (1,628)           (2,118)               22
Unrecognized net gains (losses):
  Arising at transition date...............         (675)              215              (989)              293
  Arising subsequent to transition date....        2,793            16,902              (175)            3,108
Adjustment for additional liability........        1,671                --             2,567                --
                                                 -------           -------           -------           -------
Accrued (prepaid) pension cost.............      $ 4,957           $ 1,425           $ 2,834           $(1,766)
                                                 =======           =======           =======           =======
Assumptions used:
  Current discount rate for plan
    liabilities............................          8.0%              8.0%              7.5%              7.5%
  Projected annual rate of increase in
    compensation levels....................          5.0%              5.0%              5.5%              5.5%
  Assumed long-term return on plan
    assets.................................          8.0%              8.0%              8.0%              8.0%

     401(k) Plans -- Substantially all of the Company's nonbargaining unit employees may elect to defer up to 15% of their annual compensation in the Company's 401(k) Tax Deferred Savings Plan. The Company may make discretionary matching contributions of up to 38% of the first $2,500 contributed by an employee. The Company also provides 401(k) plans for certain bargaining unit groups which allow participating employees to defer up to 15% of their annual compensation. The amounts charged to expense for these plans were not significant.

     Employee Stock Purchase Plan -- In July 1993, the shareholders approved an amended and restated employee stock purchase plan and reserved 1,000,000 shares of common stock. The plan provides substantially all year-round employees the option to purchase shares of common stock either through open market purchases at market value or directly from the Company at 85% of market value. The amounts charged to compensation expense for the discount on shares purchased under the latter alternative were not significant.

9. SHAREHOLDERS' EQUITY

     The Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") in fiscal 1997. As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), the Company measures compensation cost using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

     The Company's reported net income and earnings per share would have been reduced had compensation cost for the Company's stock-based compensation plans been determined using the fair value method of accounting as set forth in SFAS No. 123. For purposes of estimating the fair value disclosures below, the fair value of each stock option has been estimated on the grant date with a Black-Scholes option-pricing model using the following weighted-average assumptions: expected volatility of 38%; risk-free interest rate of 7.06%; and expected lives of 10 years. The effects of using the fair value method of accounting on net income and earnings per share are indicated in the pro forma amounts below:

                                                            SIX MONTHS      YEARS ENDING MARCH 31,
                                                              ENDED         ----------------------
                                                             9/30/97          1997          1996
                                                            ----------      --------      --------
Income (loss) before
  extraordinary item         As reported..................    $9,951         $11,518       $(3,218)
                             Pro forma....................     9,839          11,351        (3,260)
Net income (loss)            As reported..................    $9,951         $11,518       $(2,614)
                             Pro forma....................     9,839          11,351        (2,656)
Earnings Per Share:
Income (loss) before
  extraordinary item         As reported..................    $ 0.70         $  0.92       $ (0.31)
                             Pro forma                          0.69            0.90         (0.32)
Net income                   As reported..................    $ 0.70         $  0.92       $ (0.25)
                             Pro forma....................      0.69            0.90         (0.26)

     Shareholder Rights Plan -- In 1989, the Board of Directors declared a dividend of one Right for each outstanding share of the Company's common stock. Certain terms of the rights were amended in January 1995. Each of the Rights, which are currently attached to the common stock, entitle the holder to purchase two three-hundredths of a share of a new series of Junior Participating Preferred Stock (95,225 in total as of September 30, 1997) at a price of $60 (subject to adjustment). The Rights are not exercisable until the earlier of ten days after the public announcement that a person or group has acquired 15% or more (25% or more for persons who were 10% shareholders on January 27, 1995) of the Company's outstanding common stock (an "Acquiring Person") or ten business days after the commencement of a tender offer to acquire such an interest. Under certain circumstances, the Rights, other than the Rights held by the Acquiring Person, will become exercisable for common stock of the Company (or an acquirer) with a market value equal to two times the exercise price of the Right. The Rights are redeemable, at 2/3 cents per Right, at any time prior to a person becoming an Acquiring Person. The Rights expire on September 25, 1999.

     Stock Sale -- On August 29, 1996, the Company completed the private placement of 3,800,000 shares of the Company's common stock to Greencore Group plc ("Greencore"), an Irish sugar and agricultural products company, for net proceeds of $49.8 million. In July, the Board of Directors took action under the Shareholder Rights Plan to increase the ownership percentage that would trigger the plan with respect to Greencore to 30% during the term of the Investor Agreement between Greencore and the Company (not more than 5 years). Thereafter, the trigger level would be increased to 35%, until such time as Greencore's investment falls below 15%, at which time the trigger level becomes 15%. During the term of the Investor Agreement, Greencore will have the right to designate two nominees for election as directors of the Company, and will be required to vote for the director nominees recommended by the Board of Directors. During the term of the Investor Agreement, Greencore is also subject to restrictions relative to certain actions regarding the Company.

     Stock Incentive Plan -- The shareholders have approved the Imperial Holly Corporation Stock Incentive Plan, and have reserved for issuance 1,062,500 shares of common stock. The Board of Directors has proposed an amendment to be voted upon at the 1998 Annual Meeting of Shareholders, which would increase the number of shares reserved under the Plan by 2,500,000. The plan provides for the granting of incentive awards in the form of stock options, stock appreciation rights (SARs), restricted stock, performance units and performance shares at the discretion of the Executive Compensation Committee of the Board of Directors. Stock options have an exercise price equal to the fair market value of the shares of common stock at date of grant, become exercisable in annual increments for up to five years commencing one year after date of grant, and expire not more than ten years from date of grant.

     Stock option activity in the plan was as follows:

                                                                  SIX MONTHS ENDED
                                                                 SEPTEMBER 30, 1997
                                                              -------------------------
                                                                           WEIGHTED-
                                                                            AVERAGE
                                                                         EXERCISE PRICE
                                                              OPTIONS      PER SHARE
                                                              -------    --------------
Beginning Balance...........................................  614,327        $10.39
Granted.....................................................    9,000         11.33
Expired.....................................................  (30,800)        12.84
Exercised...................................................   (9,632)         6.99
                                                              -------
Balance, September 30.......................................  582,895        $10.33
                                                              =======
Exercisable as of September 30..............................  367,020        $10.31
                                                              =======

                                                      YEAR ENDED MARCH 31,
                         ------------------------------------------------------------------------------
                                   1997                       1996                       1995
                         ------------------------   ------------------------   ------------------------
                                     WEIGHTED-                  WEIGHTED-                  WEIGHTED-
                                      AVERAGE                    AVERAGE                    AVERAGE
                                   EXERCISE PRICE             EXERCISE PRICE             EXERCISE PRICE
                         OPTIONS     PER SHARE      OPTIONS     PER SHARE      OPTIONS     PER SHARE
                         -------   --------------   -------   --------------   -------   --------------
Beginning Balance......  528,589       $10.03       510,733       $10.67       494,815       $10.68
Granted................  141,700        12.90        94,000         7.84        24,500         9.18
Expired................  (41,551)       15.22       (66,199)       12.33        (1,000)        8.69
Exercised..............  (14,411)        7.97        (9,945)        6.67        (7,582)        6.74
                         -------                    -------                    -------
Balance, March 31......  614,327       $10.39       528,589       $10.03       510,733       $10.67
                         =======                    =======                    =======
Exercisable as of March
  31...................  364,964       $10.23       330,964       $11.05       331,609       $11.58
                         =======                    =======                    =======

     Options outstanding at September 30, 1997 consisted of the following:

                                                                             EXERCISABLE OPTIONS
                                                                         ----------------------------
                                   WEIGHTED-AVERAGE   WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
  RANGE OF EXERCISE    NUMBER OF    EXERCISE PRICE       REMAINING       NUMBER OF    EXERCISE PRICE
  PRICES PER SHARE      OPTIONS       PER SHARE       CONTRACTUAL LIFE    OPTIONS       PER SHARE
  -----------------    ---------   ----------------   ----------------   ---------   ----------------
     $6.44-$8.87        356,370         $ 7.87           5.4 years        238,745         $ 7.72
    $9.75-$12.25         21,000          10.79           8.5 years          5,250          10.11
    $13.19-$16.83       205,525          14.55           6.2 years        123,025          15.35

     Certain stock options listed above were granted with SARs. The SARs provide that, in lieu of the exercise of options, the optionee may receive cash or shares of stock with a fair market value equal to the amount by which the fair market value on exercise date of the stock subject to the option exceeds the option price. No SARs have been exercised and, at September 30, 1997, options outstanding with SARs attached totaled 49,795 shares, all of which were exercisable.

     Nonemployee Director Stock Option Plan -- The shareholders have approved the Nonemployee Director Stock Option Plan and have reserved 30,000 shares of common stock for issuance. The plan provides for the automatic granting to each nonemployee director of options to purchase 1,500 shares of common stock at a price equal to 50% of the fair market value at date of grant. The options become exercisable upon the completion of three years of service as a director, and expire over a two year period from the date first exercisable. Stock option activity in the plan was as follows:

                        SIX MONTHS ENDED                           YEAR ENDED MARCH 31
                          SEPTEMBER 30,      ---------------------------------------------------------------
                              1997                  1997                  1996                  1995
                       -------------------   -------------------   -------------------   -------------------
                                   PRICE                 PRICE                 PRICE                 PRICE
                       OPTIONS   PER SHARE   OPTIONS   PER SHARE   OPTIONS   PER SHARE   OPTIONS   PER SHARE
                       -------   ---------   -------   ---------   -------   ---------   -------   ---------
Beginning Balance....   4,500      $6.53      3,000      $5.88      5,250      $6.93      6,000      $7.17
Granted..............      --         --      1,500       7.84         --                    --
Expired..............      --         --         --                  (750)      8.84       (750)      8.84
Exercised............  (2,250)      5.50         --                (1,500)      8.09         --
                       ------                 -----                ------                 -----
Balance, March 31....   2,250      $7.56      4,500      $6.53      3,000       5.88      5,250      $6.93
                       ======                 =====                ======                 =====
Exercisable as of
  March 31...........     750      $7.00      3,000      $5.88         --                 2,250      $8.34
                       ======                 =====                ======                 =====

     Options outstanding at September 30, 1997 have a range of exercise prices of $4.75 to $7.84, and weighted-average remaining contractual life of 2.0 years.

     Nonemployee Director Compensation Plan -- In fiscal 1997, the shareholders approved the Nonemployee Director Compensation Plan which provides for the annual award of common stock to directors in lieu of their cash retainer. In the six months ended September 30, 1997 and in fiscal 1997, 21,760 shares of common stock each were awarded pursuant to this plan.

10. COMMITMENTS AND CONTINGENCIES

     The Company is party to litigation and claims which are normal in the course of its operations; while the results of such litigation and claims cannot be predicted with certainty, the Company believes the final outcome of such matters will not have a materially adverse effect on its results of operations or consolidated financial position.

     The Company has $4.6 million of standby letters of credit issued by banks to secure certain insurance obligations.

     The Company has a contingent commitment to advance additional amounts to a limited partnership which is constructing a beet sugar factory in Washington state of up to $1.7 million, depending upon final construction costs.

     The Company leases certain facilities and equipment under cancelable and noncancelable operating leases. Total rental expenses for all operating leases amounted to $3,571,000 for the six month period ended September 30, 1997, and $5,788,000, $4,343,000, and $3,519,000 in fiscal 1997, 1996 and 1995, respectively.

     The aggregate future minimum lease commitments under noncancelable operating leases at September 30, 1997 are summarized as follows (in thousands of dollars):

FISCAL YEAR ENDING                                                         OPERATING
  SEPTEMBER 30,                                                             LEASES
------------------                                                         ---------
  1998...................................................................   $3,124
  1999...................................................................      2,360
  2000...................................................................      1,638
  2001...................................................................      1,190
  2002...................................................................        751
  After 2002.............................................................        660

     The aggregate future minimum amount to be received under sub-leases was $3,113,000 at September 30, 1997.

11. SUPPLEMENTARY INCOME STATEMENT INFORMATION

     In fiscal 1996 the Company recorded a charge of $1,750,000 related to the announced closure of its Hamilton City California beet processing facility in early fiscal 1997, including $650,000 related to the layoff of approximately 68 employees. Through September 30, 1997, substantially all of such amount had been paid. Additionally, in fiscal 1996, the Company recorded a charge of $475,000 related to costs in connection with a work force reduction. By March 31, 1997 substantially all of that amount had been incurred in connection with the termination of 47 individuals.

     Other income -- net includes interest and dividends totaling $1,184,000 for the six months ended September 30, 1997, and $1,792,000, $1,820,000, and $1,456,000 for fiscal 1997, 1996 and 1995, respectively. Amounts charged to expense for research and development were $824,000 for the six months ended September 30, 1997, and $1,445,000, $1,670,000, and $2,084,000 for fiscal 1997,
1996 and 1995, respectively.

12. PARENT COMPANY (ONLY) INFORMATION

     Condensed financial information for Imperial Holly Corporation (Parent Company Only) was as follows (in thousands of dollars):

                                                     SIX MONTHS
                                                        ENDED            YEAR ENDED MARCH 31,
                                                    SEPTEMBER 30,   ------------------------------
              INCOME STATEMENT DATA                     1997          1997       1996       1995
              ---------------------                 -------------   --------   --------   --------
Net sales.........................................    $153,139      $308,896   $251,278   $238,236
Operating income(loss)............................       3,366        11,817     (8,710)    (7,714)
Equity in the undistributed earnings of
  subsidiaries....................................       8,324         3,726       (698)    (1,014)
Income (loss) before extraordinary items..........       9,951        11,518     (3,218)    (5,365)

                                                                             AS OF
                                                              -----------------------------------
                                                                                   MARCH 31,
                                                              SEPTEMBER 30,   -------------------
                     BALANCE SHEET DATA                           1997          1997       1996
                     ------------------                       -------------   --------   --------
Current assets..............................................    $ 92,205      $ 85,691   $ 73,471
Property, plant and equipment, net..........................      34,272        29,338     25,758
Investment in and advances to subsidiaries, at equity.......     212,813       185,598    118,562
Total assets................................................     352,078       310,922    226,880
Current liabilities.........................................      63,960        33,724     19,991
Long-term debt, net.........................................      81,172        89,468     89,800
Shareholders' equity........................................     192,959       176,956    111,043

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Savannah Foods & Industries, Inc.

     We have audited the accompanying consolidated balance sheet of Savannah Foods & Industries, Inc. and Subsidiaries as of September 28, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Savannah Foods & Industries, Inc. and Subsidiaries as of September 28, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
November 17, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Savannah Foods & Industries, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Savannah Foods & Industries, Inc. and its subsidiaries at September 29, 1996, and the results of their operations and their cash flows for each of the two fiscal years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Savannah Foods & Industries, Inc. for any period subsequent to September 29, 1996.

PRICE WATERHOUSE LLP

Atlanta, Georgia
November 18, 1996

                       SAVANNAH FOODS & INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS
             (IN THOUSANDS EXCEPT FOR SHARES AND PER SHARE AMOUNTS)

                                     ASSETS

                                                              SEPTEMBER 28,    SEPTEMBER 29,
                                                                  1997             1996
                                                              -------------    -------------
Current assets:
  Cash and cash equivalents.................................    $ 14,677         $ 15,300
  Accounts receivable.......................................      68,635           76,109
  Inventories (net of LIFO reserve of $9,949 in 1997 and
     $8,018 in 1996) (Note 4)...............................      90,908           83,929
  Other current assets......................................       6,175            5,214
                                                                --------         --------
          Total current assets..............................     180,395          180,552
Property, plant and equipment (Note 5)......................     179,993          186,546
Other assets................................................      38,683           31,163
                                                                --------         --------
                                                                $399,071         $398,261
                                                                ========         ========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings (Note 6)............................    $     --         $  7,500
  Current portion of long-term debt (Note 6)................       7,824            2,170
  Trade accounts payable....................................      55,756           52,701
  Other liabilities and accrued expenses....................      23,644           23,575
                                                                --------         --------
          Total current liabilities.........................      87,224           85,946
                                                                --------         --------
Long-term debt (Note 6).....................................      26,100           59,754
                                                                --------         --------
Deferred employee benefits..................................      69,058           78,834
                                                                --------         --------
Stockholders' equity (Note 11):
  Common stock $.25 par value; $.55 stated value; 64,000,000
     shares authorized; 31,306,800 shares issued............      17,365           17,365
  Capital in excess of stated value.........................      43,639           31,764
  Retained earnings.........................................     221,949          193,524
  Treasury stock, at cost (2,568,604 shares)................     (15,849)         (15,849)
  Minimum pension liability adjustment......................          --          (14,038)
  Stock held by benefit trust, at market (2,500,000
     shares)................................................     (46,875)         (35,000)
  Other.....................................................      (3,540)          (4,039)
                                                                --------         --------
          Total stockholders' equity........................     216,689          173,727
                                                                --------         --------
Commitments and contingencies (Note 12).....................          --               --
                                                                --------         --------
                                                                $399,071         $398,261
                                                                ========         ========

   (The accompanying notes are an integral part of the consolidated financial statements.)

                       SAVANNAH FOODS & INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             (IN THOUSANDS EXCEPT FOR SHARES AND PER SHARE AMOUNTS)

                                                                    FISCAL YEAR ENDED
                                                      ---------------------------------------------
                                                      SEPTEMBER 28,    SEPTEMBER 29,    OCTOBER 1,
                                                          1997             1996            1995
                                                      -------------    -------------    -----------
Net sales.........................................     $ 1,191,839      $ 1,146,332     $ 1,098,544
                                                       -----------      -----------     -----------
Operating expenses:
  Cost of sales and operating expenses............       1,037,502        1,028,218       1,002,679
  Selling, general and administrative expenses....          59,850           54,667          55,866
  Depreciation and amortization...................          23,435           27,994          28,314
  Impairment of long-lived assets (Note 3)........              --           10,280              --
  Other costs (Notes 2, 13).......................          13,394            3,374           4,284
                                                       -----------      -----------     -----------
                                                         1,134,181        1,124,533       1,091,143
                                                       -----------      -----------     -----------
Income from operations............................          57,658           21,799           7,401
                                                       -----------      -----------     -----------
Other income and (expenses):
  Interest and other investment income............             874              847           1,258
  Interest expense................................          (6,850)         (12,355)        (14,847)
  Other (expense) income..........................            (465)            (610)            110
                                                       -----------      -----------     -----------
                                                            (6,441)         (12,118)        (13,479)
                                                       -----------      -----------     -----------
Income (loss) before income taxes and
  extraordinary item..............................          51,217            9,681          (6,078)
Provision for (benefit from) income taxes (Note
  7)..............................................          19,136            2,738          (2,585)
                                                       -----------      -----------     -----------
Income (loss) before extraordinary item...........          32,081            6,943          (3,493)
Extraordinary item, net of tax (Note 6)...........            (376)            (971)             --
                                                       -----------      -----------     -----------
Net income (loss).................................     $    31,705      $     5,972     $    (3,493)
                                                       ===========      ===========     ===========
Per share:
  Income (loss) before extraordinary item.........     $      1.22      $      0.27     $     (0.13)
  Extraordinary item (Note 6).....................           (0.01)           (0.04)             --
                                                       -----------      -----------     -----------
  Net income (loss)...............................     $      1.21      $      0.23     $     (0.13)
                                                       ===========      ===========     ===========
  Dividends.......................................     $     0.125      $      0.10     $      0.32
                                                       ===========      ===========     ===========
Weighted average shares outstanding...............      26,238,196       26,238,196      26,238,196
                                                       ===========      ===========     ===========

   (The accompanying notes are an integral part of the consolidated financial statements.)

                       SAVANNAH FOODS & INDUSTRIES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                              CAPITAL IN                          MINIMUM
                                              EXCESS OF                           PENSION     STOCK HELD
                                    COMMON      STATED     RETAINED   TREASURY   LIABILITY    BY BENEFIT
                                     STOCK      VALUE      EARNINGS    STOCK     ADJUSTMENT     TRUST       OTHER     TOTAL
                                    -------   ----------   --------   --------   ----------   ----------   -------   --------
Balance at October 2, 1994........  $17,365    $12,190     $202,065   $(31,275)   $ (8,210)    $     --    $(3,961)  $188,174
  Net loss........................                          (3,493)                                                    (3,493)
  Cash dividends declared.........                          (8,396)                                                    (8,396)
  Increase in minimum pension
    liability adjustment..........                                                  (6,632)                            (6,632)
  Increase in cumulative
    translation adjustment........                                                                            (425)      (425)
  Decrease in note receivable from
    employee stock ownership
    plan..........................                                                                             421        421
                                    -------    -------     --------   --------    --------     --------    -------   --------
Balance at October 1, 1995........  17,365      12,190     190,176     (31,275)    (14,842)          --     (3,965)   169,649
  Net income......................                           5,972                                                      5,972
  Cash dividends declared.........                          (2,624)                                                    (2,624)
  Decrease in minimum pension
    liability adjustment..........                                                     804                                804
  Establish benefit trust with
    treasury stock (Note 11)......              11,449                  15,426                  (26,875)                   --
  Increase in fair market value of
    stock held by benefit trust
    (Note 11).....................               8,125                                           (8,125)                   --
  Increase in cumulative
    translation adjustment........                                                                             (74)       (74)
                                    -------    -------     --------   --------    --------     --------    -------   --------
Balance at September 29, 1996.....  17,365      31,764     193,524     (15,849)    (14,038)     (35,000)    (4,039)   173,727
  Net income......................                          31,705                                                     31,705
  Cash dividends declared.........                          (3,280)                                                    (3,280)
  Increase in fair market value of
    stock held by benefit trust
    (Note 11).....................              11,875                                          (11,875)                   --
  Decrease in minimum pension
    liability adjustment..........                                                  14,038                             14,038
  Decrease in cumulative
    translation adjustment........                                                                             499        499
                                    -------    -------     --------   --------    --------     --------    -------   --------
Balance at September 28, 1997.....  $17,365    $43,639     $221,949   $(15,849)   $     --     $(46,875)   $(3,540)  $216,689
                                    =======    =======     ========   ========    ========     ========    =======   ========

   (The accompanying notes are an integral part of the consolidated financial statements.)

                       SAVANNAH FOODS & INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                      FISCAL YEAR ENDED
                                                         --------------------------------------------
                                                         SEPTEMBER 28,    SEPTEMBER 29,    OCTOBER 1,
                                                             1997             1996            1995
                                                         -------------    -------------    ----------
Cash flows from operations:
  Net income (loss)....................................    $ 31,705         $  5,972        $ (3,493)
  Adjustments to reconcile net income (loss) to net
     cash provided by operations --
     Depreciation and amortization.....................      23,435           27,994          28,314
     Impairment of long-lived assets (Note 3)..........          --           10,280              --
     Extraordinary item, net of tax, related to
       financing activities............................         376              971              --
     Provision for deferred income taxes...............       9,410           (5,173)           (207)
     Net loss on disposal of assets....................         110            2,595             674
     Decreases (increases) in working capital --
       Accounts receivable.............................       7,474           (9,118)          8,785
       Inventories.....................................      (6,979)          20,565         (17,781)
       Other current assets............................      (3,985)           7,924          (6,952)
       Trade accounts payable..........................       3,055          (10,558)          6,306
       Other liabilities and accrued expenses..........        (904)           1,110            (777)
     Funding of deferred employee benefits in excess of
       expense accrual.................................     (11,241)              --              --
     Other.............................................         892           (2,713)          1,122
                                                           --------         --------        --------
Cash provided by operations............................      53,348           49,849          15,991
                                                           --------         --------        --------
Cash flows from investing activities:
  Additions to property, plant and equipment...........     (15,664)          (7,916)        (16,303)
  Proceeds from sale of property, plant and
     equipment.........................................         960            2,538             784
  Sale of investments..................................          --           13,869           3,615
  Business sales and (acquisitions)....................          --           12,500          (7,050)
  Use of escrowed industrial revenue bond funds for
     additions to property, plant and equipment........          --            3,253              --
  Other................................................          --             (182)         (2,182)
                                                           --------         --------        --------
Cash (used for) provided by investing activities.......     (14,704)          24,062         (21,136)
                                                           --------         --------        --------
Cash flows from financing activities:
  (Decrease) increase in short-term borrowings.........      (7,500)         (14,800)         22,300
  Payments of long-term debt...........................     (28,000)         (51,240)        (28,703)
  Debt prepayment charge, net of tax...................        (376)            (971)             --
  Liquidation of unused industrial revenue bond escrow
     balances..........................................          --               --           5,742
  Dividends paid.......................................      (3,280)          (3,280)        (11,282)
  Other................................................        (111)             106             226
                                                           --------         --------        --------
Cash used for financing activities.....................     (39,267)         (70,185)        (11,717)
                                                           --------         --------        --------
Cash flows for year....................................        (623)           3,726         (16,862)
Cash and cash equivalents, beginning of year...........      15,300           11,574          28,436
                                                           --------         --------        --------
Cash and cash equivalents, end of year.................    $ 14,677         $ 15,300        $ 11,574
                                                           ========         ========        ========

   (The accompanying notes are an integral part of the consolidated financial statements.)

                       SAVANNAH FOODS & INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Nature of operations -- The Company is engaged in the production, marketing and distribution of food products, primarily refined sugar. The Company produces a complete line of bulk and liquid sugars, packaged sugar, sugar envelopes and sugar products, including edible molasses and liquid animal feeds. The Company also packages and distributes other products such as custom made plastic cutlery meal kits, salt, pepper, artificial sweetener, non-dairy creamer and certain other products which complement its sugar business. Industrial and grocery markets served by the Company are the southeastern, midwestern and eastern parts of the United States, as well as Louisiana and Texas. Products for the foodservice market are distributed throughout the United States. The Company has one primary business segment -- Sugar Products.

     Fiscal year -- The Company's fiscal year ends on the Sunday closest to September 30. Fiscal 1997, 1996 and 1995 each included 52 weeks.

     Principles of consolidation -- The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Business entities in which the Company owns 50% or less are accounted for using the equity method.

     Cash and cash equivalents -- Cash and cash equivalents include all investments purchased with an original maturity of 90 days or less which have virtually no risk of loss of the principal value of the investment.

     Inventories -- Inventories are valued at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for sugar, packaging materials, and certain other items. Costs for maintenance parts and other non-sugar products are determined using the first-in, first-out (FIFO) and moving average methods.

     Futures transactions and interest rate swaps -- The Company uses futures contracts to manage its inventory and fuel positions, both to set pricing and to reduce the Company's exposure to price fluctuations. It also uses interest rate hedges to fix interest rates on current and anticipated borrowings to reduce exposure to interest rate fluctuations. Under existing accounting literature, these activities are accounted for as hedging activities.

     To qualify as a hedge the item to be hedged must expose the Company to inventory pricing or interest rate risk and the related contract must reduce that exposure and be designated by the Company as a hedge. To hedge expected transactions, the significant characteristics and expected terms of such transactions must be identified and it must be probable that the transaction will occur.

     Gains and losses on futures contracts, including gains and losses upon termination of the contract, are matched to inventory purchases and are included in the carrying value of inventory and charged or credited to cost of sales as such inventory is sold or used in production.

     The net cash paid or received on interest rate hedges is included in interest expense. Gains or losses on the termination of hedges are deferred and recognized in interest over the period covered by the interest rate hedge.

     If derivative transactions do not meet the criteria for hedges, the Company recognizes unrealized gains or losses as they occur. If a hedged transaction no longer exists or a hedged anticipated transaction is deemed no longer probable to occur, cumulative gains and losses on the hedge are recognized immediately in income and subsequent changes in fair market value of the derivative transaction are recognized in the period the change occurs.

     Amortization of intangibles -- The Company has intangible assets included in "Other assets" aggregating $7,637,000 and $9,529,000 at September 28, 1997 and September 29, 1996, respectively. Goodwill of $4,974,000 at September 28, 1997, and $5,378,000 at September 29, 1996, is being amortized over fifteen years on a straight-line basis, and other intangible assets are being amortized over five years on a straight-line

                       SAVANNAH FOODS & INDUSTRIES, INC.

basis. Amortization expense was $2,288,000, $2,341,000 and $2,169,000 for fiscal 1997, 1996 and 1995, respectively.

     When factors indicate that goodwill should be evaluated for impairment, the Company uses an estimate of the related operation's discounted cash flows over the remaining life of goodwill in measuring whether or not the goodwill is recoverable.

     Property, plant and equipment -- Property, plant and equipment is valued at cost, less accumulated depreciation and amortization. For financial reporting purposes, depreciation is computed on the straight-line method over the estimated useful lives of the assets. In general, buildings are depreciated over 20 years, machinery and equipment over 3 to 15 years and leasehold improvements over 10 years.

     Accrued expenses related to beet operations -- The Company's beet processing plants are generally operated from October through February and then, from March through September, are repaired for the next processing cycle. As sugar is processed from October through February, the Company accrues estimated repair costs and other costs to be incurred in March through September and includes such costs in inventory and, as the sugar is sold, in cost of sales. In contrast, certain other sugarbeet processors capitalize such costs and include them as prepaid expenses related to the next processing cycle.

     Fair value of financial instruments -- For cash, cash equivalents, accounts receivable, trade accounts payable, other liabilities and accrued expenses and short-term borrowings, the carrying amounts approximate fair value because of the short maturities of these instruments.

     Revenue recognition -- The Company recognizes revenue as product is shipped.

     Stock options -- The Company measures stock-based compensation expense using the intrinsic value approach of Accounting Principles Board Opinion No.
25. Pro forma disclosures required by Statement of Financial Accounting Standards No. 123 -- Accounting for Stock-Based Compensation are included in
Note 10.

     Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Reclassifications -- Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 2 -- PENDING MERGER OF THE COMPANY:

     On September 12, 1997, the Company entered into the Merger Agreement providing for the acquisition of the Company by Imperial Holly. Imperial Holly is a sugar refiner and beet processor headquartered in Sugar Land, Texas. Pursuant to the Merger Agreement, a wholly-owned subsidiary of Imperial Holly ("IHK Sub") initiated a cash tender offer on September 18, 1997 for 50.1% of the Company's outstanding Common Stock at a price of $20.25 per share. The tender offer was closed on October 16, 1997, resulting, on October 24, 1997, in the funding of the acquisition of 14,397,836 shares, or 50.1%, of the Company's Common Stock and a change in control of the Company. Pursuant to the Merger Agreement, IHK Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Imperial Holly (the "Merger"). Upon consummation of the Merger, the remaining shares of Company Common Stock will be exchanged for cash and common stock of Imperial Holly so that the aggregate number of shares of the Company's Common Stock to be converted into Imperial Holly common stock will be equal to 30% of all outstanding shares of the Company's Common Stock prior to the time of the cash tender offer. The Merger is expected to close in December 1997.

                       SAVANNAH FOODS & INDUSTRIES, INC.

     Prior to entering into the Merger Agreement with Imperial Holly, the Company, on July 14, 1997, entered into a merger agreement with Flo-Sun Incorporated ("Flo-Sun"), a Florida based raw sugar producer and refiner. On August 25, 1997, Imperial Holly submitted a proposal to acquire the Company, and after negotiations between the Company and the two parties, the Company's Board of Directors approved the Merger Agreement with Imperial Holly. In accordance with the Flo-Sun merger agreement, the Company paid Flo-Sun a $5,000,000 termination fee and reimbursed Flo-Sun $3,000,000 for expenses in connection with the proposed merger. This $8,000,000 along with the Company's legal fees and other expenses related to the proposed Flo-Sun merger comprise the majority of the $13,394,000 of merger expenses summarized in Note 13.

NOTE 3 -- IMPAIRMENT LOSS:

     In the fourth quarter of fiscal 1996, the Company recorded a non-cash impairment loss of $10,280,000 ($6,476,000, or $.25 per share, net of tax) related to a write-down of the property, plant and equipment of the Company's Fremont, Ohio beet sugar facility. A decision was made in 1996 not to run the Fremont facility during fiscal 1997 due to the lack of a viable supply of sugarbeets and beet molasses. As a result, the projected future cash flows from this facility are less than the carrying value of the assets; therefore, an impairment loss has been recognized. The impaired assets include buildings and machinery and equipment used to manufacture, ship, and store refined sugar and its by-products. These assets were written down to their fair value based on the salvage value of the assets. The recognition of this impairment was in accordance with the provisions of Statement of Financial Accounting Standards No. 121 -- Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of and is not materially different than the amount that would have been recognized under the Company's previous policies. As of September 28, 1997 the Company does not plan on operating the Fremont facility during fiscal 1998.

NOTE 4 -- INVENTORIES:

     A summary of inventories by method of pricing and class is as follows:

                                                              SEPTEMBER 28,   SEPTEMBER 29,
                                                                  1997            1996
                                                              -------------   -------------
                                                                     (IN THOUSANDS)
Last-in, first-out..........................................     $55,713         $35,311
First-in, first-out.........................................       7,501           9,682
Moving average..............................................      27,694          29,462
Specific identification.....................................          --           9,474
                                                                 -------         -------
                                                                 $90,908         $83,929
                                                                 =======         =======
Raw materials and work-in-process...........................     $30,720         $17,693
Packaging materials, parts and supplies.....................      16,912          20,713
Finished goods..............................................      43,276          36,049
Payments related to future inventory purchases..............          --           9,474
                                                                 -------         -------
                                                                 $90,908         $83,929
                                                                 =======         =======

     The replacement cost of inventories exceeded reported cost by approximately $10,246,000 at September 28, 1997 and $8,233,000 at September 29, 1996.

                       SAVANNAH FOODS & INDUSTRIES, INC.

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment is summarized as follows:

                                                            SEPTEMBER 28,    SEPTEMBER 29,
                                                                1997             1996
                                                            -------------    -------------
                                                                    (IN THOUSANDS)
Land......................................................    $   7,769        $   7,498
Buildings.................................................       93,081           89,194
Machinery and equipment...................................      314,482          305,717
Leasehold improvements....................................        1,202            1,201
Projects-in-process.......................................        9,833            3,119
                                                              ---------        ---------
                                                                426,367          406,729
Less --
  Accumulated depreciation and amortization...............     (246,374)        (220,183)
                                                              ---------        ---------
                                                              $ 179,993        $ 186,546
                                                              =========        =========

     Repairs and maintenance expense was $26,460,000, $31,699,000 and $35,241,000 for fiscal 1997, 1996 and 1995, respectively.

NOTE 6 -- LONG-TERM DEBT, CREDIT ARRANGEMENTS AND LEASES:

     Long-term debt is summarized as follows:

                                                            SEPTEMBER 28,    SEPTEMBER 29,
                                                                1997             1996
                                                            -------------    -------------
                                                                    (IN THOUSANDS)
Senior Notes -- Series A at 8.35% of $19,941 and Series B
  at 7.15% of $5,059......................................     $    --          $25,000
Notes payable to banks related to the ESOP................       9,815            9,815
Industrial revenue bonds..................................      22,500           22,500
Other long-term debt......................................       1,609            4,609
                                                               -------          -------
                                                                33,924           61,924
Less -- Current portion...................................      (7,824)          (2,170)
                                                               -------          -------
                                                               $26,100          $59,754
                                                               =======          =======

     The Company elected to prepay $25,000,000 of the Senior Notes in 1997. The Company incurred $376,000 (net of $236,000 income tax benefits), or $.01 per share, of related prepayment penalties which are reflected as an extraordinary item in the Consolidated Statement of Operations. The Company prepaid $35,000,000 of the Senior Notes in 1996 and incurred $971,000 (net of $570,000 income tax benefits), or $.04 per share, of related prepayment penalties.

     At September 28, 1997, the Company had $9,815,000 in notes payable related to the Employee Stock Ownership Plan (ESOP) and $22,500,000 of industrial revenue bonds. These notes and bonds carry tax-advantaged variable rates of interest equal to approximately 5.59% in 1997. The ESOP loans are payable as follows: $6,215,000 in fiscal 1998 and $3,600,000 payable in fiscal 1999 through fiscal 2001. The $22,500,000 industrial revenue bonds are payable as follows:
$4,500,000 in 2000; $4,500,000 in 2001; $6,000,000 in $1,000,000 annual installments in 2002 through 2007; $3,500,000 in 2004; $2,500,000 in $500,000 installments from 2001 through 2005; and $1,500,000 due in 2017. These bonds are secured by financing statements on project-related equipment, the cost of which approximates the bond amounts.

                       SAVANNAH FOODS & INDUSTRIES, INC.

     On April 1, 1996, the Company entered into a $120,000,000 revolving credit facility which expires on January 1, 2000, and automatically extends by one year on each anniversary date of the agreement. On October 16, 1997, the Company reduced the amount of this revolving credit facility from $120,000,000 to $60,000,000 and amended the expiration date to a date not later than January 31, 1998. In general, this facility enables the Company to borrow funds at LIBOR plus 1/2% to 3/4%, depending upon achievement of specified financial targets. The Company pays an annualized facility fee of 1/10% and an annualized fee of 1/10% of the unused portion of the facility. As of September 28, 1997 the Company was in compliance with all of its debt covenants.

     Short-term borrowings, including borrowings under the Company's revolving credit facilities which were for temporary working capital needs, are summarized as follows:

                                                                FISCAL YEAR ENDED
                                                    ------------------------------------------
                                                    SEPTEMBER 28,   SEPTEMBER 29,   OCTOBER 1,
                                                        1997            1996           1995
                                                    -------------   -------------   ----------
                                                                  (IN THOUSANDS)
Daily average outstanding borrowings..............     $ 5,789         $39,004       $31,373
Daily weighted average interest rate..............        5.79%           5.66%         6.29%
Maximum borrowings................................     $45,000         $71,980       $68,500
Amount outstanding at year-end....................     $    --         $ 7,500       $22,300

     The Company uses interest rate exchange agreements, more commonly called interest rate swaps, to manage its interest rate exposure. Swaps were entered into to fix the interest rate on variable debt at rates which the Company considered attractive at the time the agreements were consummated. When the Company entered into these agreements, it compared its anticipated interest costs to other long-term borrowing sources such as private placements and other fixed rate borrowing options. The notional amounts of swaps outstanding at September 28, 1997 and September 29, 1996 were $30,000,000. The fixed rates of interest for swaps outstanding during fiscal 1997 and 1996 were 8.83% and 8.66%, respectively. These swaps expire from December 1997 to February 1998. The effective fixed rate of swapped debt instruments during fiscal 1997 and 1996 was 7.53% and 7.76%, respectively. Accordingly, the Company has realized its desired objectives in the use of these financing instruments. If the Company had canceled these agreements as of September 28, 1997, it would have been required to pay the counter-parties to the agreements an aggregate amount of $188,047.

     The Company has also entered into forward swap agreements for periods ranging from 1998 to 2004 which fix the rate on the following debt: $20,000,000 in 1998-1999, $30,000,000 in 2000, $50,000,000 in 2001, $90,000,000 in 2002 and
$80,000,000 in 2003-2004. The Company entered into these agreements to fix the rate on variable rated debt intended to be borrowed during this time period. The swaps require the Company to pay fixed rates ranging from 6.5% to 7.0% against 90 day LIBOR. These transactions were entered into to protect the Company against interest rate increases and to fix future interest rates at rates the Company considers attractive. If the Company had canceled these agreements as of September 28, 1997, it would have been required to pay an aggregate amount of $187,794.

     Interest expense was $6,850,000 in fiscal 1997, $12,355,000 in fiscal 1996, and $14,847,000 in fiscal 1995. Cash payments of interest were $6,138,000 in fiscal 1997, $12,945,000 in fiscal 1996, and $13,620,000 in fiscal 1995.

     Annual maturities of long-term debt each year for the next five fiscal years are $7,824,000 in 1998, $500,000 in 1999, $5,000,000 in 2000, $7,600,000
in 2001, $1,500,000 in 2002, and $11,500,000 in subsequent years through 2017.

     Lease expense related to operating leases aggregated $2,098,000, $2,081,000, and $1,552,000 in fiscal 1997, 1996 and 1995, respectively. Lease commitments on operating leases exceeding one year for fiscal 1998, 1999, 2000, 2001 and 2002 are $1,255,000, $1,156,000, $1,124,000, $504,000 and $504,000,
respectively.

                       SAVANNAH FOODS & INDUSTRIES, INC.

NOTE 7 -- INCOME TAXES:

     Pre-tax income for all years presented was taxed exclusively in the United States. The provision for (benefit from) income taxes is comprised of the following:

                                                                FISCAL YEAR ENDED
                                                   -------------------------------------------
                                                   SEPTEMBER 28,   SEPTEMBER 29,    OCTOBER 1,
                                                       1997             1996           1995
                                                   -------------   --------------   ----------
                                                                   (IN THOUSANDS)
Current federal..................................     $ 7,990         $ 6,092        $(1,515)
Current state....................................       1,500           1,249           (863)
Deferred federal.................................       8,564          (4,357)          (271)
Deferred state...................................         846            (816)            64
                                                      -------         -------        -------
Provision for (benefit from) income taxes........     $18,900         $ 2,168        $(2,585)
                                                      =======         =======        =======
Tax effect of change in:
  Minimum pension liability adjustment...........     $ 8,607         $   507        $(4,716)
  Cumulative translation adjustment..............         306             (45)          (261)
                                                      -------         -------        -------
                                                      $ 8,913         $   462        $(4,977)
                                                      =======         =======        =======

     Cash payments for income taxes amounted to $19,837,000, $537,000 and $6,637,000 for fiscal 1997, 1996 and 1995, respectively.

     Deferred income tax assets (liabilities) are comprised of the following:

                                                            SEPTEMBER 28,    SEPTEMBER 29,
                                                                1997             1996
                                                            -------------    -------------
                                                                    (IN THOUSANDS)
Loss on impairment of long-lived assets...................    $  3,906         $  3,906
Depreciation..............................................     (23,916)         (21,658)
Other postretirement benefits.............................      12,928           12,565
Accrued pension liability.................................      (5,407)           8,796
Deferred compensation.....................................       8,968            7,743
Tax benefit purchases.....................................          --           (1,143)
Other non-current.........................................       3,133            4,009
                                                              --------         --------
Total net non-current (liability) asset...................        (388)          14,218
                                                              --------         --------
Other accrued expenses....................................         885            2,288
Inventory.................................................      (2,078)            (243)
Other current.............................................         609              980
                                                              --------         --------
Total net current (liability) asset.......................        (584)           3,025
                                                              --------         --------
Net deferred (liability) asset............................    $  ( 972)        $ 17,243
                                                              ========         ========

                       SAVANNAH FOODS & INDUSTRIES, INC.

     A reconciliation between the provision for (benefit from) income taxes and the amount computed by applying the U. S. federal income tax rate to income before income taxes and extraordinary item is as follows:

                                                              FISCAL YEAR ENDED
                                                 --------------------------------------------
                                                 SEPTEMBER 28,    SEPTEMBER 29,    OCTOBER 1,
                                                     1997             1996            1995
                                                 -------------    -------------    ----------
                                                                (IN THOUSANDS)
Computed "expected" tax expenses (benefit).....     $17,712          $3,292         $(2,127)
Increases (reductions) in taxes resulting from:
  State income taxes, net of federal income tax
     benefit...................................       1,524             224             280
  Tax-free income earned.......................        (756)           (221)           (120)
  Tax rate benefit of NOL carryback............          --            (600)             --
  Merger costs.................................         177              --              --
  Other........................................         479              43            (618)
                                                    -------          ------         -------
                                                     19,136           2,738          (2,585)
Extraordinary item.............................        (236)           (570)             --
                                                    -------          ------         -------
Provision for (benefit from) income taxes......     $18,900          $2,168         $(2,585)
                                                    =======          ======         =======

NOTE 8 -- PENSION PLANS:

     Substantially all employees and retirees of the Company are covered by noncontributory defined benefit pension plans. The Company also provides supplemental pension benefits to certain retired employees. The supplemental pension benefits are determined annually by the Board of Directors.

     The Company's largest defined benefit plan provides employees a retirement benefit based on a percentage of their final three year average pay. Effective July 1, 1996, this percentage of final pay was modified, and provisions to reduce pension benefits for early retirement were incorporated into this plan. These modifications, along with some other minor changes, reduced the "projected benefit obligation" at September 29, 1996 by $3,009,000.

     Benefits under the noncontributory defined benefit pension plans for bargaining employees are primarily based on years of service.

     The Company's contribution policy for all pension plans is to contribute at least the minimum amount required by the Employee Retirement Income Security Act. At September 28, 1997, the assets of these plans are invested primarily in commingled institutional stock and bond funds and cash equivalents.

                       SAVANNAH FOODS & INDUSTRIES, INC.

     The following table sets forth the status of the Company's qualified defined benefit pension plans and the pertinent assumptions used in computing this information as of the end of each respective year:

                                                              SEPTEMBER 28,    SEPTEMBER 29,
                                                                  1997             1996
                                                              -------------    -------------
                                                                      (IN THOUSANDS)
Actuarial present value of benefit obligation based on
  current compensation:
  Vested....................................................    $ (90,985)       $ (80,235)
  Nonvested.................................................       (1,580)          (6,216)
                                                                ---------        ---------
Accumulated benefit obligation..............................      (92,565)         (86,451)
Increase in present value of benefit obligation to reflect
  projected compensation increases..........................       (9,371)          (4,846)
                                                                ---------        ---------
Projected benefit obligation................................     (101,936)         (91,297)
Plan assets at fair value...................................      100,537           72,533
                                                                ---------        ---------
Projected benefit obligation in excess of plan assets.......       (1,399)         (18,764)
Unrecognized prior service cost.............................         (162)            (193)
Unrecognized net loss.......................................       26,990           29,810
Unrecognized net asset at transition........................         (230)          (1,276)
Adjustment required to recognize minimum liability..........           --          (23,495)
                                                                ---------        ---------
Pension asset included in "Other assets" and pension
  (liability) included in "Deferred employee benefits"......    $  25,199        $ (13,918)
                                                                =========        =========
Actuarial assumptions:
  Discount rate.............................................         7.5%             7.5%
  Projected salary increases................................         4.5%             4.5%

     Pension expense and the assumed rate of return on plan assets used to calculate it are summarized as follows:

                                                              FISCAL YEAR ENDED
                                                 --------------------------------------------
                                                 SEPTEMBER 28,    SEPTEMBER 29,    OCTOBER 1,
                                                     1997             1996            1995
                                                 -------------    -------------    ----------
                                                                (IN THOUSANDS)
Costs related to services provided by employees
  during the year..............................    $  2,104          $ 2,070        $ 2,250
Interest cost on projected benefit
  obligation...................................       6,846            6,874          6,601
Actual gain on plan assets.....................     (17,023)          (5,939)        (6,390)
Net amortization and deferrals.................      10,689              659            437
                                                   --------          -------        -------
Pension expense related to defined benefit
  plans........................................       2,616            3,664          2,898
Supplemental pension benefits..................         217              205            190
                                                   --------          -------        -------
          Total pension expense................    $  2,833          $ 3,869        $ 3,088
                                                   ========          =======        =======
Actuarial assumption:
  Expected long-term rate of return on plan
     assets....................................         9.5%             9.5%           9.5%

                       SAVANNAH FOODS & INDUSTRIES, INC.

     The Company has an unqualified Supplemental Executive Retirement Plan
(SERP) which it amended in 1996 by freezing the years of credited service for participants as of June 30, 1996. This modification reduced the "projected benefit obligation" at September 29, 1996 by $3,689,000. The actuarially determined expense related to the SERP is summarized as follows:

                                                              FISCAL YEAR ENDED
                                                 --------------------------------------------
                                                 SEPTEMBER 28,    SEPTEMBER 29,    OCTOBER 1,
                                                     1997             1996            1995
                                                 -------------    -------------    ----------
                                                                (IN THOUSANDS)
Costs related to services provided by employees
  during the year..............................     $   --           $  316          $  283
Interest cost on projected benefit
  obligation...................................        908              928             912
Net amortization and deferrals.................        136              203             169
Net curtailment gain...........................         --             (189)             --
                                                    ------           ------          ------
Total pension expense related to SERP plan.....     $1,044           $1,258          $1,364
                                                    ======           ======          ======

     The table below summarizes the status of the SERP plan and the pertinent assumptions used in computing this information at the end of each respective year:

                                                             SEPTEMBER 28,   SEPTEMBER 29,
                                                                 1997            1996
                                                             -------------   -------------
                                                                    (IN THOUSANDS)
Actuarial present value of benefit obligation based on
  current compensation:
  Vested...................................................    $ (9,659)       $ (7,770)
  Nonvested................................................         (61)           (648)
                                                               --------        --------
Accumulated benefit obligation.............................      (9,720)         (8,418)
Increase in present value of benefit obligation to reflect
  projected compensation increases.........................      (3,544)         (2,613)
                                                               --------        --------
Projected benefit obligation...............................     (13,264)        (11,031)
Unrecognized prior service cost............................          --              --
Unrecognized net loss......................................       2,666             700
Adjustment required to recognize minimum liability.........          --            (273)
                                                               --------        --------
Pension liability included in "Deferred employee
  benefits"................................................    $(10,598)       $(10,604)
                                                               ========        ========
Actuarial assumptions:
  Discount rate............................................         7.5%            7.5%
  Projected salary increases...............................         4.5%            4.5%

     In accordance with the provisions of Statement of Financial Accounting Standards No. 87 -- Employers' Accounting for Pensions, the Company has recorded an additional minimum liability at September 29, 1996 representing the excess of the accumulated benefit obligation over the fair value of plan assets and accrued (prepaid) pension expense for its pension and SERP plans. The additional liability has been offset by an intangible asset which is included in "Other assets" to the extent of previously unrecognized prior service cost. Amounts in excess of previously unrecognized prior service cost are recorded net of the related deferred tax benefit as a reduction of stockholders' equity of $14,038,000 at September 29, 1996. As a result of significant funding and improved asset performance during fiscal 1997, the Company was not required to record an additional minimum pension liability at September 28, 1997.

                       SAVANNAH FOODS & INDUSTRIES, INC.

NOTE 9 -- OTHER RETIREMENT AND BENEFIT PLANS:

     The Company has a deferred compensation program, which it modified in 1996. The modification, effective June 30, 1996, terminated all additional employee deferrals and reduced the guaranteed rate of interest paid on amounts deferred by active nonemployee directors to 8% initially, and then to the prime rate in effect on each January 1. This program allowed directors and certain management employees to defer all or a portion of their compensation and earn a guaranteed interest rate on the deferred amounts. In effect, such amounts deferred are unsecured loans to the Company. The deferred salaries and interest at the market rate are accrued as incurred. Interest above the market rate is accrued over the vesting period. The interest expense related to the Company's deferral plan was $2,529,000 in 1997, $2,523,000 in 1996, and $2,320,000 in 1995.

     In addition to the above deferred compensation program for directors and certain management employees, the Company maintains two stock-based deferred compensation programs for non-employee directors. See Note 10 -- Stock-Based Compensation for an explanation of these programs.

     The Company has included in "Deferred employee benefits" $23,661,000 at September 28, 1997 and $20,524,000 at September 29, 1996 to reflect its liability under its deferred compensation programs. As of September 28, 1997, payments required to be made to participants in these programs for the next five fiscal years are approximately $1,510,000 in 1998, $1,607,000 in 1999, $1,939,000 in 2000, $2,921,000 in 2001 and $2,323,000 in 2002.

     Subsequent to September 28, 1997, Imperial Holly purchased 50.1% of the Company's Common Stock. As a result, the "change in control" provisions of the nonemployee directors deferred compensation programs were implemented. These provisions allow the nonemployee directors the option of electing to receive immediate payment of their vested balances in these programs. After these elections were made, payments required to be made to participants in these programs for the next five fiscal years are approximately $7,707,000 in 1998, $1,607,000 in 1999, $1,930,000 in 2000, $2,029,000 in 2001 and $2,058,000 in
2002.

     The Company sponsors 401(k) plans in which substantially all non-bargaining employees and certain bargaining unit employees are eligible to participate. These plans allow eligible employees to save a portion of their salary on a pre-tax basis. The Company makes monthly contributions to these plans which aggregated $416,000 in 1997, $449,000 in 1996, and $437,000 in 1995.

     The Company also sponsors an Employee Stock Ownership Plan (ESOP). Substantially all non-bargaining employees participate and receive shares in their account at the discretion of the Board of Directors. Expenses related to this plan have been immaterial in 1997, 1996, and 1995.

     Under the terms of the Company's short-term incentive compensation program, $5,635,000 was accrued in "Other liabilities and accrued expenses" at September 28, 1997.

     The Company also sponsors benefit plans that provide postretirement health care and life insurance benefits to certain employees who meet the applicable eligibility requirements. The cost of postretirement health care and life insurance benefits is summarized as follows:

                                                               FISCAL YEAR ENDED
                                                   ------------------------------------------
                                                   SEPTEMBER 28,   SEPTEMBER 29,   OCTOBER 1,
                                                       1997            1996           1995
                                                   -------------   -------------   ----------
                                                                 (IN THOUSANDS)
Costs related to services provided by employees
  during the year................................     $  430          $  520         $  476
Interest cost on accumulated benefit
  obligation.....................................      2,370           2,408          2,447
                                                      ------          ------         ------
Total postretirement benefit expense.............     $2,800          $2,928         $2,923
                                                      ======          ======         ======

                       SAVANNAH FOODS & INDUSTRIES, INC.

     The actuarial and recorded liabilities for these postretirement benefits, none of which have been funded, and the pertinent assumptions used to compute this information are as follows:

                                                             SEPTEMBER 28,   SEPTEMBER 29,
                                                                 1997            1996
                                                             -------------   -------------
                                                                    (IN THOUSANDS)
Accumulated postretirement benefit obligation:
  Retirees.................................................    $(23,513)       $(20,594)
  Active participants......................................      (5,961)        (11,865)
                                                               --------        --------
Accumulated benefit obligation.............................     (29,474)        (32,459)
Unrecognized net gain......................................      (5,325)         (1,329)
                                                               --------        --------
Accrued postretirement benefit obligation included in
  "Deferred employee benefits".............................    $(34,799)       $(33,788)
                                                               ========        ========
Actuarial assumptions:
  Discount rate............................................         7.5%            7.5%
  Health care cost trend rate --
     Fiscal 1997 -- 1999...................................         7.5%            7.5%
     Fiscal 2000 -- 2004...................................         6.0%            6.0%
     Thereafter............................................         5.0%            5.0%

     Increasing the health care cost trend rate assumption by one percentage point would have increased the accumulated postretirement benefit obligation as of September 28, 1997 by approximately $1,597,000 and would have increased postretirement benefit expense by approximately $221,000 in fiscal 1997.

NOTE 10 -- STOCK-BASED COMPENSATION:

     The Company has four stock-based compensation plans which are described below.

     On December 16, 1996, the Board of Directors adopted the 1996 Equity Incentive Plan and granted options for employees to purchase 187,558 shares of Common Stock. The options granted vested over a three-year period. Under the terms of the Merger Agreement with Imperial Holly, the 187,558 options became vested, and employees holding these options will, in general, receive cash for the difference between $20.25 and their exercise price of $13.94, and the options and the plan will be canceled. The cost related to this plan was $43,000 in fiscal 1997.

     In fiscal 1996 the Company had entered into an agreement which granted the Company's Chairman of the Board an option to purchase 100,000 shares of Common Stock. This option was surrendered back to the Company in 1997 unexercised and there are no continuing rights under this option.

     To make accounting estimates to calculate the fair value of the above options at the date of grant using the Black-Scholes option pricing model, the Company assumed a dividend yield of 1.0%, expected volatility of 36.5%, a risk free interest rate of 6.2%, and an expected life of 5 years. If compensation costs for options had been recorded based on the fair value of the options at the date of grant, such costs, and reported net income, would have changed by insignificant amounts.

     The Company maintains two share unit plans for the non-employee members of its Board of Directors ("Outside Directors"). One plan relates to the modification of prior deferred compensation agreements and the other relates to annual retainers paid to the Directors after June 30, 1996.

     Effective June 30, 1996, the existing deferred compensation agreements with all active Outside Directors were modified to reduce the guaranteed interest rate to 8%, and then to the prime rate in effect on each January 1. The effect of this modification is estimated to have reduced the present value, as of June 30, 1996,

                       SAVANNAH FOODS & INDUSTRIES, INC.

of the payments which ultimately will be paid to the Outside Directors under the related deferred compensation agreements by $2,600,000. As consideration for the reduction in the interest rate credited on the Outside Directors' deferred compensation, a Supplemental Share Unit Plan was established for these Directors. This plan granted 111,619 share units (a share unit is the equivalent of one share of Company Common Stock) to these Directors at an $11.00 per share unit price. At the $11.00 per share unit price these share units had a value of $1,228,000 compared to the $2,600,000 reduced value of the deferred compensation agreements. The value of each share unit fluctuates based on the highest daily closing price of the Company's Common Stock during the preceding twelve-month period. Dividend equivalents are reinvested in additional share units.

     Under the terms of the Merger Agreement with Imperial Holly Corporation, these share units were valued at $20.25 and the Outside Directors have the option to receive cash upon consummation of the Merger, or to defer the cash value of such share units and to receive interest at the prime rate.

     The Board of Directors adopted a Non-Employee Directors' Compensation Plan as of July 1, 1996. Under this plan, the annual compensation paid to the Directors as a retainer was set at 1,820 share units per year for 5 1/2 years. Each Director vests in 455 share units on the last day of each calendar quarter, as long as the Director remains on the Board of Directors.

     Under this plan, 110,110 share units were granted which covered the 5 1/2 year term of the Plan. In fiscal 1997, 8,645 shares were forfeited. In fiscal 1996 and fiscal 1997, respectively, 5,005 and 19,110 share units vested. Under the terms of the Plan, when Imperial Holly successfully tendered for 50.1% of the outstanding shares of the Company, 69,615 share units, which would have been received through the 5 1/2 year Plan term, became vested. All vested share units were valued at $20.25 and the Outside Directors have the option to receive cash upon consummation of the Merger, or to defer the cash value of such share units and to receive interest at the prime rate.

     The expense related to the two share unit plans for the Outside Directors was $951,000 in fiscal 1997 and $1,633,000 in fiscal 1996.

NOTE 11 -- STOCKHOLDERS' EQUITY AND BENEFIT TRUST:

     The Certificate of Incorporation of the Company, as amended, authorizes a class of preferred stock to consist of up to 1,000,000 shares of $.50 par value stock. The Board of Directors can determine the characteristics of the preferred stock without further stockholder approval.

     During fiscal 1996, the Company established a Benefit Trust (the "Trust") with 2,500,000 shares of treasury stock. The purpose of this Trust was to enhance the Company's financial flexibility to provide funds to satisfy its obligations under various employee benefit plans and agreements. The employee benefits payable from the Trust are primarily included in the $69,058,000 "Deferred employee benefits" liability. Shares held by the Trust are not considered outstanding for earnings per share calculations until they are sold, but are considered outstanding for shareholder voting purposes. The shares are voted based upon the voting results of the shares held in the Company's Employee Stock Ownership Plan.

     To record this transaction, the Company reduced "Treasury stock" by the average cost of these shares to the Company, or $15,426,000, and the fair market value of the stock was recorded as "Stock held by benefit trust" to reflect a note payable to the Company for the market value of the 2,500,000 shares of stock. "Capital in excess of stated value" was increased for the difference of $11,449,000 between the cost of the shares and their fair value. Each quarter, "Stock held by benefit trust" is adjusted to the fair market value of the shares held in the Trust, and an adjustment for the same amount is made to "Capital in excess of stated value". At September 28, 1997, the market value of the stock was $18.75 per share.

                       SAVANNAH FOODS & INDUSTRIES, INC.

     Once the tender offer and Merger with Imperial Holly is completed as discussed in Note 2, the Benefit Trust will have received an estimated $38,415,000 and 921,000 shares of Imperial Holly Corporation common stock. Under the terms of the Trust, as amended, the cash received from the tender offer was used to repay to the Company the note payable due for the shares, plus accrued interest, aggregating $27,621,000. The balance of the cash will be used to purchase common stock of Imperial Holly. This purchased stock, along with the 921,000 shares of Imperial Holly common stock received in the Merger, can only be used to either make, or to reimburse Imperial Holly for, payments due to Savannah Foods employees and retirees for liabilities under deferred compensation plans aggregating $23,661,000 and under supplemental executive retirement plans aggregating $10,598,000 at September 28, 1997.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES:

     The Company has contracted for the purchase of a substantial portion of its future raw sugar requirements. Prices to be paid for raw sugar under these contracts are based in some cases on market prices during the anticipated delivery month. In other cases prices are fixed and, in these instances, the Company generally obtains commitments from its customers to buy the sugar prior to fixing the price, or enters into futures transactions to hedge the commitment.

     The Company is exposed to loss in the event of non-performance by the other party to the interest rate swap agreements discussed in Note 6. However, the Company does not anticipate non-performance by the counter-parties to the transactions.

     As of the end of fiscal 1997, the Company has resolved substantially all of the claims by the United States Customs Service (Customs) in the Company's favor. Customs had alleged that drawback claims prepared by the Company for certain export shipments of sugar during the years 1984 to 1988 were technically and/or substantively deficient and that the Company, therefore, was not entitled to amounts previously received under these drawback claims. The Company disputed Customs' findings and has been vigorously protesting this matter with Customs.

     The Company has employment agreements with certain senior management which contain "change in control" provisions. The Company could be required to pay up to $5,900,000 to these employees as a result of Imperial Holly's purchase of 50.1% of the Company's Common Stock.

                       SAVANNAH FOODS & INDUSTRIES, INC.

NOTE 13 -- QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

     Unaudited quarterly financial information for fiscal 1997 and 1996 is as follows:

                                                   FIRST       SECOND      THIRD       FOURTH
                                                  QUARTER     QUARTER     QUARTER     QUARTER
                                                  --------    --------    --------    --------
                                                  (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)
FISCAL 1997
Net sales.....................................    $303,121    $276,489    $303,546    $308,683
Gross profit..................................      37,652      36,355      40,446      39,884
Other costs...................................          --          --          --     (13,394)
Income from operations........................      16,408      16,354      19,681       5,215
Income before extraordinary item..............       9,148       8,829      11,402       2,702
  Per share...................................         .35         .34         .43         .10
Net income....................................       9,148       8,829      11,026       2,702
  Per share...................................         .35         .34         .42         .10
FISCAL 1996
Net sales.....................................    $304,409    $250,804    $287,462    $303,657
Gross profit..................................      27,937      24,951      31,151      34,075
Impairment loss...............................          --          --          --     (10,280)
Other costs...................................       1,525      (3,800)         --      (1,099)
Income from operations........................       8,550         162      10,906       2,181
Income (loss) before extraordinary item.......       3,543      (2,043)      4,726         717
     Per share................................         .14        (.08)        .18         .03
Net income (loss).............................       3,543      (2,043)      4,028         444
  Per share...................................         .14        (.08)        .15         .02

     "Other costs" included above and in the Consolidated Statements of Operations include the following:

                                                   FIRST       SECOND      THIRD       FOURTH
                                                  QUARTER     QUARTER     QUARTER     QUARTER
                                                  --------    --------    --------    --------
                                                                 (IN THOUSANDS)
FISCAL 1997
Merger related costs:
Termination fee and expenses..................    $     --    $     --    $     --    $ (8,000)
Legal and administrative expenses.............          --          --          --      (3,894)
Cost of workforce reduction...................          --          --          --      (1,500)
                                                  --------    --------    --------    --------
Other costs...................................    $     --    $     --    $     --    $(13,394)
                                                  ========    ========    ========    ========
FISCAL 1996
Net gain (loss) on asset disposals............    $  1,525    $ (3,800)   $     --    $   (376)
Cost of workforce reduction...................          --          --          --        (723)
                                                  --------    --------    --------    --------
Other costs...................................    $  1,525    $ (3,800)   $     --    $ (1,099)
                                                  ========    ========    ========    ========

===============================================================================

     ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                                   By Mail.:
                              THE BANK OF NEW YORK
                         Tender and Exchange Department
                                P. O. Box 11248
                             Church Street Station
                            New York, NY 10286-1248

                     By Overnight Courier or Hand Delivery:
                              THE BANK OF NEW YORK
                         Tender and Exchange Department
                               101 Barclay Street
                            Receive & Deliver Window
                               New York, NY 10286

                           By Facsimile Transmission:
                        (for Eligible Institutions only)
                                 (212) 815-6213
                           Attention:

                             Confirm by Telephone:
                                 (212) 507-9357

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.)

                             ---------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL. OR A SOLICITATION TO BUY, THE NOTES IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

===============================================================================


===============================================================================


                     $250,000,000

                   EXCHANGE OFFER

                  IMPERIAL HOLLY
                   CORPORATION

         9 3/4% SENIOR SUBORDINATED NOTES
                DUE 2007, SERIES A

             ------------------------
                    PROSPECTUS
             ------------------------

                TABLE OF CONTENTS


Prospectus Summary..........................    1
Disclosure Regarding Forward-Looking
  Statements................................   12
Risk Factors................................   12
The Exchange Offer..........................   19
Use of Proceeds.............................   28
Capitalization..............................   28
Pro Forma Financial Statements..............   29
Selected Historical Consolidated Financial
  Information...............................   35
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................   37
Business....................................   43
Board of Directors and Management...........   54
Certain Relationships and Related
  Transactions..............................   58
Ownership of Common Stock...................   59
Description of the Transactions.............   61
Description of Indebtedness.................   61
Description of the Notes....................   64
Plan of Distribution........................  102
Legal Matters...............................  103
Experts.....................................  103
Available Information.......................  103
Incorporation of Certain Documents by
  Reference.................................  104
Index to Financial Statements...............  F-1


                        , 1998

===============================================================================

                                    PART II

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Articles of Incorporation provide that a director will not be liable to the corporation or its stockholders for monetary damages for an act or omission in such director's capacity as director, except in the case of: (i) breach of such director's duty of loyalty to the corporation or its stockholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, (iv) an act or omission for which the liability of a director is expressly provided for by statute or
(v) an act related to an unlawful stock repurchase or payment of a dividend.

     The Company's Bylaws provide that the corporation will indemnify, and advance expenses (including court costs and attorney's fees) to, any officer, director, employee or agent to the fullest extent permitted by applicable law at the time of the adoption of the the Company's Bylaws and such greater extent as applicable law may thereafter permit.

     Under the Texas Business Corporation Act (the "TBCA"), directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the court or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     Under an insurance policy maintained by the Company, the directors and officers of the Company are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, action, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

ITEM 21. EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
      *2(a)              -- Agreement and Plan of Merger, dated September 12, 1997, among Imperial Holly Corporation, IHK Merger Sub
                            Corporation and Savannah Foods & Industries, Inc.
                            (incorporated by reference to Exhibit 2.1 to the
                            Company's Registration Statement on Form S-4
                            (Registration No. 333-40445) (the "Savannah S-4")).
      *3(a)              -- Restated Articles of Incorporation of the Company
                            (incorporated by reference to Exhibit 3(b) to the
                            Company's Registration Statement on Form S-4
                            (Registration No. 33-20959)).
      *3(b)              -- Articles of Amendment to Restated Articles of
                            Incorporation (incorporated by reference to Exhibit 3.1
                            to the Company's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1990 (File No. 1- 10307)).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
      *3(c)              -- By-Laws of the Company (incorporated by reference to
                            Exhibit 3(b) to the Company's Annual Report on Form 10-K
                            for the year ended March 31, 1989 (File No. 0-16674) (the
                            "1989 Form 10-K")).
      +4(a)(1)           -- Amended and Restated Credit Agreement, dated as of
                            December 22, 1997, among Imperial Holly Corporation, as
                            Borrower, the Several Lenders from time to time Parties
                            thereto, Lehman Brothers, Inc., as Arranger, Lehman
                            Brothers Commercial Paper, Inc., as Syndication Agent and
                            Harris Trust and Savings Bank, as Administrative and
                            Collateral Agent.
      +4(a)(2)           -- Amended and Restated Guarantee and Collateral Agreement,
                            dated as of December 22, 1997, made by Imperial Holly
                            Corporation and certain of its Subsidiaries in favor of
                            Harris Trust and Savings Bank, as Collateral Agent.
      +4(b)              -- Indenture dated as of December 22, 1997 between the
                            Company, certain subsidiaries of the Company and The Bank
                            of New York, as Trustee, relating to the Company's 9 3/4%
                            Senior Subordinated Notes due 2007 (including form of
                            9 3/4% Senior Subordinated Note due 2007 and form of
                            Subsidiary Guarantee).
      *4(c)              -- Indenture dated as of October 15, 1992 by and between the
                            Company and Texas Commerce Bank National Association, as
                            Trustee, relating to the Company's 8 3/8% Senior Notes
                            due 1999 (incorporated by reference to Exhibit 4.1 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended September 30, 1992 (File 1-10307)).
      +5(a)              -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
     *10(a)              -- Imperial Holly Corporation Stock Incentive Plan (as
                            amended and restated effective May 1, 1997) (incorporated
                            by reference to Exhibit 10(a) to the Company's Annual
                            Report on Form 10-K for the year ended March 31, 1997
                            (File No. 1-10307) (the "1997 Form 10-K")).
     *10(b)              -- Specimen of the Company's Employment Agreement for
                            certain of its officers (incorporated by reference to
                            Exhibit 10.1 to the Company's Quarterly Report on Form
                            10-Q for the quarter ended September 30, 1990 (File No.
                            1-10307) (the "September 1990 Form 10-Q")).
     *10(b)(2)           -- Specimen of the Company's Amendment to Employment
                            Agreement for certain of its officers (incorporated by
                            reference to Exhibit 10(c)(2) to the 1994 Form 10-K).
     *10(b)(3)           -- Schedule of Employment Agreements (incorporated by
                            reference to Exhibit 10(a) to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended September 30,
                            1994 (File No. 1-10307) (the "September 1994 Form
                            10-Q")).
     *10(c)              -- Specimen of the Company's Severance Pay Agreements for
                            certain of its officers (incorporated by reference to
                            Exhibit 10.2 to the September 1990 Form 10-Q).
     *10(d)(1)           -- Imperial Holly Corporation Salary Continuation Plan (as
                            amended and restated effective August 1, 1994)
                            (incorporated by reference to Exhibit 10(b)(1) to the
                            September 1994 Form 10-Q).
     *10(d)(2)           -- Specimen of the Company's Salary Continuation Agreement
                            (Fully Vested) (incorporated by reference to Exhibit
                            10(b)(2) to the September 1994 Form 10-Q).
     *10(d)(3)           -- Specimen of the Company's Salary Continuation Agreement
                            (Graduated Vesting) (incorporated by reference to Exhibit
                            10(b)(3) to the September 1994 Form 10-Q).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
     *10(d)(4)           -- Schedule of Salary Continuation Agreements (incorporated by reference to Exhibit 10(d)(4) to the Company's Annual
                            Report on Form 10-K for the year ended March 31, 1996
                            (File No. 1-10307) (the "1996 Form 10-K")).
     *10(e)(1)           -- Imperial Holly Corporation Benefit Restoration Plan (as
                            amended and restated effective August 1, 1994)
                            (incorporated by reference to Exhibit 10(c)(1) to the
                            September 1994 Form 10-Q).
     *10(e)(2)           -- Specimen of the Company's Benefit Restoration Agreement
                            (Fully Vested) (incorporated by reference to Exhibit
                            10(c)(2) to the September 1994 Form 10-Q).
     *10(e)(3)           -- Specimen of the Company's Benefit Restoration Agreement
                            (Graduated Vesting) (incorporated by reference to Exhibit
                            10(c)(3) to the September 1994 Form 10-Q).
     *10(e)(4)           -- Schedule of Benefit Restoration Agreements (incorporated by reference to Exhibit 10(e)(4) to the 1996 Form 10-K).
     *10(f)(1)           -- Imperial Holly Corporation Executive Benefits Trust
                            (incorporated by reference to Exhibit 10.5 to the
                            September 1990 Form 10-Q).
     *10(f)(2)           -- First Amendment to the Company's Executive Benefits Trust
                            dated June 4, 1991 (incorporated by reference to Exhibit
                            10(g)(2) to the 1994 Form 10-K).
     *10(g)              -- Imperial Holly Corporation 1989 Nonemployee Director
                            Stock Option Plan (incorporated by reference to Exhibit A
                            to the Company's Proxy Statement dated June 16, 1989 for
                            the 1989 Annual Meeting of Shareholders, File No.
                            0-16674).
     *10(h)              -- Imperial Holly Corporation Retirement Plan For
                            Nonemployee Directors (incorporated by reference to
                            Exhibit 10(j) to the 1994 Form 10-K).
     *10(i)(1)           -- Specimen of the Company's Change of Control Agreement
                            (incorporated by reference to Exhibit 10(d)(1) to the
                            September 1994 Form 10-Q).
     *10(i)(2)           -- Schedule of Change of Control Agreements (incorporated by reference to Exhibit 10(i)(2) to the 1997 Form 10-K).
     *10(j)              -- Independent Consultant Agreement between I. H. Kempner
                            III and the Company (incorporated by reference to Exhibit
                            10(k) to the 1996 Form 10-K).
     *10(k)              -- Specimen of the Company's Restricted Stock Agreement with certain of its officers (incorporated by reference to
                            Exhibit 10(k) to the 1997 Form 10-K).
     *10(l)              -- Schedule of Restricted Stock Agreements (incorporated by reference to Exhibit 10(l) to the 1997 Form 10-K).
     *10(m)              -- Agreement of Limited Partnership of ChartCo Terminal,
                            L.P. (incorporated by reference to Exhibit 10(j) to the
                            1990 Form 10-K).
     *11                 -- Computation of Income Per Common Share (incorporated by reference to Exhibit 11 to the Company's Transition
                            Report on Form 10-K for the six months ended September
                            30, 1997).
     +21                 -- Subsidiaries of the Company.
   +23.1                 -- Consent of Deloitte & Touche LLP, Independent Auditors.
   +23.2                 -- Consent of Arthur Andersen LLP, Independent Public
                            Accountants.
   +23.3                 -- Consent of Price Waterhouse LLP, Independent Accountants.
   +23.4                 -- Consent of Andrews & Kurth L.L.P. (included in opinion
                            filed as Exhibit 5(a)).
     +99(a)              -- Form of Letter of Transmittal.
     +99(b)              -- Form of Notice of Guaranteed Delivery.

---------------

* Indicates exhibit previously filed with the Commission and incorporated by reference.

+ Indicates filed herewith.

FINANCIAL STATEMENT SCHEDULES

     None.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10 (b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sugar
Land, State of Texas on the      day of January, 1998.

                                        IMPERIAL HOLLY CORPORATION
                                        SAVANNAH FOODS & INDUSTRIES, INC.
                                        BIOMASS CORPORATION
                                        DIXIE CRYSTALS BRANDS, INC.
                                        DIXIE CRYSTALS FOODSERVICE, INC.
                                        KING PACKAGING COMPANY, INC.
                                        FOOD CARRIER, INC.
                                        MICHIGAN SUGAR COMPANY
                                        GREAT LAKES SUGAR COMPANY
                                        SAVANNAH FOODS INDUSTRIAL, INC.
                                        PHOENIX PACKAGING CORPORATION
                                        SAVANNAH INVESTMENT COMPANY
                                        SAVANNAH SUGAR REFINING CORPORATION
                                        HOLLY SUGAR CORPORATION
                                        FORT BEND UTILITIES COMPANY
                                        HOLLY NORTHWEST COMPANY

                                        By:
                                        ----------------------------------------
                                                     William F. Schwer
                                                   Senior Vice President

                                        IMPERIAL SWEETENER DISTRIBUTORS, INC.

                                        By:
                                        ----------------------------------------
                                                     William F. Schwer
                                                      Vice President

                                        CROWN EXPRESS, INC.
                                        LIMESTONE PRODUCTS COMPANY, INC.

                                        By:
                                        ----------------------------------------
                                                     William F. Schwer
                                                      Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Kempner, H.P. Mechler, and William F. Schwer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----
             IMPERIAL HOLLY CORPORATION

                                                         President, Chief Executive          January 23, 1998
-----------------------------------------------------      Officer, Chief Financial Officer
                  James C. Kempner                         and Director
                                                           (Principal Executive and
                                                           Financial Officer)

                                                         Vice President -- Accounting        January 23, 1998
-----------------------------------------------------      (Principal Accounting Officer)
                    H.P. Mechler

                                                         Director                            January 23, 1998
-----------------------------------------------------
                 John D. Curtin, Jr.

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   David J. Dilger

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  Edward O. Gaylord

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  Gerald Grinstein

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   Ann O. Hamilton

                                                         Director                            January 23, 1998
-----------------------------------------------------
                 Robert L. Harrison

                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----
                                                         Director                            January 23, 1998
-----------------------------------------------------
               Harris L. Kempner, Jr.

                                                         Director                            January 23, 1998
-----------------------------------------------------
                 I. H. Kempner, III

                                                         Director                            January 23, 1998
-----------------------------------------------------
                     H. E. Lentz

                                                         Director                            January 23, 1998
-----------------------------------------------------
                 Kevin C. O'Sullivan

                                                         Director                            January 23, 1998
-----------------------------------------------------
                    Fayez Sarofim

                                                         Director                            January 23, 1998
-----------------------------------------------------
               William F. Sprague III

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  Daniel K. Thorne

          SAVANNAH FOODS & INDUSTRIES, INC.

                                                         Chairman of the Board, Chief        January 23, 1998
-----------------------------------------------------      Financial Officer and Director
                  James C. Kempner                         (Principal Executive, Financial
                                                           and Accounting Officer)

                                                         Director                            January 23, 1998
-----------------------------------------------------
                 Peter C. Carrothers

                                                         Director                            January 23, 1998
-----------------------------------------------------
                Douglas W. Ehrenkranz

                                                         Director                            January 23, 1998
-----------------------------------------------------
                    Roger W. Hill

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   Karen L. Mercer

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  John A. Richmond

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  William F. Schwer

                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----
                                                         Director                            January 23, 1998
-----------------------------------------------------
               William W. Sprague, III

                 BIOMASS CORPORATION

                                                         Chairman of the Board and           January 23, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                                                         Director                            January 23, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

                                                         Director                            January 23, 1998
-----------------------------------------------------
               William W. Sprague, III

             DIXIE CRYSTALS BRANDS, INC.

                                                         Chairman of the Board and           January 23, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   David H. Roche

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   James M. Kelley

                                                         Director                            January 23, 1998
-----------------------------------------------------
               William W. Sprague, III

                                                         Director                            January 23, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

          DIXIE CRYSTALS FOODSERVICE, INC.

                                                         Chairman of the Board and           January 23, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   David H. Roche

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   James M. Kelley

                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----
                                                         Director                            January 23, 1998
-----------------------------------------------------
               William W. Sprague, III

                                                         Director                            January 23, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

            KING PACKAGING COMPANY, INC.

                                                         Chairman of the Board and           January 23, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   David H. Roche

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   James M. Kelley

                                                         Director                            January 23, 1998
-----------------------------------------------------
               William W. Sprague, III

                                                         Director                            January 23, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

                 FOOD CARRIER, INC.

                                                         Chairman of the Board (Principal    January 23, 1998
-----------------------------------------------------      Executive Officer)
                  James C. Kempner

                                                         Treasurer and Director (Principal   January 23, 1998
-----------------------------------------------------      Financial and Accounting
                    Robert Hickox                          Officer)

                                                         Director                            January 23, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

                                                         Director                            January 23, 1998
-----------------------------------------------------
               Edward H. Millard, Jr.

               MICHIGAN SUGAR COMPANY

                                                         Chairman of the Board (Principal    January 23, 1998
-----------------------------------------------------      Executive Officer)
                  James C. Kempner

                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----
                                                         Treasurer and Director (Principal   January 23, 1998
-----------------------------------------------------      Financial and Accounting
                   David H. Roche                          Officer)

                                                         Director                            January 23, 1998
-----------------------------------------------------
               William W. Sprague, III

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  Gregory H. Smith

                                                         Director                            January 23, 1998
-----------------------------------------------------
                Mark S. Flegenheimer

              GREAT LAKES SUGAR COMPANY

                                                         Chairman of the Board (Principal    January 23, 1998
-----------------------------------------------------      Executive Officer)
                  James C. Kempner

                                                         Treasurer and Director (Principal   January 23, 1998
-----------------------------------------------------      Financial and Accounting
                   David H. Roche                          Officer)

                                                         Director                            January 23, 1998
-----------------------------------------------------
               William W. Sprague, III

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  Gregory H. Smith

                                                         Director                            January 23, 1998
-----------------------------------------------------
                Mark S. Flegenheimer

           SAVANNAH FOODS INDUSTRIAL, INC.

                                                         Chairman of the Board (Principal    January 23, 1998
-----------------------------------------------------      Executive Officer)
                  James C. Kempner

                                                         Treasurer (Principal Financial and  January 23, 1998
-----------------------------------------------------      Accounting Officer)
                   Katrina Wigren

                                                         Director                            January 23, 1998
-----------------------------------------------------
               William W. Sprague, III

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   David H. Roche

                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----
                                                         Director                            January 23, 1998
-----------------------------------------------------
                   James M. Kelley

            PHOENIX PACKAGING CORPORATION

                                                         Chairman of the Board and           January 23, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                                                         Director                            January 23, 1998
-----------------------------------------------------
                   David H. Roche

                                                         Director                            January 23, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  Gregory H. Smith

             SAVANNAH INVESTMENT COMPANY

                                                         Chairman of the Board (Principal    January 23, 1998
-----------------------------------------------------      Executive Officer)
                  James C. Kempner

                                                         Treasurer (Principal Financial and  January 23, 1998
-----------------------------------------------------      Accounting Officer)
                 John P. Garniewski

                                                         Director                            January 23, 1998
-----------------------------------------------------
                    Doug Hutchins

                                                         Director                            January 23, 1998
-----------------------------------------------------
                 Peter C. Fulweiler

                                                         Director                            January 23, 1998
-----------------------------------------------------
                     Carl Boland

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  Gregory H. Smith

                                                         Director                            January 23, 1998
-----------------------------------------------------
                     Arthur Dana

                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----
         SAVANNAH SUGAR REFINING CORPORATION

                                                         Chairman of the Board and           January 23, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                                                         Director                            January 23, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

                                                         Director                            January 23, 1998
-----------------------------------------------------
               William W. Sprague, III

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  Gregory H. Smith

               HOLLY SUGAR CORPORATION

                                                         President, Chief Executive Officer  January 23, 1998
-----------------------------------------------------      and Director (Principal
                    Roger W. Hill                          Executive Officer)

                                                         Treasurer (Principal Financial and  January 23, 1998
-----------------------------------------------------      Accounting Officer)
                   Karen L. Mercer

                                                         Chairman of the Board and Director  January 23, 1998
-----------------------------------------------------
                  James C. Kempner

                                                         Senior Vice President, General      January 23, 1998
-----------------------------------------------------      Counsel, Corporate Secretary and
                  William F. Schwer                        Director

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  John A. Richmond

        IMPERIAL SWEETENER DISTRIBUTION, INC.

                                                         President, Chief Executive Officer  January 23, 1998
-----------------------------------------------------      and Director (Principal
                  James C. Kempner                         Executive Officer)

                                                         Treasurer (Principal Financial and  January 23, 1998
-----------------------------------------------------      Accounting Officer)
                   Karen L. Mercer

                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----
                                                         Director                            January 23, 1998
-----------------------------------------------------
                 Peter C. Carrothers

                                                         Secretary and Director              January 23, 1998
-----------------------------------------------------
                  Roy E. Henderson

             FORT BEND UTILITIES COMPANY

                                                         President, Chief Executive Officer  January 23, 1998
-----------------------------------------------------      and Director (Principal
                  James C. Kempner                         Executive Officer)

                                                         Treasurer (Principal Financial and  January 23, 1998
-----------------------------------------------------      Accounting Officer)
                   Karen L. Mercer

                                                         Secretary and Director              January 23, 1998
-----------------------------------------------------
                  Roy E. Henderson

                                                         Director                            January 23, 1998
-----------------------------------------------------
                 I. H. Kempner, III

             LIMESTONE PRODUCTS COMPANY

                                                         President and Director (Principal   January 23, 1998
-----------------------------------------------------      Executive Officer)
                  William F. Schwer

                                                         Treasurer (Principal Financial and  January 23, 1998
-----------------------------------------------------      Accounting Officer)
                   Karen L. Mercer

                                                         Vice President and Director         January 23, 1998
-----------------------------------------------------
                Robert A. Strickland

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  John A. Richmond

               HOLLY NORTHWEST COMPANY

                                                         President and Director (Principal   January 23, 1998
-----------------------------------------------------      Executive Officer)
                    Roger W. Hill

                                                         Treasurer (Principal Financial and  January 23, 1998
-----------------------------------------------------      Accounting Officer)
                    Alan Lebsock

                                                         Director                            January 23, 1998
-----------------------------------------------------
                  James C. Kempner

                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----
                                                         Director                            January 23, 1998
-----------------------------------------------------
                  William F. Schwer

                 CROWN EXPRESS, INC.

                                                         President and Director (Principal   January 23, 1998
-----------------------------------------------------      Executive Officer)
                  William F. Schwer

                                                         Vice President, Treasurer and       January 23, 1998
-----------------------------------------------------      Director (Principal Financial
                 Peter C. Carrothers                       and Accounting Officer)

                                                         Secretary and Director              January 23, 1998
-----------------------------------------------------
                  Roy E. Henderson

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
     *2(a)               -- Agreement and Plan of Merger, dated September 12, 1997, among Imperial Holly Corporation, IHK Merger Sub
                            Corporation and Savannah Foods & Industries, Inc.
                            (incorporated by reference to Exhibit 2.1 to the
                            Company's Registration Statement on Form S-4
                            (Registration No. 333-40445) (the "Savannah S-4")).
     *3(a)               -- Restated Articles of Incorporation of the Company
                            (incorporated by reference to Exhibit 3(b) to the
                            Company's Registration Statement on Form S-4
                            (Registration No. 33-20959)).
     *3(b)               -- Articles of Amendment to Restated Articles of
                            Incorporation (incorporated by reference to Exhibit 3.1
                            to the Company's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1990 (File No. 1- 10307)).
     *3(c)               -- By-Laws of the Company (incorporated by reference to
                            Exhibit 3(b) to the Company's Annual Report on Form 10-K
                            for the year ended March 31, 1989 (File No. 0-16674) (the
                            "1989 Form 10-K")).
     +4(a)(1)            -- Amended and Restated Credit Agreement, dated as of
                            December 22, 1997, among Imperial Holly Corporation, as
                            Borrower, the Several Lenders from time to time Parties
                            thereto, Lehman Brothers, Inc., as Arranger, Lehman
                            Brothers Commercial Paper, Inc., as Syndication Agent and
                            Harris Trust and Savings Bank, as Administrative and
                            Collateral Agent.
     +4(a)(2)            -- Amended and Restated Guarantee and Collateral Agreement,
                            dated as of December 22, 1997, made by Imperial Holly
                            Corporation and certain of its Subsidiaries in favor of
                            Harris Trust and Savings Bank, as Collateral Agent.
     +4(b)               -- Indenture dated as of December 22, 1997 between the
                            Company, certain subsidiaries of the Company and The Bank
                            of New York, as Trustee, relating to the Company's 9 3/4%
                            Senior Subordinated Notes due 2007 (including form of
                            9 3/4% Senior Subordinated Note due 2007 and form of
                            Subsidiary Guarantee).
     *4(c)               -- Indenture dated as of October 15, 1992 by and between the
                            Company and Texas Commerce Bank National Association, as
                            Trustee, relating to the Company's 8 3/8% Senior Notes
                            due 1999 (incorporated by reference to Exhibit 4.1 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended September 30, 1992 (File 1-10307)).
     +5(a)               -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
    *10(a)               -- Imperial Holly Corporation Stock Incentive Plan (as
                            amended and restated effective May 1, 1997) (incorporated
                            by reference to Exhibit 10(a) to the Company's Annual
                            Report on Form 10-K for the year ended March 31, 1997
                            (File No. 1-10307) (the "1997 Form 10-K")).
    *10(b)               -- Specimen of the Company's Employment Agreement for
                            certain of its officers (incorporated by reference to
                            Exhibit 10.1 to the Company's Quarterly Report on Form
                            10-Q for the quarter ended September 30, 1990 (File No.
                            1-10307) (the "September 1990 Form 10-Q")).
    *10(b)(2)            -- Specimen of the Company's Amendment to Employment
                            Agreement for certain of its officers (incorporated by
                            reference to Exhibit 10(c)(2) to the 1994 Form 10-K).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
    *10(b)(3)            -- Schedule of Employment Agreements (incorporated by
                            reference to Exhibit 10(a) to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended September 30,
                            1994 (File No. 1-10307) (the "September 1994 Form
                            10-Q")).
    *10(c)               -- Specimen of the Company's Severance Pay Agreements for
                            certain of its officers (incorporated by reference to
                            Exhibit 10.2 to the September 1990 Form 10-Q).
    *10(d)(1)            -- Imperial Holly Corporation Salary Continuation Plan (as
                            amended and restated effective August 1, 1994)
                            (incorporated by reference to Exhibit 10(b)(1) to the
                            September 1994 Form 10-Q).
    *10(d)(2)            -- Specimen of the Company's Salary Continuation Agreement
                            (Fully Vested) (incorporated by reference to Exhibit
                            10(b)(2) to the September 1994 Form 10-Q).
    *10(d)(3)            -- Specimen of the Company's Salary Continuation Agreement
                            (Graduated Vesting) (incorporated by reference to Exhibit
                            10(b)(3) to the September 1994 Form 10-Q).
    *10(d)(4)            -- Schedule of Salary Continuation Agreements (incorporated by reference to Exhibit 10(d)(4) to the Company's Annual
                            Report on Form 10-K for the year ended March 31, 1996
                            (File No. 1-10307) (the "1996 Form 10-K")).
    *10(e)(1)            -- Imperial Holly Corporation Benefit Restoration Plan (as
                            amended and restated effective August 1, 1994)
                            (incorporated by reference to Exhibit 10(c)(1) to the
                            September 1994 Form 10-Q).
    *10(e)(2)            -- Specimen of the Company's Benefit Restoration Agreement
                            (Fully Vested) (incorporated by reference to Exhibit
                            10(c)(2) to the September 1994 Form 10-Q).
    *10(e)(3)            -- Specimen of the Company's Benefit Restoration Agreement
                            (Graduated Vesting) (incorporated by reference to Exhibit
                            10(c)(3) to the September 1994 Form 10-Q).
    *10(e)(4)            -- Schedule of Benefit Restoration Agreements (incorporated by reference to Exhibit 10(e)(4) to the 1996 Form 10-K).
    *10(f)(1)            -- Imperial Holly Corporation Executive Benefits Trust
                            (incorporated by reference to Exhibit 10.5 to the
                            September 1990 Form 10-Q).
    *10(f)(2)            -- First Amendment to the Company's Executive Benefits Trust
                            dated June 4, 1991 (incorporated by reference to Exhibit
                            10(g)(2) to the 1994 Form 10-K).
    *10(g)               -- Imperial Holly Corporation 1989 Nonemployee Director
                            Stock Option Plan (incorporated by reference to Exhibit A
                            to the Company's Proxy Statement dated June 16, 1989 for
                            the 1989 Annual Meeting of Shareholders, File No.
                            0-16674).
    *10(h)               -- Imperial Holly Corporation Retirement Plan For
                            Nonemployee Directors (incorporated by reference to
                            Exhibit 10(j) to the 1994 Form 10-K).
    *10(i)(1)            -- Specimen of the Company's Change of Control Agreement
                            (incorporated by reference to Exhibit 10(d)(1) to the
                            September 1994 Form 10-Q).
    *10(i)(2)            -- Schedule of Change of Control Agreements (incorporated by reference to Exhibit 10(i)(2) to the 1997 Form 10-K).
    *10(j)               -- Independent Consultant Agreement between I. H. Kempner
                            III and the Company (incorporated by reference to Exhibit
                            10(k) to the 1996 Form 10-K).
    *10(k)               -- Specimen of the Company's Restricted Stock Agreement with certain of its officers (incorporated by reference to
                            Exhibit 10(k) to the 1997 Form 10-K).

        EXHIBIT
         NUMBER                                                  DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------
   *10(l)                 -- Schedule of Restricted Stock Agreements (incorporated by reference to Exhibit 10(l) to the 1997 Form 10-K).
   *10(m)                 -- Agreement of Limited Partnership of ChartCo Terminal, L.P. (incorporated by reference to Exhibit 10(j) to the 1990 Form 10-K).
   *11                    -- Computation of Income Per Common Share (incorporated by reference to Exhibit 11 to the
                             Company's Transition Report on Form 10-K for the six months ended September 30, 1997).
   +21                    -- Subsidiaries of the Company.
  +23.1                   -- Consent of Deloitte & Touche LLP, Independent Auditors.
  +23.2                   -- Consent of Arthur Andersen LLP, Independent Public Accountants.
  +23.3                   -- Consent of Price Waterhouse LLP, Independent Accountants.
  +23.4                   -- Consent of Andrews & Kurth L.L.P. (included in opinion filed as Exhibit 5(a)).
   +99(a)                 -- Form of Letter of Transmittal.
   +99(b)                 -- Form of Notice of Guaranteed Delivery.

---------------

* Indicates exhibit previously filed with the Commission and incorporated by reference.

+ Indicates filed herewith.